QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on May 6, 2005	CIK: 0001294236 Registration No. 333-116958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11/A
AMENDMENT NO. 5
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wellbrook Properties, Inc.
(Exact name of registrant as specified in governing instruments)

2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040

678.455.1100

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John T. Ottinger, Jr., President and Chief Executive Officer
2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040

678.341.2758

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 David A. Flanigan, Jr.
Michael P. Marshall, Jr.
Miller & Martin PLLC
Suite 800
1170 Peachtree Street, N.E.
Atlanta, Georgia 30309-3576
404.962.6100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following:  ☒

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount being registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	1,850,000	$10.00	$18,500,000	$2,343.95(2)
Common Stock, $.01 par value(1)	150,000	$10.00	$1,500,000	$190.05(2)

(1)
Represents shares issuable pursuant to our Reinvestment Plan.

(2)
This registration fee was paid in connection with the initial filing of this registration statement on June 29, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WELLBROOK PROPERTIES, INC.

Cross-reference Sheet Showing Location in Prospectus of:

PART I—INFORMATION REQUIRED IN PROSPECTUS

	Form S-11 Item Number and Caption	Caption in Prospectus	Page in Prospectus
1.	Forepart of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page of Prospectus	N/A
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page of Prospectus	N/A
3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors	1, 11
4.	Determination of Offering Price	The Offering—Determination of Offering Price	111
5.	Dilution	Not applicable	N/A
6.	Selling Security Holders	Not applicable	N/A
7.	Plan of Distribution	The Offering—Plan of Distribution	106
8.	Use of Proceeds	Estimated Use of Proceeds	26
9.	Selected Financial Data	Not applicable	N/A
10.	Management's Discussion and Analysis of Financial Condition and Results of Operations	Plan of Operations	59
11.	General Information as to Registrant	Business—General	36
12.	Policy with Respect to Certain Activities	Investment Objectives and Policies	56
13.	Investment Policies of Registrant	Investment Objectives and Policies	56
14.	Description of Real Estate	Business—Description of Properties; Description of Property Leases	47, 49
15.	Operating Data	Not applicable	N/A
16.	Tax Treatment of Registrant and Its Security Holders	REIT Taxation	88
17.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	Prospectus Cover; Future Resale of Common Stock—Limits on Resale of Common Stock as "Restricted" Shares"	87
18.	Description of Registrant's Securities	Summary of the Articles of Incorporation and Bylaws—Description of Capital Stock	80
19.	Legal Proceedings	Business—Legal Proceedings	56
20.	Security Ownership of Certain Beneficial Owners and Management	Principal Shareholders	79
21.	Directors and Executive Officers	Management—Directors and Executive Officers	65
22.	Executive Compensation	Management—Compensation of Directors and Executive Officers	67
23.	Certain Relationships and Related Transactions	Conflicts of Interest	28
24.	Selection, Management and Custody of Registrant's Investments	The Advisor and the Advisory Agreement	67
25.	Policies with Respect to Certain Transactions	Conflicts of Interest—Certain Conflict Resolution Procedures	30
26.	Limitations of Liability	Summary of the Articles of Incorporation and Bylaws—Limitation of Liability of Directors and Officers; Indemnification of Directors and Officers	85
27.	Financial Statements and Information	Independent Auditor's Report	F-1
28.	Interest of Named Experts and Counsel	Not applicable	N/A
29.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Summary of the Articles of Incorporation and Bylaws—Limitation of Liability of Directors and Officers; Indemnification of Directors and Officers	85

SUBJECT TO COMPLETION, DATED MAY 6, 2005

The information in this Prospectus is not complete and may be changed. We may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these shares, and is not soliciting offers to buy them, in any state where the offer or sale is not permitted.

Wellbrook Properties, Inc.
Common Stock
Minimum 250,000 Shares, Maximum 2,000,000 Shares

$10.00 per share

        Wellbrook Properties, Inc. is a recently organized Georgia corporation. We intend to acquire congregate or independent living facilities, assisted living facilities and life care communities. We may also make mortgage loans and construction loans to facility operators, although we expect our loan portfolio to comprise less than 20% of our total investments. We intend to qualify as a real estate investment trust, or REIT, under the federal tax laws. Because we have not identified any specific properties to purchase, we are a blind pool REIT and not a specified asset REIT.

        This offering is being conducted on a best efforts basis by us and selected brokers who will sell shares as our agents. Of the total number of shares that have been registered, we are offering 1,850,000 shares to investors who meet our suitability requirements and 150,000 shares through our dividend reinvestment plan. We and the brokers must sell a minimum of 250,000 shares. Until the minimum of 250,000 shares has been purchased, all payments for shares will be deposited into an escrow account at American Pacific Bank. If the minimum is not purchased by                        , 2005, all payments deposited into the escrow account will be promptly refunded in full with interest and without any deduction for expenses.

        Other than shares that are offered through our dividend reinvestment plan, this offering will end when all of the shares have been purchased or earlier, if we decide to close the offering, but no later than two years from the date of this prospectus. In general, the minimum amount that may be purchased in this offering is 250 shares.

        An investment in our shares involves significant risks. See "Risk Factors" beginning on page 11 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•
You will be restricted from transferring your shares if the result would terminate our status as a REIT. Furthermore, no public market exists for our shares. Therefore, even if you are permitted to transfer your shares, you may have to sell them at a substantial discount.

•
We will rely on Cornerstone Capital Advisors, our advisor, to select our investments. The Advisor is recently formed, is controlled by some members of our management, and does not have any experience as an advisor to a public REIT.

•
The Advisor and its affiliates will face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and similar programs sponsored by the Advisor. The Advisory Agreement, which requires us to pay substantial fees to the Advisor, was not negotiated at arms' length.

•
We have no operating history and currently own no properties. We have not identified any properties to acquire with the proceeds of this offering.

•
The maximum amount of this offering and the fact that we have no other committed financing sources may prevent us from investing in a diversified portfolio of properties, causing the value of your investment to vary more widely.

•
We have not qualified as a REIT and cannot be assured we will qualify. If we fail to qualify as a REIT, we could be subject to taxation at regular corporate rates.

•
Our investment policies and strategies may be changed by the board of directors without shareholder approval.
	Per share	Minimum Offering	Maximum Offering
Public offering price	$10.00	$2,500,000	$20,000,000	(1)
Broker-dealer commissions	$0.70	$175,000	$1,400,000	(2)
Proceeds to Wellbrook Properties, Inc.	$9.30	$2,325,000	$18,600,000

(1)
This includes $1,500,000 to be raised through the issuance of shares in our Reinvestment Plan.

(2)
The shares of common stock are being offered by us directly, as well as by registered securities broker-dealers. The commissions listed in the table assume that the broker-dealers will sell all of the offered shares. We will likely issue most of the shares under the Reinvestment Plan directly, and some of the other shares, without using broker-dealers.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 6, 2005

Suitability Standards

        The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. We have established suitability standards which require investors to have either:

  •
  a net worth (throughout this section, "net worth" excludes home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000; or

  •
  a net worth of at least $150,000.

Our suitability standards also require that potential investors:

  •
  can reasonably benefit from an investment in our shares, based on their overall investment objectives and portfolio structure;

  •
  are able to bear the economic risk of the investment based on their overall financial situation; and

  •
  have an apparent understanding of:

  •
  the fundamental risks of the investment;

  •
  the risk that they may lose the entire investment;

  •
  the restrictions on transferability of the shares;

  •
  the background and qualifications of the Advisor; and

  •
  the tax consequences of the investment.

        Arizona, Arkansas, Missouri, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania and Tennessee have established suitability standards different from ours, and shares will be sold only to investors in those states who meet these special suitability standards:

Arizona, Arkansas, New Jersey, North Carolina and Tennessee	The investor has either (i) a net worth of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth of at least $225,000.
Missouri, Ohio, Oklahoma and Pennsylvania	The investor (i) meets our standards and (ii) has a net worth of at least ten times the investor's investment in our shares.

        These suitability standards must be met by the investor who purchases the shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor who directly or indirectly supplies the investment funds to purchase the shares must meet the suitability standards.

        A minimum investment of 250 shares ($2,500) is required. IRAs, Keogh Plans, and pension plans must make a minimum investment of at least 100 shares ($1,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one (1) share.

        Investors should read carefully the requirements in connection with resales of shares as set forth in the articles of incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws—Restrictions on Ownership and Transfer of Stock."

        In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws, and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "The Offering—ERISA Considerations." In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "REIT Taxation—Taxation of Shareholders."

TABLE OF CONTENTS

Prospectus Summary	1
Wellbrook Properties, Inc.	1
Our Business	1
Risk Factors	1
Our REIT Status	3
Our Management	3
Our Advisor	4
Conflicts of Interest	5
Our Investment Objectives	5
Management Compensation	6
The Offering	9
Stock Redemption Program	10
Risk Factors	11
Risks related to this offering:	11
Risks related to our business:	13
Risks related to conflicts of interest:	15
Risks related to our properties:	17
Risks related to our financing:	22
Risks related to our corporate structure:	23
Risks related to our income taxes:	25
Forward-looking Statements	26
Suitability Standards and How to Subscribe	27
Suitability Standards	27
How to Subscribe	27
Estimated Use of Proceeds	27
Conflicts of Interest	29
Prior and Future Programs	29
Competition to Acquire Properties and Invest in Mortgage Loans	30
Sales of Properties	30
Fiduciary Duties Owed by John T. Ottinger, Jr. to the Advisor and its Affiliates	30
Competition for Management Time	30
Compensation of the Advisor	31
Legal Representation	31
Certain Conflict Resolution Procedures	31
Summary of Reinvestment Plan	32
General	32
Investment of Distributions	34
Participants' Accounts and Allocation of Shares	34
Reports to Participants	34
Election to Participate or Terminate Participation	35
Federal Income Tax Considerations	35
Amendments and Termination	35
Stock Redemption Program	36
Business	37
General	37
Industry Performance	38
Investment of Offering Proceeds	42
Site Selection and Acquisition of Properties	44
Standards for Investment in Individual Properties	48

i

Description of Properties	48
Description of Property Leases	50
Mortgage Loans and Other Loans	54
Borrowing	55
Sale of Properties and Mortgage Loans	56
Competition	57
Regulation of Mortgage Loans	57
Legal Proceedings	57
Investment Objectives and Policies	58
General	58
Certain Investment Limitations	59
Plan of Operations	61
General	61
Liquidity and Capital Resources	62
Results of Operations	63
Inflation	63
Critical Accounting Policies	63
Distributions	65
Management	65
General	65
Authority and Fiduciary Responsibility of the Board of Directors	65
Independent Directors	66
Directors and Executive Officers	67
Committees of the Board of Directors	69
Compensation of Directors and Executive Officers	69
The Advisor and the Advisory Agreement	69
The Advisor	69
The Advisor's Prior Performance	70
The Advisory Agreement	72
Certain Relationships and Related Transactions	80
Principal Shareholders	81
Dividend Policy and Distributions	81
Summary of the Articles of Incorporation and Bylaws	82
General	82
Description of Capital Stock	82
Termination of REIT Status and Liquidation and Dissolution	84
Restrictions on Ownership and Transfer of Stock	84
Board of Directors	85
Shareholder Meetings and Voting	86
Limitation of Liability of Directors and Officers	87
Indemnification of Directors and Officers	87
Inspection of Books and Records	88
Amendments to the Bylaws	89
Transfer Agent	89
Future Resale of Common Stock	89
Order-matching Service for Shares	89
Limits on Resale of Common Stock as "Restricted" Shares	89
Options, Warrants or Equity Compensation Plans	90
REIT Taxation	90
General	91
Requirements for Qualification as a REIT	93

ii

Ownership Tests	93
Income Tests	94
Asset Tests	95
Annual Distribution Requirements	96
Failure to Qualify	98
Termination of our REIT Status	98
Qualified REIT Subsidiaries	98
Taxable REIT Subsidiaries	98
Taxation of Shareholders	99
State and Local Taxes	104
Backup Withholding Tax and Information Reporting Requirements	104
Characterization of Property Leases	105
Reports To Shareholders	106
The Offering	108
General	108
Plan of Distribution	108
Subscription Procedures	109
Escrow Arrangements	110
Termination	111
ERISA Considerations	111
Determination of Offering Price	113
Supplemental Sales Material	113
Legal Opinions	113
Experts	113
Additional Information	113
Index to Financial Statements and Prior Performance Tables	F-1

iii

Prospectus Summary

        This summary highlights selected information from this prospectus. While this summary describes what we believe are the most material terms and features of the offering, this prospectus contains a more detailed description of the information relating to the offering. To understand the offering fully, you should read this entire prospectus carefully.

Wellbrook Properties, Inc.

        Wellbrook Properties, Inc. is a Georgia corporation that intends to qualify and operate for federal income tax purposes as a real estate investment trust, or a REIT. Our address is 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040, and our telephone number is (678) 455-1100.

Our Business

        We intend to acquire properties located primarily across the Southeastern United States that we will lease to tenants on a long-term, "triple-net" basis. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may include congregate or independent living facilities, assisted living facilities and life care communities. We will generally invest directly in such properties. However, to the extent permitted for a REIT, we may also invest indirectly through the acquisition of interests in entities which own such properties or interests therein. If we invest indirectly through other entities, we intend to limit our investment so that we will own no more than 20% of the entity. We would not control these entities or the properties owned by these entities. We expect our acquisitions of interests in other entities to comprise no more than a small portion of our investment portfolio. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing and construction loans to operators. However, we expect our loan portfolio to comprise less than 20% of our total investments. You should read the section of this prospectus under the caption "Business" for a description of the types of properties that may be selected by our Advisor, Cornerstone Capital Advisors Inc., the property selection and acquisition processes and the nature of the mortgage loans.

        We will borrow money to acquire properties and make loans, and intend to encumber properties and pledge other assets as collateral in connection with the borrowing. Currently, however, we do not have any committed sources of debt financing.

Risk Factors

        An investment in our common stock is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 9. You should read and understand all of the risk factors before making your decision to invest.

  •
  We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering. As a result, you will not have the opportunity to evaluate any of the properties that will be in our portfolio.

  •
  The offering price was arbitrarily determined and was not based on a valuation of the company.

  •
  You have limited information upon which to evaluate our ability to execute our business plan.

  •
  We rely on the Advisor, which, subject to approval by our board of directors, has responsibility for our management and our investments. The Advisor is recently formed, is controlled by some members of our management, and does not have any experience as an advisor to a public REIT.

  •
  The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to us. Their officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. The Advisory Agreement, which requires us to pay substantial fees to the Advisor, was not negotiated at arm's-length.

  •
  Our operating performance could suffer as a result of activities by the Advisor or its affiliates that are unrelated to us.

  •
  Our board of directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute shareholders' equity interests, the ability to issue senior securities, the ability to change the compensation of the Advisor and to employ and compensate affiliates, and the ability to change our investment policies and strategies. The board of directors can take such actions solely on its own authority and without shareholder approval.

  •
  We may make investments that will not appreciate in value over time, such as building-only properties, with the land owned by a third party, and mortgage loans.

  •
  If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that a public market will develop.

  •
  Fees that we pay, including fees to the Advisor, will reduce cash available for property and loan investments.

  •
  We may not be able to acquire as many properties or make as many mortgage loans as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives. Even if we are able to raise the maximum amount of this offering, we will still be limited in our ability to diversify our assets.

  •
  In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

  •
  The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We cannot predict the amount of revenues we will receive from tenants and borrowers.

  •
  Although our board of directors currently expects to limit aggregate borrowings to an amount equal to not more than 125% of our net assets, we may, without the approval of a majority of the Independent Directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to shareholders in order to maintain our status as a REIT. Currently, however, we have no committed sources of financing. Should we incur debt in the future, we cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

  •
  In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

  •
  If our tenants or borrowers default, we will have less income with which to make distributions to our shareholders.

  •
  Because our properties may be of limited use to other tenants, our ability to pay dividends would be reduced if we have to take over a property and find a new tenant or sell it at a loss.

  •
  Properties we acquire for development or renovation will be subject to the developer's performance.

  •
  In general, if a quorum exists, action on a matter (other than the election of directors) by the shareholders is approved and will bind all of the shareholders if the votes cast favoring the action exceed the votes cast against the action. A majority of the shareholders present at a meeting at which a quorum is present may bind all of the shareholders as to the election of directors.

  •
  Because our management will own a limited number of our shares, they will not have as strong of an economic incentive to avoid losses as do management teams who make significant equity investments in their companies.

  •
  Shareholders will be restricted from transferring their shares if the result would terminate our status as a REIT. Restrictions on transfers of our common stock will reduce the liquidity of your investment and may have the effect of inhibiting a change in control, even if such a change is in the interest of a majority of the shareholders.

  •
  We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a shareholder.

  •
  We estimate that up to 7% of the proceeds from the sale of the shares will be paid in fees and expenses to broker-dealers for offering-related services in connection with this offering. The amount of proceeds that will be available to purchase properties and to make mortgage loans will be decreased as a result of such payments.

Our REIT Status

        We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2005. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four (4) taxable years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

Our Management

        We have a five-member board of directors, three of whom are independent of us (other than their service as a director) and the Advisor. John T. Ottinger, Jr., who serves as a director and as our president and chief executive officer, is affiliated with the Advisor. Our bylaws require that a majority of our directors be independent of us (other than their service as a director) and the Advisor. The independent directors are responsible for reviewing the performance of the Advisor and must approve other matters set forth in our bylaws. See "Conflicts of Interest—Certain Conflict Resolution Procedures." Our directors are elected annually by our shareholders.

Our Advisor

        We have retained Cornerstone Capital Advisors Inc. as our advisor (the "Advisor") to provide us with management, acquisition, advisory and administrative services. The members of our board of directors oversee our management. The majority of our directors are Independent Directors and have responsibility for reviewing the Advisor's performance. The directors are elected annually to the board of directors by the shareholders.

        The Advisor was incorporated in December 2002 to provide management, advisory and administrative services to Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company. The Advisor's directors and executive officers are as follows:

Cecil A. Brooks	director, chief executive officer, president
John T. Ottinger, Jr.	director, secretary, treasurer
Frank S. Vann	director, coordinator of operations

        Prior to December 2002 the Advisor's directors and executive officers served in similar capacities for Cornerstone Ministries Investments, which finances the acquisition and development of facilities for churches and other nonprofit faith-based schools, senior housing, affordable housing and day care facilities. Cornerstone Ministries Investments was incorporated as a nonprofit corporation in 1985, and merged into a for profit corporation in 2000. Either directly or indirectly, the Advisor's management team has devoted substantially all of their business time and efforts over the last 10 years toward the management of Cornerstone Ministries Investments and its predecessors.

        John T. Ottinger, Jr., who serves as a director and our chief executive officer, also serves as a director and the secretary/treasurer of the Advisor.

        Among other things, the Advisor has responsibility for:

  •
  selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the properties;

  •
  identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; and

  •
  negotiating the terms of any borrowings that we make, including lines of credit and any long-term, permanent financing.

        All of the Advisor's actions relating to us are subject to approval by the board of directors. The Advisor also has the authority, subject to approval by a majority of the board of directors, including a majority of the Independent Directors, to select assets for sale by us in keeping with our investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

        You should read the sections of this prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for our management and the Advisor, as well as for a description of the services the Advisor will provide.

Conflicts of Interest

        Any of our officers and directors who are also officers or directors of the Advisor may experience conflicts of interest in their management of us. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

  •
  allocation of new investments and management time and services between us, Cornerstone Ministries Investments, Inc. and various other entities that may contract with the Advisor for management services in the future;

  •
  the timing and terms of the investment in or sale of an asset, since any such transaction may result in the immediate realization of income by the Advisor;

  •
  investments with affiliates of the Advisor, although none are currently contemplated; and

  •
  the fact that our legal counsel also serves as counsel for some of our affiliates, and that neither we nor the shareholders will have separate counsel.

The "Conflicts of Interest" section of this prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Our Investment Objectives

        Our primary investment objectives are to preserve, protect and enhance our assets, while:

  •
  making distributions to our shareholders;

  •
  obtaining fixed income through the receipt of minimum annual rent and payments on mortgage loans, and increasing our income (and distributions to our shareholders) and providing protection against inflation through automatic increases in minimum annual rent or increases in the minimum annual rent based on increases in consumer price indices over the terms of the leases; and

  •
  remaining qualified as a REIT for federal income tax purposes.

        In making investments in properties, the Advisor will consider a number of factors including the condition, use and location of the property, its income-producing capacity, and its prospects for long-term appreciation. In general, we will not acquire a property if we determine that the acquisition would adversely affect us in terms of geographic, property type or diversification. As for our lending activities, we will not invest in or make loans secured by a property unless an appraisal is obtained from an independent expert. In general, we will not make or invest in loans secured by any single property if the aggregate amount of all loans outstanding on the property, including our loans, would exceed 85% of the appraised value of the property. In no event will indebtedness on any single property exceed such property's appraised value.

        We intend to borrow money to acquire properties and make loans. Our board of directors currently expects to limit aggregate borrowings to an amount equal to not more than 125% of our net assets. However, such borrowings may be increased at the discretion of the board of directors without shareholder approval. The maximum amount of our borrowings may not exceed 300% of our net assets without a satisfactory showing that such excess is appropriate. Any excess borrowings must be approved by a majority of our Independent Directors and disclosed to our shareholders in our next quarterly report along with a justification for such excess.

        You should read the sections of this prospectus under the captions "Business—General," "Business—Investment of Offering Proceeds," "Business—Site Selection and Acquisition of Properties," "Business—Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

Management Compensation

        We will pay our Advisor and other entities compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following table summarizes the more significant items of compensation and reimbursement. See "The Advisor and the Advisory Agreement" and "The Offering" for a complete description.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering(1)		Estimated Amount for Maximum Offering(1)
Offering Stage
Selling Commissions	We will pay the securities broker-dealers participating in this offering selling commissions of 7% of the gross proceeds from their sale of shares in this offering.	$175,000	(2)	$1,295,000	(2)
Reimbursement of Expenses	We will reimburse the Advisor for all out-of-pocket expenses paid or incurred by the Advisor on our behalf in connection with this offering.	$200,000		$200,000
Acquisition Stage
Acquisition Fees	We will pay the Advisor an acquisition fee equal to 3% of the "contract price" of any real property acquired by us, for identifying the properties and structuring the terms of the acquisition and leases of the properties. In addition, we will pay the Advisor a fee equal to 3% of the amount of funds advanced by us to any borrower from loans that we make. The "contract price" is the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of the acquisition fees and acquisition expenses described in this table.	$63,750	(3)	$510,150	(3)

Acquisition Expenses
	In addition to the acquisition fees, we will pay directly or reimburse the Advisor for all expenses it pays or incurs on our behalf in connection with the selection and acquisition of any properties or making of any loan investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on real property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. We have estimated these expenses to be 1% of the costs of investments we make.	$21,250	(3)	$170,050	(3)
Operational Stage
Management Fee
	We will pay the Advisor a monthly management fee equal to 10% of our gross real estate income as of the end of the preceding month for managing our properties and loans. The management fee will not exceed fees which are competitive for similar services in the same geographic area, and will be subject to the limit on Total Operating Expenses described in "The Advisory Agreement—Compensation" below.	N/A		N/A
Subordinated Share of Net Sales Proceeds
	Until our shares have been listed on a national securities exchange or quoted in an over-the-counter market, we will pay the Advisor a subordinated share of net sales proceeds from the sales of our real properties in an amount equal to 10% of such net sales proceeds, but only after the shareholders have received distributions equal to the sum of (i) the shareholders' 8% cumulative, noncompounded, annual return on their invested capital from inception through the applicable date, and (ii) all of their invested capital. We are not obligated to ever list our shares.	N/A		N/A

Director Compensation
Directors Fees and Expenses	Each Independent Director is entitled to receive $6,000 annually for serving on the board of directors. The directors will not receive additional fees for attending meetings, but will be reimbursed for all reasonable travel expenses related to such attendance.	$18,000	(4)	$18,000	(4)

Notes to this table:

1.
These figures do not include the 150,000 shares of common stock that may be sold pursuant to the Reinvestment Plan.

2.
The shares of common stock are being offered by us directly, as well as by registered securities broker-dealers. The selling commissions listed in the table assume that the broker-dealers will sell all of the offered shares.

3.
These figures are based on the dollar amount of net proceeds raised in this offering and exclude the impact of debt financing.

4.
These figures exclude reimbursements for all reasonable travel expenses related to our directors' attendance at meetings.

        Our obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. We may reimburse the Advisor and its affiliates for out-of-pocket expenses that they incur on our behalf, subject to certain expense limitations. For example, expenses that we pay in connection with our organization and this offering must be reasonable and must in no event exceed an amount equal to 15% of the proceeds raised in this offering, even if such expenses are reimbursements for any actual expenses incurred.

The Offering

Offering Size	Minimum—$2,500,000 (250,000 shares) Maximum—$20,000,000 (2,000,000 shares) $18,500,000 of common stock (1,850,000 shares) to be offered to investors meeting certain suitability standards, and up to $1,500,000 of common stock (150,000 shares) will be available to investors who purchased their shares in this offering and who choose to participate in our Reinvestment Plan.
Minimum Investments	Individuals—$2,500—Additional shares may be purchased in $10 increments.
IRA, Keogh and other qualified plans—$1,000—Additional shares may be purchased in $10 increments.
Suitability Standards	Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or

Net worth (not including home, furnishings and personal automobiles) of at least $150,000. (Note: Suitability standards may vary from state to state. Please see the "Suitability Standards" section, which begins on the inside cover page).
Plan of Distribution
You may purchase shares directly from us or through registered broker-dealers who will sell shares on a best-efforts basis. We will pay the broker-dealers selling commissions of 7% of the gross proceeds from their sale of shares in this offering.
Escrow
Prior to a subscriber's admission as a shareholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with American Pacific Bank until a minimum of 250,000 shares have been purchased. If the minimum is not purchased by , 2005, all payments deposited in the escrow account will be promptly refunded in full with interest and without any deduction for expenses. Neither the Advisor nor any of its affiliates will purchase shares in order to meet the minimum sales condition.
Termination
We plan to terminate this offering two (2) years from the date of this prospectus, unless all of the shares offered are previously sold or we decide to terminate this offering earlier, in our discretion. If any portion of the 150,000 shares being offered pursuant to our Reinvestment Plan remain unsold after this offering has terminated, shares will be available for issuance under the Reinvestment Plan from any additional shares that we from time to time elect to register with the Securities and Exchange Commission for the Reinvestment Plan. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement.

Distribution Policy
Consistent with our objective of qualifying as a REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income to our shareholders. We expect to begin making distributions after the first quarter during which we earn income, which should be the first quarter during which an acquisition is made. Thereafter, we expect to make distributions on a quarterly basis. Offering proceeds or indebtedness will not be used to make distributions unless such action is necessary to continue to qualify as a REIT.
Our Advisor	Cornerstone Capital Advisors Inc. will administer our day-to-day operations and select our real estate investments and mortgage loans, subject to the approval of our directors.
Estimated Use of Proceeds	85%-91.92%—To acquire properties and make mortgage loans and other investments
8.08%-15%—To pay fees and expenses to broker-dealers for their services and as reimbursement of offering expenses
Our Reinvestment Plan
We have adopted a Reinvestment Plan that will allow some shareholders to have up to the full amount of their distributions reinvested in additional shares that may be available. We have registered 150,000 shares of our common stock for this purpose. See the "Summary of Reinvestment Plan" and the "REIT Taxation—Taxation of Shareholders" sections for more specific information about the Reinvestment Plan.

Stock Redemption Program

        Shareholders who purchase common stock in this offering and hold their shares for at least one (1) year may seek the redemption of their shares under some circumstances (the one-year holding period may be waived following the death of a shareholder). Eligible shareholders who desire to have their shares redeemed must notify us within thirty (30) days after we have made a quarterly distribution. If we decide to redeem some or all of such shares we will notify the shareholder within thirty (30) days after our receipt of the shareholder's notification to us. Shares will be redeemed for $10.00 per share except that shares owned by a deceased shareholder may be redeemed at an amount equal to the lesser of (1) $10.00 per share or (2) the purchase price paid for the shares.

        We are not obligated to redeem any shares under our stock redemption program. Furthermore, even if we do elect to redeem shares, we will not redeem more than the lesser of (i) three percent (3%) of the weighted average number of outstanding shares during the prior year or (ii) the number of shares that can be purchased using the aggregate proceeds we receive from the sale of shares in our Reinvestment Plan. Our board of directors may amend or terminate the redemption program at any time in its sole discretion and intends to terminate the program if an active secondary market develops for our shares.

        You should read the sections of this prospectus under the caption "Stock Redemption Program" for a more complete description of our redemption program.

Risk Factors

        An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their entire investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks related to this offering:

        This is a "best efforts" offering, which means that we might raise much less than the maximum $20 million of new capital and consequently our ability to diversify our assets, which will be limited even if the maximum offering is sold, could be severely restricted.

        We are selling shares directly and through broker-dealers as agents. Because the offering is being made on a "best efforts" basis, brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the maximum amount that is being offered. Even if we are able to raise the maximum amount of this offering, we will be limited in our ability to diversify our assets. To the extent that we are unable to raise the maximum, our ability to diversify will be further limited. Because the minimum size of the offering (i.e., $2,500,000) is low given the average cost of our investments (i.e. $1,500,000 to $5,000,000, which should require an equity investment of between $525,000 to $1,750,000), we will be severely restricted in our ability to diversify unless we sell substantially more shares than the minimum that is being offered. Specifically, if we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In that case, the likelihood that any single property's or loan's performance would adversely affect our profitability will increase. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions to our shareholders could be adversely affected.

        Because the primary broker-dealer that will participate in this offering has limited experience selling new securities issues, we may experience difficulty raising the maximum amount of capital that we seek, which would limit our already restricted ability to diversify.

        We expect the primary broker-dealer sales in this offering to be made by Wellstone Securities LLC, which has limited experience selling new securities issues. This limited experience may limit the amount of common stock that we are able to sell. As noted above, we will be limited in our ability to diversify our assets even if we are able to raise the maximum amount of this offering. If Wellstone Securities LLC's limited experience in selling new securities issues causes us to raise less than the maximum offering, our ability to diversify will be further restricted.

        There will be no public trading market for the shares, so you could find it difficult to resell your shares.

        The shares will not be traded on any securities exchange or in the over-the-counter market. Because we will have no obligation to list or to liquidate our shares, your shares could be subject to minimal liquidity for an indefinite period. Among other things, a market maker will have to submit an application on our behalf to make a market in our common stock before the shares may be listed or quoted on a national securities system. After completion of this offering, one or more of the securities broker-dealers participating in this offering may provide an order-matching service for persons wishing to sell or buy shares. Information will be available about any offers to buy or sell shares and about any recent transactions in the shares. Wellstone Securities LLC has represented to us that it intends to provide an order-matching service in which it will confirm accepted offers and handle the transfer of payment and stock certificates. It would charge fees for each such transaction, payable out of the purchase funds. It is possible that no order-matching service may be available. In that case, anyone wishing to sell shares would have to find a buyer and make arrangements for the price, payment and transfer of the shares.

        This is a "blind pool" or an unspecified property offering, so you cannot evaluate properties that we have not yet acquired or identified for acquisition.

        Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds, after payment of fees and expenses, in the acquisition of commercial properties. We will also seek to invest certain offering proceeds in the making of mortgage loans. However, you will be unable to evaluate the economic merit of real estate projects or loans before we invest in them and will be entirely relying on the ability of the Advisor to select well-performing investment properties.

        We may delay investing the proceeds from this offering, and therefore delay the receipt of any investment returns.

        The Advisor may be unable to find suitable properties for investment and/or to negotiate suitable mortgage loans. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. Any delay in locating suitable investments could adversely affect our ability to make distributions to you and the value of your investment.

        If we are able to raise close to the maximum amount of this offering we may experience a delay in investing the proceeds, which in turn would delay the receipt of any investment returns.

        The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. Any delay in locating suitable investments could aversely affect our ability to make distributions to you and the value of your investment.

        The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

        The selling price of the shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the range of offering prices of comparable unlisted REITs in determining the offering price. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

        Payment of fees to the Advisor will reduce cash available for investment and distribution.

        The Advisor will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay the Advisor substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. As a result of these substantial fees, we expect that for each share sold in this offering, only between $8.16 and $8.84 will be available for the purchase of real estate, depending primarily upon the number of shares we sell. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or on the Nasdaq National or SmallCap Market.

Risks related to our business:

        We only recently began business, so our future is especially difficult to predict.

        We have no operating history. There is no record of past operations to help you predict our future results. We were incorporated on April 30, 2004, and as of the date of this prospectus we have not made any investments in real estate or otherwise. This lack of operating history significantly increases the risk and uncertainty you face in making an investment in our shares. We may not be able to generate sufficient earnings to pay any dividends or to pay dividends at a rate equal to what you could earn on other investments.

        We are dependent on the Advisor, who may not achieve our objectives.

        The Advisor, Cornerstone Capital Advisors Inc., is responsible for our daily management, including all acquisitions, dispositions and financings. It is recently formed and controlled by some members of our management. If you purchase shares, you will be relying entirely on the management ability of the Advisor and on the oversight of our board of directors. You will have no right or power to take part in our management, except through the exercise of your voting rights. We cannot be sure that the Advisor will achieve our objectives. Although a majority of the Independent Directors (see "Management—Independent Directors" for a definition of "Independent Directors") on our board may fire the Advisor without cause or penalty on 60 days written notice, we cannot be sure that the board of directors will act quickly to remove the Advisor if it decides removal is necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

        If we lose the services of John T. Ottinger, Jr., our business may suffer.

        John T. Ottinger, Jr. serves as one of our directors, and as our chairman of the board of directors, president and chief executive officer. He is also a director and the secretary and treasurer of the Advisor. Mr. Ottinger has over 17 years experience managing faith-based, nonprofit property financing. Our business is specialized and it is difficult to find, train and keep qualified people. Neither we nor the Advisor have employment agreements or any key person life insurance. Therefore, if we or the Advisor lose Mr. Ottinger's services for any reason, our financial condition will likely suffer significantly.

        If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

        Our ability to achieve our investment objectives and to pay dividends depends upon the performance of the Advisor in the acquisition of our investments and the determination of any financing arrangements and upon the performance of our property managers in the selection of lessees and negotiation of leasing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management abilities of the Advisor, the property managers the Advisor selects and the oversight of our board of directors. We cannot be sure that the Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if the Advisor makes investments on our behalf, our objectives will be achieved. If we, through the Advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. In such an event, our ability to pay dividends to our stockholders would be adversely affected.

        We have no established financing sources, which could hinder implementation of our investment strategies and thereby adversely affect our ability to make distributions and the value of your investment.

        We intend to borrow money to increase the number of properties that we can buy. Currently, however, we have no established sources of debt financing. If we are unable to secure debt financing on attractive terms we will not be able to implement our investment strategy. Any such failure will adversely affect our ability to make distributions and the value of your investment.

        Our operating performance could suffer if the Advisor incurs significant losses, including those losses that may result from being the general partner of other entities.

        We are dependent on the Advisor to select investments and conduct our operations; thus, adverse changes in the Advisor's financial health or our relationship with the Advisor could adversely affect us. If it becomes a general partner to other programs, the Advisor may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against the Advisor could result in a substantial reduction of its net worth. If such liabilities affected the level of services that the Advisor could provide, our operations and financial performance could suffer as well, which would adversely affect your ability to receive distributions and the value of your investment.

        Neither our management nor the Advisor has any experience operating a public REIT.

        Although our management and the Advisor have experience operating a public company, they have no experience operating a public REIT. There are a number of requirements that are specific to public REITs. For example, public REITs must satisfy disclosure requirements relating to real estate operations. Also, REITs must satisfy complicated tests in the tax code relating to REIT qualification and maintaining REIT status, including tests concerning ownership, assets, income, and annual distributions. Because our management and the Advisor are new to these requirements, they may spend more time learning them and complying with them than other management teams of comparable REITs. To the extent that they spend additional time satisfying the requirements of a public REIT, they will have less time to focus on the implementation of our investment strategy.

        The outcome of existing and potential administrative proceedings with various state securities regulators who allege that we violated securities laws may have a material and adverse effect on our ability to raise capital in this offering and on our operations, as well as the operations of the Advisor.

        We have become subject to administrative proceedings with two state securities regulators that stem from statements made by Cornerstone Ministries Investments, Inc. in its filings with the Securities and Exchange Commission. These proceedings relate to allegedly false statements made by Cornerstone in prospectuses and Exchange Act reports that its securities were approved for listing on the Chicago Stock Exchange. On December 3, 2004, Cornerstone received a letter from the Chicago Stock Exchange acknowledging that Cornerstone had a pending application with the exchange but stating that Cornerstone's securities were never approved for listing. After its receipt of the December 3 letter, Cornerstone discussed the situation with the Chicago Stock Exchange to resolve what Cornerstone believes was a misunderstanding. After a further review of the facts, the Chicago Stock Exchange sent Cornerstone a follow-up letter acknowledging its belief that the status of Cornerstone's securities with the exchange was not inconsistent with their being "approved for listing upon notice of issuance". Cornerstone now believes that its securities will not be listed on the Chicago Stock Exchange.

        Noting that an earlier version of this prospectus referred to a Form 10-KSB filed by Cornerstone with the statements in question, securities regulators in the State of Michigan issued an order denying registration of our common stock. Based on the same set of circumstances, we signed an agreed cease and desist with the Texas State Securities Board that alleged that we made false and misleading statements in an earlier version of this prospectus because we stated in the prospectus that we were not aware of any major adverse business developments encountered by Cornerstone. We have also received a letter from the Ohio Department of Commerce's Division of Securities indicating that it could not declare our registration statement effective in that state. Like the Michigan regulators, their reason was based on allegations that we made false and misleading statements in an earlier version of this prospectus because we referred to a Form 10-KSB filed by Cornerstone that contained statements that Cornerstone's securities were approved for listing by the Chicago Stock Exchange. As of the date of this prospectus, we are not aware of any other state that has instituted or is contemplating any formal proceeding against us relating to this matter. However, it is possible that other state securities regulators or the SEC could institute additional proceedings against us.

        We intend to fully cooperate with these state securities regulators, as well as any other regulators who bring either informal or formal proceedings against us in the future, to resolve these matters in the most efficient and economical manner possible. However, we cannot give any assurance that we will be able to resolve these matters on terms that are acceptable to us. If one or more states refuse to declare our registration statement effective, we will not be able to sell our common stock in these states unless we can find an exemption from registration, which would limit our ability to sell shares. In such event, the amount of proceeds we raise in this offering may be substantially less than the maximum amount that is being offered, which would restrict our already limited ability to diversify our investments. We may also be subject to civil penalties, including fines, which could have an additional material and adverse effect on our results of operations. Even if we are successful in resolving these matters, the process will likely consume much time and attention of the Advisor. Because the Advisor also provides management, advisory and administrative services to Cornerstone, which is the primary target of these administrative proceedings, it has devoted and will likely continue to devote much time and effort toward resolving these matters on Cornerstone's behalf. To the extent that the Advisor is devoting time toward these matters this will detract from its ability to manage our business. Although we cannot accurately predict or quantify the indirect costs that may be associated with the Advisor's time expended to handle these proceedings, it is possible that they will be significant. This could materially and adversely affect our ability to achieve our objectives.

Risks related to conflicts of interest:

        The Advisor may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and hence our ability to pay dividends.

        We rely on the Advisor to identify suitable investment opportunities. Cornerstone Ministries Investments, Inc. also relies on the Advisor for investment opportunities. In addition, the Advisor expects to form, offer interests in, and manage other real estate programs in addition to ours, and to make additional real estate investments. Although Cornerstone Ministries Investments, Inc. does not currently own, operate, lease or manage properties that would be suitable for us, future real estate programs may involve affiliates of the Advisor in the ownership, financing, operation, leasing and management of properties that may be suitable for us. The Advisor could direct attractive investment opportunities to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of dividends we may be able to pay you.

        The Advisor, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

        We rely on the Advisor and its affiliates for the day-to-day operation of our business. The Advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments may suffer.

        Our officers and some of our directors face conflicts of interest related to the positions they hold with the Advisor and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

        Our executive officers and some of our directors are also officers and directors of the Advisor and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

        The Advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other programs sponsored by the Advisor, which could result in actions that are not in the long-term best interests of our stockholders.

        The Advisor will receive substantial fees from us. These fees could influence the Advisor's advice to us, as well as the judgment of the affiliates of the Advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

  •
  the continuation, renewal or enforcement of our agreements with the Advisor, including the Advisory Agreement;

  •
  public offerings of equity by us, which would entitle the Advisor to increased acquisition and asset management fees;

  •
  property sales, which entitle the Advisor to real estate commissions and possible success-based sale fees;

  •
  property acquisitions from other programs sponsored by the Advisor, which might entitle the Advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

  •
  property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for the Advisor;

  •
  whether and when we seek to list our common stock on a national securities exchange or the Nasdaq market, which listing could entitle the Advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

  •
  whether and when we seek to sell the company or its assets, which sale could entitle the Advisor to a success-based fee but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders' capital.

        The acquisition fees paid to the Advisor will be paid irrespective of the quality of its acquisition or property-management services during the term of the Advisory Agreement. Moreover, the Advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to the Advisor's compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you dividends or result in a decline in the value of your investment.

        There is no separate counsel for our affiliates and us, which could result in conflicts of interest and our pursuit of actions not in our stockholders' best interests.

        Miller & Martin PLLC is counsel both to us and to the Advisor and some of its affiliates. As discussed above, there is a possibility that the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of the Advisor and its affiliates, our counsel's loyalties to the Advisor and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue, which could result in our pursuing courses of action that are not in our stockholders' best interests.

Risks related to our properties:

        Because our income is largely dependent on lease payments from our tenants and mortgage payments on loans we make, any inability on the part of our tenants or mortgagees to operate the properties successfully could have a material adverse effect on our results.

        Our cash and income for dividends will come from rents on our properties, from the sale or refinancing of our properties and from interest and principal payments on any mortgage loans we make. Our tenants or borrowers are required to show us how their proposed operations will pay their rent or principal and interest on their loans. However, we will not control the management of our tenants' or borrowers' operations. Instead, they will be responsible for maintenance and other day-to-day management of the properties, either directly or by entering into operating agreements with others. Therefore, our financial condition will be dependent on the ability of third-party tenants, borrowers or operators that we do not control to operate the properties successfully. Their ability to satisfy the lease or mortgage obligations depends primarily on the property's operating results. We may enter into leasing agreements with or make mortgage loans to newly-formed entities that have limited experience but whose principals and officers have substantial experience in operating the type of property being used. If our tenants, borrowers or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent or loan payments, which could adversely affect our financial condition.

        Any general decline in commercial lease rates or in interest rates may reduce the level at which we can pay dividends.

        Our revenues will largely be derived from lease payments on the properties that we own and interest payments on loans that we make. Therefore, to the extent that commercial lease rates or interest rates experience a general decline, our results of operations could be negatively impacted, which in turn would reduce the level of dividends that we could pay.

        Any economic difficulties concentrated in the Southeastern region of the United States could have a detrimental effect on our results of operation.

        We expect most of our investments to be in the Southeastern region of the United States. Therefore, our financial performance could be negatively impacted if this geographic area experiences economic difficulties.

        Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

        We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

        Our mortgage loan portfolio will be subject to interest rate fluctuations.

        If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. This will cause the value of our mortgage loan portfolio to decline. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

        We may make construction or renovation loans, which would be subject to risks that are unique to the building industry.

        A small portion of our loan portfolio may consist of construction or renovation loans to operators of the types of facilities that we would invest in. These loans would be secured by the property that is under development. Therefore, they would be subject to additional risks such as the risk that the developer would be unable to control construction costs or timing or to build in conformity with plans and specifications. A builder's performance may also be affected or delayed by conditions beyond the builder's control. These and other factors can have a materially adverse affect on the lender's ability to repay the loan and on the value of the underlying collateral, which could negatively affect our performance.

        Because our properties may be of limited use to other tenants, our ability to pay dividends would be reduced if we have to take over a property and find a new tenant or resell it at a loss.

        We will have the right to remove a tenant for failure to meet the lease terms. If we must take over the property, however, we may find it difficult to find another qualified tenant, or a buyer for the property, on terms that will not result in our losing money. Many of the properties will be designed specifically to meet certain needs and would be of limited use to other tenants or buyers. We will rely upon professional appraisers for their evaluation of the amount at which we could lease or sell the property. However, a foreclosure sale could result in a much lower price, because of the property's condition, general market conditions or factors beyond our control.

        An uninsured loss or a loss that exceeds the insurance policy limits on our properties could subject us to lost capital or revenue on those properties.

        Insurance is often not available for certain types of losses, such as riots, acts of war, floods or earthquakes. Additionally, to the extent that policies are available, they may involve substantial deductibles and exclusions. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for our insurance policies, or in the event of a loss that is subject to a substantial deductible, we could lose all or part of our capital invested in, and anticipated revenue from, one or more of the properties, which could harm our results of operation and financial condition, as well as our ability to pay dividends to shareholders at historical levels or at all.

        Our properties may be subject to environmental liabilities that could have a materially adverse affect on our financial condition and ability to pay dividends.

        Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site. We cannot be sure that all environmental liabilities will be identified in our due diligence or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

        We could lose income because health care regulators ordered a tenant to close its operations.

        Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain payments or fee-splitting arrangements between health care providers to induce or encourage the referral of patients. They also require compliance with safety, health, staffing and other standards relating to the design and conditions of the licensed facility and quality of care provided. Sanctions for violation include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and exclusion from the Medicare and Medicaid programs. A tenant's or operator's loss of license or Medicare/Medicaid certification could result in our having to obtain another tenant or operator for the affected property. Because this area of the law currently is subject to intense scrutiny, there will probably be additional laws and regulations that could cause us to lose income.

        There may be unexpected regulatory compliance costs that would lower our cash flow and thus our ability to pay dividends.

        Our properties will be subject to various regulations from federal, state and local authorities. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. For example, a tenant or operator may be required to make significant modifications to the property and may not have the financial ability to do so. Examples of other regulatory changes that could cause unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules. If we or our tenants fail to comply with these regulations, it could result in a fine and the award of damages to private plaintiffs. If it took a significant amount of money to bring a property into compliance, the tenant could be unable to make its lease payments or we could be unable to recover our costs. The regulatory agency can also place liens on the property.

        Changes in government reimbursement programs could negatively affect our tenants' ability to pay rent.

        Some of our tenants may derive a significant portion of their revenues from governmentally funded programs such as Medicaid and Medicare. Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. Although we do not anticipate that our lease payments will be linked to the level of government reimbursement received by the operators, changes in government funding programs could affect them or the revenues they receive. That could lower their ability to make payments to us, or the amount of the payments, if they are based on gross revenues. We cannot predict whether government reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operation.

        Certificate of Need laws may limit our ability to invest in retirement facilities.

        Some states regulate the supply of some types of retirement facilities through Certificate of Need laws. A Certificate of Need typically is a written statement by a state regulatory agency evidencing a community's need for a new or modified retirement facility. These regulations may limit the availability of properties for our acquisition or development. In addition, we may invest in properties that cannot be replaced if they become obsolete because of a Certificate of Need law.

        If operators of our properties are unable to adapt to trends in the health care and seniors' housing industry, our income and funds available for distribution could be reduced.

        The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business—Industry Performance" section beginning on page 32 includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. The inability of our properties' operators to adapt to these trends could have a material adverse effect on our results.

        If residents of retirement facilities are unable to pay fees, the tenants may be adversely affected, which could have a material adverse impact on the amount of lease payments we receive.

        Some of the properties that we intend to own depend on senior citizens with the ability to pay for the services they receive. Many of the properties may be substantially dependent on the ability of the residents and their families to pay directly. In addition, some payers, such as Medicare, limit the number of days for which payment will be made in some settings, and all payers limit the types of services for which payment will be made and the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that lease payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents.

        There could be a greater risk of loss because we have no limit on the amount of properties of a particular type, or in a particular region, which we may acquire.

        We could concentrate properties within just one or two of the types described in this prospectus, so that adverse events for those types of properties and their tenants could hurt our performance more than if we had greater diversification. The board of directors, including a majority of the Independent Directors, will review our properties and potential investments in terms of geographic, facility type or tenant and operator diversification. If we are unable to achieve proper diversification, however, there is a risk that any adverse developments affecting the concentrated sector could materially adversely affect our revenues and therefore our ability to make distributions to our shareholders. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

        We may rely on third-party credit enhancements, which may terminate or reach their limits.

        Our leases may have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. They may also have limits on their overall amount. After a credit enhancement terminates, a maximum is reached or a provider of a credit enhancement is unable to meet its obligations, we may only look to the tenant to make lease payments. In such event, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments.

        Property we acquire for development or renovation will be subject to the developer's performance.

        We intend to acquire sites on which a property that we will own will be built, as well as sites with existing properties, including properties which require renovation. This will subject us to risks in the developer's ability to control construction costs and timing and build in conformity with plans and specifications. We will also be subject to uncertainties associated with re-zoning for development and environmental concerns of governmental entitles and/or community groups. A builder's performance may also be affected or delayed by conditions beyond the builder's control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer.

        Our types of properties are particularly subject to imbalances of supply and demand, which could result in volatile valuations.

        Both the retirement home and health care industries are changing rapidly as a result of demographics, consumer preferences and government programs. Our properties and their tenants will be in a highly competitive environment. The markets in which we acquire properties will be subject to over-building, which could leave us without tenants or with lower rents than we planned.

        We may have multiple leases with individual tenants, increasing our risk of reduced income.

        Tenants may lease more than one property, so that a default by, or the financial failure of, a tenant could cause more than one property to become vacant. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the properties.

        Inflation could be higher than the rental increases in our leases, which could reduce the value of our investments.

        Inflation could drive up rental rates on comparable properties to levels higher than we would be receiving under our leases, which would decrease the real return on our investments. Since properties are valued largely upon their anticipated future income, rapid inflation could cause our properties to be valued below others.

        Our tenants' rights to purchase the properties reduces our ability to control the timing and price of any sale.

        We expect to give some tenants the right, but not the obligation, to purchase their properties from us, beginning a specified number of years after the date of the lease. The leases will also generally provide the tenant with a right of first refusal on any proposed sale. These policies may lessen our ability to freely control the sale of the property or discourage third parties from making competitive bids on our properties.

        Our properties may not be readily adaptable to other uses and therefore may be difficult to sell at a profit.

        We anticipate that many of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its tenant or operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Furthermore, the receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

        We will not control entities in which we acquire an interest.

        Although we generally intend to purchase properties directly, we may also invest indirectly through the acquisition of interests in entities which own properties that we seek. If we invest indirectly through other entities, we intend to limit our investment so that we will own no more than 20% of the entity. Therefore, we will not control these entities or the properties controlled by these entities. The value of any investments that we make in entities we do not control will be affected to some extent by a third party who may have different goals and capabilities than ours. As a result, these investments may adversely affect our returns and, therefore, cash available for distributions to our shareholders may be reduced.

Risks related to our financing:

        If we do not obtain long-term financing, we may not be able to acquire as many properties as we anticipate, thereby limiting our diversification and ability to achieve our objectives.

        The purpose of our borrowing will be to increase the amount of properties we can buy, so that we can generate income and cash flow in excess of the payments of interest and principal on the debt. In furtherance of this objective, we plan to finance most of the purchase price and development costs of properties with loans secured by the properties and their leases. Any inability to obtain long-term financing on satisfactory terms could limit the further diversification of our investments and our ability to achieve our investment objectives.

        If we cannot make our loan payments, the lender could take the assets we pledged.

        We are not limited on the amount of assets we may use as security for the repayment of debt. If the cash flow from our investments and sale of shares is insufficient to meet our debt obligations, we could lose the properties we mortgaged and the income we were deriving from them. Our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. In addition, our default under any one of our mortgage debt obligations may increase the risk of our default on our other indebtedness. If this occurs, our financial condition, cash flow and ability to satisfy our other debt obligations or ability to pay dividends may be harmed.

        We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

        We intend to borrow money to acquire properties and make loans. Our board of directors currently expects to limit aggregate borrowings to an amount equal to not more than 125% of our net assets. However, our policies do not limit us from incurring additional debt until debt would exceed 300% of our net assets. Furthermore, we may increase debt above this threshold if such excess is approved by a majority of the Independent Directors and disclosed to our shareholders in our next quarterly report. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

        To the extent we borrow money at floating interest rates, our profitability may be adversely affected by any increase in such rates.

        We intend to borrow money to acquire properties, make mortgage loans and pay related fees. Although we will generally borrow funds at fixed interest rates, we may use floating rate debt from time to time. Our profitability will be adversely affected if market interest rates change so that the interest we pay on floating rate debt increases faster than the rent we receive on properties financed with such debt or the interest rate we receive on mortgage loans financed with such debt. Interest rates are highly sensitive to many factors, including governmental and monetary policies and domestic and international economic and political conditions. Conditions such as inflation, recession, unemployment, money supply and other factors beyond our control may also affect interest rates. Fluctuations in market interest rates are neither predictable nor controllable and may have a material and negative affect on our business financial condition and results of operations.

  Our borrowings could affect the tax status of distributions on your shares.

        We may borrow money to maintain our qualification as a REIT for federal income tax purposes. If we do, it is possible that we could make distributions in excess of our earnings and profits, which could then be treated as a return of capital for federal income tax purposes, although they would not reduce your invested capital.

Risks related to our corporate structure:

        Ownership limits and other shareholder provisions make any takeover premium on your shares unlikely.

        Our articles of incorporation include restrictions on your ability to transfer our common stock. Specifically, a proposed share transfer or change in our corporate structure would be void if it would jeopardize our REIT status. For example, we could lose our REIT status if we had fewer than 100 different shareholders, or if 5 or fewer shareholders, applying the broad ownership attribution rules of the Internal Revenue Code of 1986, as amended (the "Code"), owned more than 50% of the value of our common stock. The articles of incorporation also allow us to issue preferential preferred stock. These provisions may discourage someone from paying a premium for shares to acquire control of us or to effect a change in our operations.

  Shares we may issue in the future would dilute your percentage ownership.

        Investors in this offering have no preemptive rights in any future offerings. If we commence a subsequent public offering of shares or securities convertible into shares, or if we otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in us. Although our board of directors has not yet determined whether we will have any future offerings or other share issuances, it may do so if the board decides it would be in our best interests.

        Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

        Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

        Our board of directors has significant flexibility to conduct our business without any shareholder vote.

        Among other things, our board of directors can take any of the following actions without obtaining shareholder approval:

  •
  list our stock on a national securities exchange or in the over-the-counter market or cause our stock to be quoted in a quotation service such as the NASD over-the-counter bulletin board;

  •
  prevent the ownership or transfer of shares in order to protect our status as a REIT;

  •
  issue additional shares;

  •
  change the Advisor's compensation, and employ and compensate persons affiliated with us or with any of our officers or directors;

  •
  direct our investments toward ones that will not appreciate over time, such as building on land owned by someone else or investing in mortgage loans;

  •
  establish and change minimum creditworthiness standards for tenants; and

  •
  change our investment policies and strategies.

        Any of these actions could reduce the value of our assets without giving you the right to vote.

        You may be more likely to sustain a loss on your investment because our management does not have as strong of an economic incentive to avoid losses as do management teams who have made significant equity investments in their companies.

        We do not expect our directors or executive officers to purchase a significant number of shares in this offering. Therefore, our management team has little exposure to losses in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our management team does not have as much to lose from a decrease in the value of our shares as do other management teams who make more significant equity investments in their companies.

  Our officers and directors have limited liability to us and our shareholders.

        Our articles of incorporation and bylaws provide that an officer's or director's liability for monetary damages to us, our shareholders or third parties may be limited. Generally, we are obligated under the articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. These indemnification agreements could limit our ability and the ability of our shareholders to effectively take action against our directors and officers arising from their services to us.

Risks related to our income taxes:

        We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes.

        Our management intends to cause us to operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. Under current law, a REIT generally is not taxed at the federal corporate level on income it distributes to its shareholders, as long as it distributes annually at least 90% of its taxable income (subject to certain adjustments) to its shareholders. If we fail to qualify as a REIT, including as a result of changes in the law, we would be subject to federal income tax at regular corporate rates and could be subject to the federal alternative minimum tax. This would substantially reduce the funds available for distribution to our shareholders. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four (4) taxable years following the year during which we were disqualified.

        We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT.

        We have not requested or received an opinion from the Internal Revenue Service (the "IRS") regarding our status as a REIT. We have received an opinion from our counsel, Miller & Martin PLLC, that we are organized in conformity with the REIT tax requirements under the Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for the tax year ending December 31, 2005. The opinion, however, is made only as of the date of this prospectus and assumes that future actions that will be needed for us to secure and maintain our status as a REIT are taken. For example, in order to qualify as a REIT, we will have to make an election to be taxed as a REIT on our 2005 federal income tax return, which will be filed in 2006. Also, we must satisfy rules relating to the requisite number of shareholders, which will begin to apply in our second taxable year as a REIT. Miller & Martin PLLC's opinion is also based solely on our representations with respect to factual matters concerning our business operations and our properties. Miller & Martin PLLC has not independently verified these facts. Opinions of counsel are not binding on the IRS or on any court.

        Our leases may be treated as financings, which would eliminate depreciation tax deductions.

        If the lease of a property is not considered a true lease for federal income tax purposes, it will be treated as a conditional sale or financing arrangement. In such case, we could not take depreciation deductions on the property. That would increase our taxable income, and the corresponding obligation to distribute 90% of our taxable income. Any increase in our distribution requirements would reduce the amount we could invest in additional properties.

        We could lose our REIT tax status if we do not follow rules about our investments.

        In order to maintain qualification as a REIT, at least 75% of the value of our assets must be investments in real estate (including interests in mortgages on real estate), investments in other REITs, cash and cash items (such as receivables) and government securities. We may not own securities in any one company, other than a REIT or certain REIT subsidiaries, which constitute more than 10% of its voting securities, or 10% of the value of all its securities (other than certain types of securities and obligations) or which have, in the aggregate, a value in excess of 5% of our total assets. We may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. If we fail to meet any of these tests at the end of any calendar quarter, and if we are not entitled to relief under specific statutory provisions, we could cease to qualify as a REIT, which would subject us to increased tax liability.

        We could lose our REIT tax status if we do not follow rules about our sources of income.

        In order to maintain qualification as a REIT, we must meet two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived from "rents from real property", interest on obligations secured by mortgages on real property or on certain other interests in real property, gains from the sale or other disposition of real property and certain other sources, including certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the items of income which qualify under the 75% test, dividends, interest and gain from the sale or disposition of certain stock or securities, or from any combination of these sources of income. If we fail to meet either of these tests, and if we are not entitled to relief under specific statutory provisions, we could cease to qualify as a REIT, which would subject us to increased tax liability.

        We may have to borrow funds or sell assets to meet our distribution requirements.

        Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. We intend to make timely distributions to our shareholders sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets from operations to meet the distribution requirements or to distribute such greater amounts as may be necessary to avoid income and excise taxation. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Also, our insufficient cash or liquid assets issue might be due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. If we ultimately are unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, we would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to shareholders.

Forward-looking Statements

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those unknown to us. Our actual results could vary materially from those expressed in our forward-looking statements.

        When we use the words "expect", "anticipate", "estimate", "may", "will", "should", "intend", "plan" or similar expressions, we intend to identify forward-looking statements. Forward-looking statements also include their underlying assumptions. We are not obligated to update any of our forward-looking statements.

        You should not place undue reliance on these forward-looking statements, because they depend on assumptions, data or methodology that may be incorrect or imprecise and we may not be able to realize them. You should carefully consider the risks described in "Risk Factors" and elsewhere in this prospectus, which could cause our actual results to differ materially from those contemplated in our forward-looking statements.

Suitability Standards and How to Subscribe

Suitability Standards

        In order to ensure adherence to the suitability standards that are described immediately following the cover page of this prospectus, requisite suitability standards must be met, as set forth in the Subscription Agreement, a copy of which is attached as Exhibit A to this prospectus. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc., or other entities exempt from broker-dealer registration, who are engaged by us to sell shares, have the responsibility to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, these broker-dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering—Subscription Procedures." Executed Subscription Agreements will be maintained in our records for six (6) years.

How to Subscribe

        An investor who meets the suitability standards described above may subscribe for shares by completing and executing a Subscription Agreement (using the form of Subscription Agreement attached as Exhibit A to this prospectus), and delivering it either to us directly (if the investor is purchasing shares directly from us), or to the applicable securities broker-dealer participating in this offering, in either case together with a check for the full purchase price of the shares subscribed for. Until a minimum of 250,000 shares of common stock is sold, the check should be made payable to "American Pacific Bank, f/b/o Wellbrook Properties, Inc. escrow"; thereafter, the check should be made payable to "Wellbrook Properties, Inc." See "The Offering—Subscription Procedures." Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees, may be required to obtain additional documents from the securities broker-dealers participating in this offering. We may reject any subscriptions in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Estimated Use of Proceeds

        The table set forth below summarizes certain information relating to our anticipated use of offering proceeds, assuming, alternatively, that the minimum number of shares of our common stock offered (250,000 shares) is sold, that the median number of shares of our common stock offered (925,000 shares) is sold, and that the maximum number of shares of our common stock offered (1,850,000 shares) is sold. We expect to use the net proceeds, during the 12 months after the sales begin, for the purposes outlined below.

        If the minimum number of shares is sold, we estimate that 85% of the gross offering proceeds (computed at $10.00 per share) will be used to purchase real properties, make mortgage loans and invest in other permitted investments; and that a maximum of 15% of the gross offering proceeds will be used to pay fees and expenses to broker-dealers for their services and as reimbursement for offering expenses incurred on our behalf. If the median number of shares is sold, we estimate that 90.84% of the gross offering proceeds (computed at $10.00 per share) will be used to purchase real properties, make mortgage loans and invest in other permitted investments; and that 9.16% of the gross offering proceeds will be used to pay fees and expenses to broker-dealers for their services and as reimbursement for offering expenses incurred on our behalf. If the maximum number of shares is sold, we estimate that 91.92% of the gross offering proceeds (computed at $10.00 per share) will be used to purchase real properties, make mortgage loans and invest in other permitted investments; and that

8.08% of the gross offering proceeds will be used to pay fees and expenses to broker-dealers for their services and as reimbursement for offering expenses incurred on our behalf.

        While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Minimum Dollar Amount(1)	Percentage	Median Dollar Amount(1)	Percentage	Maximum Dollar Amount(1)	Percentage
Gross Offering Proceeds	$2,500,000	100.00%	$9,250,000	100.00%	$18,500,000	100%
Less:
Selling commissions to broker- dealers(2)	175,000	7.00%	647,500	7.00%	1,295,000	7.00%
Offering expenses(3)	200,000	8.00%	200,000	2.16%	200,000	1.08%
Net Proceeds to us	$2,125,000	85.00%	$8,402,500	90.84%	$17,005,000	91.92%
Less:
Acquisition Fees to The Advisor(4)	63,750	2.55%	252,075	2.73%	510,150	2.76%
Acquisition Expenses(5)	21,250	0.85%	84,025	0.91%	170,050	0.92%
Cash Available to Us for Purchase of Real Properties and the Making of Mortgage Loans(6)	$2,040,000	81.6%	$8,066,400	87.20%	$16,324,800	88.24%

Notes to this table:

1.
The table does not include the 150,000 shares of common stock that may be sold pursuant to the Reinvestment Plan and is based on the dollar amounts of net proceeds raised in the offering excluding the impact of debt financing.

2.
The shares of common stock are being offered by us directly, as well as by registered securities broker-dealers. The selling commissions listed in the table assume that the broker-dealers will sell all of the offered shares.

3.
Offering expenses include legal, accounting, printing, escrow, filing, registration, qualification and other expenses of our organization and the offering, but do not include selling commissions. By regulation, these expenses must be reasonable and must in no event exceed an amount equal to 15% of the proceeds raised in this offering, even if such expenses are reimbursements for any actual expenses incurred.

4.
Acquisition fees include all fees and commissions paid by us to any person or entity in connection with making or investing in mortgage loans or other permitted investments, or the purchase, development or construction of real property. In general, we will pay the Advisor an acquisition fee equal to 3% of the "contract price" of any real property acquired by us, and 3% of the amount of funds advanced by us to borrowers in loan transactions. The "contract price" is the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of the acquisition fees and acquisition expenses described in this table.

5.
Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on real property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of real properties, whether or not acquired. The acquisition expenses included in the table are those that are neither reimbursed to us nor included in the purchase price of the real properties, and on which rent is not received. We have estimated these expenses to be 1% of the cost of investments we make.

6.
Offering proceeds designated for investment in real properties, the making of mortgage loans and other permitted investments may also be used for the repayment of any borrowings used in connection with our investments. Offering proceeds designated for investment in real properties or the making of mortgage loans may temporarily be invested in United States government securities, short-term certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments. The types of properties which we intend to acquire or lend upon are described in this prospectus, under "Business—Investment of Offering Proceeds".

        We do not anticipate changes in the proposed allocation of the net proceeds of this offering. Any decisions on changes to the allocation of the net proceeds, as well as all decisions about investments in specific loans, will be made by a majority vote of the board of directors, which must include a majority of the Independent Directors.

        Investments in real properties or mortgage loans will only be made after we have sold the minimum amount of this offering and the escrow has been released. After that, investments will be made as proceeds are received in this offering. We believe that the only material effect of raising less than the maximum amount in this offering would be to limit the rate at which we might invest in more real properties or mortgage loans.

Conflicts of Interest

        We will be subject to various conflicts of interest arising out of our relationship to the Advisor and its affiliates, as described below. The Advisor, Cornerstone Capital Advisors Inc., was formed in December 2002 to serve as the management entity for Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company that finances land and buildings for churches and other nonprofit faith-based schools, senior housing, affordable housing and daycare facilities. The purpose of forming the Advisor was to allow its management group to contract for their services with multiple businesses (including ours) and to allocate its overhead costs among them. John T. Ottinger, Jr., our chairman of the board of directors, president and chief executive officer, serves as a director and an officer of the Advisor and of Cornerstone Ministries Investments, Inc. At the time of the Advisor's formation, Cornerstone Ministries Investments' directors, officers and employees assumed similar positions with the Advisor.

        For purposes of this prospectus, an "affiliate" of another person includes any person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other person; any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person; any person directly or indirectly controlling, controlled by, or under common control with such other person; any executive officer, director, trustee or general partner of such other person; and any legal entity for which such person acts as an executive officer, director, trustee or general partner.

        The following text highlights certain conflicts of interest that may arise out of our relationship with the Advisor.

Prior and Future Programs

        As noted above, the Advisor currently provides management services to Cornerstone Ministries Investments. In addition, the Advisor expects to form, offer interests in, and manage other real estate programs in addition to ours, and to make additional real estate investments. Although Cornerstone Ministries Investments does not currently own, operate, lease or manage properties that would be suitable for us, future real estate programs may involve affiliates of the Advisor in the ownership, financing, operation, leasing and management of properties that may be suitable for us.

        Certain of these affiliated public or private real estate programs may invest in retirement properties, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. Such other programs may offer mortgage financing to the same or similar entities as those targeted by us, thereby affecting our mortgage loan activities. Such conflicts may affect the value of our investments as well as our net income. We believe that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest—Certain Conflict Resolution Procedures" below.

Competition to Acquire Properties and Invest in Mortgage Loans

        Although the Advisor and its affiliates have not currently entered into relationships with entities that have similar investment objectives as ours, it is possible that the Advisor or its affiliates may enter into relationships with other entities with similar investment objectives in the future. In such event the Advisor and any such affiliates of the Advisor may compete with us to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by us, and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of retirement facilities or relationships with tenants of the same such facilities. A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition or investment.

        The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a real property or investment in a mortgage loan, as well as the terms of the lease of a property or the terms of a mortgage loan, due to its relationship with its affiliates and any business relationships that its affiliates may develop with operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to us.

        We will supplement this prospectus during the offering period to disclose the acquisition of a property at such time as we believe that a reasonable probability exists that we will acquire such property, including an acquisition from the Advisor or its affiliates. Based upon the experience of our management and the Advisor and the proposed acquisition methods, a reasonable probability that we will acquire a property normally will occur as of the date on which (i) the board of directors has approved the acquisition, (ii) a binding purchase contract is executed and delivered by the seller and us, (iii) a nonrefundable deposit has been paid on the property and (iv) a commitment letter is executed by a proposed tenant or operator.

Sales of Properties

        A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a property, since the interests of the Advisor and our shareholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See "Conflicts of Interest—Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property.

Fiduciary Duties Owed by John T. Ottinger, Jr. to the Advisor and its Affiliates

        John T. Ottinger, Jr., who serves as a director and as our president and chief executive officer, is also a director and secretary/treasurer of the Advisor and a director and vice president and secretary/treasurer of Cornerstone Ministries Investments, Inc. As a result, he owes fiduciary duties to these entities and their shareholders, which fiduciary duties may from time to time conflict with the fiduciary duties he owes to us.

Competition for Management Time

        The directors and certain of the officers of the Advisor, and our directors and certain of our officers, currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor, and our officers and directors, may experience conflicts of interest in allocating management time, services and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. These officers and directors will comply with their fiduciary duty to us.

Compensation of the Advisor

        The Advisor has been engaged to perform various services for us, and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, required approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of our shareholders. A transaction involving the purchase, lease or sale of any property, or the entering into or sale of a mortgage loan by us, may result in the immediate realization by the Advisor and its affiliates of substantial commissions, fees, compensation and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors (including a majority of Independent Directors) must approve all of our acquisitions and sales of properties and the entering into and sales of mortgage loans. Potential conflicts may arise in connection with the determination by the Advisor on our behalf of whether to hold or sell a property or a mortgage loan, as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

Legal Representation

        Miller & Martin PLLC, which serves as our securities and tax counsel in this offering, also serves as counsel for certain of our affiliates in connection with other matters. Members of the firm of Miller & Martin PLLC may invest in us, but do not hold any substantial interest in us. Neither we, the Advisor nor our shareholders will have separate counsel. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of the Advisor or its affiliates, other counsel may be retained for one or both parties.

Certain Conflict Resolution Procedures

        In order to reduce or eliminate certain potential conflicts of interest, our bylaws and the Advisory Agreement contain a number of restrictions relating to (i) transactions between us and our directors, the Advisor or any of their affiliates, (ii) certain future offerings, and (iii) allocation of real properties and mortgage loans among certain affiliated entities. These restrictions include the following:

        1.     We will not purchase properties in which the Advisor, a director or any of their affiliates has an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the Advisor, director or affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is reasonable. In no event will we acquire any such asset at an amount in excess of its current appraised value. We will not sell or lease properties to the Advisor, a director or their affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to us.

        2.     We will not make loans to the Advisor, our directors or any affiliates thereof, except mortgage loans subject to the restrictions governing mortgage loans in our bylaws (including the requirement under certain circumstances to obtain an appraisal from an independent expert). Any loans to us by the Advisor, a director or their affiliates must be approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

        3.     All other transactions between us and the Advisor, any of our directors, or any affiliate thereof, will require approval by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

        4.     In the Advisory Agreement, we and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both us and for a public or private entity with which the Advisor or its affiliates are affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will be the first to be offered the investment opportunity. In the event that the Advisor or any of its affiliates is presented with a potential investment which might be made by us and by another investment entity which the Advisor or any of its affiliates advises or manages, the Advisor and its affiliates will consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment. It shall be the duty of the directors (including the Independent Directors) to insure this method is applied fairly to us.

        With respect to shares owned by the Advisor, the directors, or any of their affiliates, neither the Advisor, nor the directors, nor any of their affiliates may vote or consent on matters submitted to the shareholders regarding the removal of the Advisor, directors, or any affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, directors, and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

        As noted above, an additional conflict resolution procedure is the requirement that the board of directors approve each sale of a property. This requirement is designed to minimize the conflict that could arise in connection with the Advisor's determination as to whether or not to sell a property, since the interests of the Advisor and our shareholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property.

Summary of Reinvestment Plan

        We have adopted a reinvestment plan (the "Reinvestment Plan") so that shareholders may elect to have the full amount of their cash distributions from us reinvested in additional shares of common stock under certain circumstances. The following discussion summarizes the principal terms of the Reinvestment Plan. Upon request we will furnish a copy of the Reinvestment Plan to any potential participant.

General

        At any time that we are offering shares of common stock, including in this offering, we will apply the distributions attributable to shares owned by participants to the issuance of our shares of common stock to such participants, at the public offering price, which currently is $10.00 per share. Except as described in the next sentence, at any time that we are not offering shares of common stock, and until such time as our shares of common stock are listed for trading on a national securities exchange or quoted in the over-the-counter market, the price per share will be determined by (i) annual appraisal updates we or a qualified third party perform based on a review of the existing appraisal and lease (or groups of similar leases) of each real property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that real property; and (ii) a semi-annual review of the outstanding mortgage loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each mortgage loan. Notwithstanding the previous sentence, during a period of time that begins with the fiscal year in which we cease to sell a material number of shares of common stock in this offering, and ends upon the first to occur of our shares being listed for trading on a national securities exchange or quoted in the over-the-counter market, and the expiration of three (3) fiscal years after we cease to sell a material number of shares in this offering, at the option of our board of directors we may apply the distributions to the issuance of shares as part of the Reinvestment Plan at a per share price that is equal to the public offering price per share, which is currently $10.00 per share.

        The capitalization rate we use and, as a result, the price per share paid by the participants in the Reinvestment Plan prior to any listing of our shares of common stock on a national securities exchange or quoting of our shares in the over-the-counter market, will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to ours; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor considers these factors appropriate, as well as any other factors that the Advisor selects in making its determination. Our internal accountants will then convert our most recent quarterly balance sheet from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of our assets and a liquidation of our company in accordance with our governing documents and applicable law, and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities.

        All shares of our common stock available for issuance under the Reinvestment Plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus. Until this offering has terminated, shares of common stock will be available for issuance out of the additional 150,000 shares of common stock registered in connection with this offering. After this offering is over, shares of common stock will be available for issuance under the Reinvestment Plan from any additional shares of common stock which we elect to register for the Reinvestment Plan. No brokerage fees or selling commissions will be charged on shares of common stock purchased through the Reinvestment Plan, except for those shares of common stock purchased by us after listing on a national securities exchange or over-the-counter market through a registered broker-dealer for issuance to the participants (as described below).

        The Reinvestment Plan may be amended by us at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to add a reinvestment agent to act as agent for the participants, by mailing an appropriate notice at least 30 days prior to the effective date of the amendment to each participant at his or her last address of record; provided, that any amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authorities. An amendment will be conclusively considered to be accepted by each participant, except those from whom we receive written notice of termination prior to the effective date of the amendment.

        Shareholders who have received a copy of this prospectus and buy shares of common stock in this offering can elect to participate in and purchase shares of common stock through the Reinvestment Plan at any time, and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a shareholder otherwise than by buying shares of common stock in this offering may purchase shares of common stock through the Reinvestment Plan only after receiving the then-current prospectus or a separate prospectus relating solely to the Reinvestment Plan.

        Upon the listing of our shares of common stock for trading on a national securities exchange or quoting of our shares in the over-the-counter market, we may purchase shares of common stock through such exchange or market for issuance to the participants, or we may issue shares of common stock directly pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per share price equal to the then-prevailing market price on the national securities exchange or quoted in the over-the-counter market on which the shares of common stock are listed or quoted at the date of purchase or issuance, as applicable. If, after such listing, we purchase shares of common stock on a national securities exchange or in the over-the-counter market through a registered broker-dealer for issuance to the participants, the amount to be reinvested will be reduced by any brokerage commissions charged by the broker-dealer. If the broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction will be left available for the purchase of shares. We are unable to predict the effect which such a proposed listing would have on the price of the shares of common stock acquired through the Reinvestment Plan.

        As provided elsewhere in this prospectus, we are not obligated to ever list our shares.

Investment of Distributions

        Within 30 days after the date on which distributions are to be made to the participants for each fiscal quarter, we will instead issue shares of common stock to the participants for a total price equal to the aggregate amount of such distributions. If the aggregate amount of distributions to the participants exceeds the amount required to issue all of the shares of common stock then available for issuance, we will issue all available shares and will distribute all remaining distributions to the participants within the 30 day period described above. The issued shares will be allocated among the participants based on the portion of the aggregate distributions allocated to each participant, as reflected in the records maintained by us. The allocation of shares of common stock among participants may result in the ownership of fractional shares, computed to four decimal places. The ownership of the shares issued pursuant to the Reinvestment Plan will be reflected on our books.

        At this time, participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase shares of common stock in excess of the amount of shares of common stock that can be purchased with their distributions. Our board of directors may amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participants' Accounts and Allocation of Shares

        We will maintain a record reflecting for each fiscal quarter the distributions we will have reinvested on behalf of each participant.

        Subject to the provisions of our articles of incorporation and bylaws relating to certain restrictions on and the effective dates of transfer of shares of common stock, shares of common stock acquired under the Reinvestment Plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

Reports to Participants

        Within 60 days after the end of each fiscal quarter, we will mail to each participant a statement of account describing such participant's distributions reinvested during the quarter, the number of shares of common stock issued to the participant during the quarter, the per share purchase price for such shares, and the total number of shares of common stock issued to such participant under the Reinvestment Plan. If we are not engaged in an offering and our shares of common stock are not trading on a national securities exchange or quoted in the over-the-counter market, the statement of account also will report the most recent fair market value of the shares of common stock, determined as described above.

        We will send each participant tax information at least annually for income earned on shares under the Reinvestment Plan.

Election to Participate or Terminate Participation

        Shareholders who purchase shares of common stock in this offering may become participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for shares of common stock. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may elect to participate at any time by written notice to our board of directors of such shareholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next distribution made after receipt of the participant's notice, provided it is received at least 10 business days prior to the record date for that distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all distributions attributable to the fiscal quarter in which the shareholder made the election, and to all fiscal quarters thereafter.

        Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to our board of directors at least 10 business days before the end of a fiscal quarter. A participant may not terminate participation in the Reinvestment Plan in part. Upon a termination, we will send the participant a check in payment for the amount of any distributions in the participant's account that have not been reinvested in shares of common stock, and our records will be revised to reflect the ownership of record of the participant's full shares of common stock and the value of any fractional shares standing to the credit of a participant's account based on the market price of the shares. There are no fees for terminating a participant's interest in the Reinvestment Plan. A participant who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again, upon receipt of our then current prospectus, by notifying us and completing any required forms.

        Our board of directors reserves the right to prohibit ERISA qualified plans from participating in the Reinvestment Plan, if their participation would cause our underlying assets to constitute "plan assets" of such qualified plans.

Federal Income Tax Considerations

        Shareholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions used to purchase more shares of common stock pursuant to the Reinvestment Plan. Shareholders will be treated as if they had received the distributions from us and then applied them to purchase shares of common stock in the Reinvestment Plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of the distribution as ordinary income to the extent it is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In that case, the designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

        We may renew, extend or amend any provision of the Reinvestment Plan without the consent of the participants or other shareholders, provided that notice of the amendment is sent to participants at least 30 days prior to its effective date. We may terminate a participant's individual participation in the Reinvestment Plan, and we may terminate the Reinvestment Plan itself, at any time by 10 days' prior written notice mailed to a participant, or to all participants, as the case may be.

Stock Redemption Program

        Holders of our common stock who have held their shares for at least one (1) year may seek the redemption of their shares, subject to the significant conditions and limitations described below. Redemption of shares, if made, will be made quarterly, after the quarterly dividend distributions. If we could not purchase all shares presented for redemption in any quarter we would attempt to honor requests on a pro rata basis. The stock redemption program is not available to those who purchase their shares from another shareholder.

        Each eligible shareholder who desires to have his or her shares redeemed by us must deliver a written request to such effect to us no later than thirty (30) days after we have made the quarterly distributions for such quarter, specifying the number of shares that the shareholder seeks to have redeemed, and providing evidence satisfactory to us that the shares are eligible for redemption under the stock redemption program. We will not be obligated to redeem any such shares, and we will be entitled to reject any such redemption request at any time and for any reason. However, if we desire to redeem some or all of such shares, we will exercise in writing our right to redemption by written notice to the shareholder, which will be provided no later than thirty (30) days after we have received the written request for redemption from the shareholder. If we fail to provide the exercise notice within such thirty (30) day period, the request shall be deemed to have been rejected.

        During any calendar year, we will not redeem more than three percent (3%) of the weighted average number of shares of common stock outstanding during the prior calendar year. Funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our Reinvestment Plan, so that the aggregate amount we may spend for redemptions will not exceed the aggregate proceeds received from the sale of shares in our Reinvestment Plan.

        Shares owned by a deceased shareholder may be redeemed (subject to the limitations described above) at an amount equal to the lesser of (1) $10.00 per share or (2) the purchase price paid for the shares. In addition, the one (1) year holding period requirement will be waived for redemption requests following the death of a shareholder.

        For all other redemptions, a shareholder may have his or her shares of common stock redeemed for $10.00 per share, subject to the limitations described above. In the event that a shareholder is having all of his or her shares redeemed, there is no holding period requirement for shares purchased pursuant to our Reinvestment Plan.

        Our board of directors may, in its sole discretion at any time, terminate or amend any term of our stock redemption program and intends to terminate the program if an active secondary market develops for our shares. Our board of directors has delegated to our officers the right to reject any request for redemption at any time and for any reason.

        The funds set aside for our stock redemption may not be sufficient to accommodate all requests made in any year. If we do not have funds available, at the time when redemption is requested, a shareholder can (1) withdraw the request for redemption, or (2) ask that we honor the request at any time when sufficient funds become available. Under such circumstances, a shareholder can withdraw a redemption request by delivering written notice to us before the date of redemption. In the absence of such notice, a shareholder will be deemed to have asked that we honor the request at any time when sufficient funds become available.

Business

General

        We are a Georgia corporation that was incorporated and organized on April 30, 2004. We were formed primarily to acquire real properties located across the Southeastern United States. The properties may include congregate or independent living facilities, assisted living facilities and life care communities. We will generally invest directly in such properties. However, to the extent permitted for a REIT, we may also invest indirectly through the acquisition of interests in entities which own such properties or interests therein. For example, we may purchase interests in other entities when we are experiencing excess liquidity. If we invest indirectly through other entities, we intend to limit our investment so that we will own no more than 20% of the entity. We would not control these entities or the properties owned by these entities. We expect our acquisitions of interests in other entities to comprise no more than a small portion of our investment portfolio.

        The properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases, or 15 to 35 years in the case of direct financing leases), "triple-net" basis to tenants, who in some cases will also be the operators of the property. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance, in addition to the payment of rent. The tenants' ability to satisfy the lease obligations depends primarily on the operating results of the properties. In addition, with respect to certain properties, various forms of credit enhancements, such as corporate guarantees, will secure the tenants' obligations. We will select our properties for investment based on a credit underwriting process designed to identify those properties that management believes will be able to fund such lease obligations. The properties may consist of the land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. We may also provide mortgage or construction loans to operators secured by real estate owned by the operators. However, we expect our loan portfolio to comprise less than 20% of our total investments.

        The properties, which typically will be freestanding and will be located primarily across the Southeastern United States, will be leased to tenants and managed by operators to be selected by the Advisor and approved by the board of directors. Each property acquisition and mortgage loan will be submitted to the board of directors for approval. We have not specified any percentage of the net offering proceeds to be invested in any particular type of property. It is anticipated that the properties will be leased to tenants that are national or regional operators or to tenants that contract with selected national or regional operators to manage the properties. Properties purchased by us are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of our cost of purchasing a particular property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable will generally be based on factors such as percentage of gross revenues or occupancy rates. See "Business—Description of Property Leases—Computation of Lease Payments," below.

        The operator of each of the properties will be the tenant or a third-party operator with whom the tenant has contracted. Therefore, throughout this prospectus, references to an operator may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

        We do not currently have an Internet address.

Industry Performance

        We believe that demographic trends are significant when looking at the potential for future growth in the senior housing industry. For 2004, the U.S. Census Bureau projects that there will be over 36.2 million Americans over the age of 65, representing approximately 12.4% of the U.S. population, or about 1 in 8 Americans. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, Americans age 65 and older will grow in number to approximately 75 million by the year 2035, with more than half of them age 76 and older. The elderly population is projected to more than double between now and the year 2050, to 86.7 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 3.1% annually. Seniors age 75 and over are projected to be one of the most rapidly growing elderly age groups during that period. Between 2005 and 2035, this group is expected to grow nearly 120%. During the same period of time, the entire population of the United States is expected to grow 28%.

Elderly Population Estimates and Projections

Date	Population 85 and over	Population 75 and over	Population 65 and over
	(000)	(000)	(000)
July 1, 2000	4,267	16,677	35,061
July 1, 2005	5,120	18,072	36,696
July 1, 2010	6,123	18,974	40,244
July 1, 2015	6,822	20,182	46,791
July 1, 2020	7,629	22,853	54,632
July 1, 2025	8,011	27,836	63,524
July 1, 2030	9,603	33,506	71,453
July 1, 2035	12,430	39,609	76,641
July 1, 2040	15,409	44,580	80, 050
July 1, 2045	18,498	47,251	82,959
July 1, 2050	20,861	48,763	86,706

Data source for tabular information and paragraph above: U.S. Census Bureau, 2004, "U.S. Interim Projections by Age, Sex, Race, and Hispanic Origin," calculated from Detail File, Internet Release Date: March 18, 2004, http://www.census.gov/ipc/www/usinterimproj/

        In addition to the growth in the number of elderly people, life expectancies are increasing. According to "A Profile of Older Americans: 2002", individuals reaching age 65 in 2000 had an average life expectancy of an additional 17.9 years. (pg. 1, Administration on Aging, U.S. Department of Health and Human Services, www.aoa.gov/prof/Statistics/profile/2002profile.pdf). The reasons for increased longevity include advances in medicine and health care, better understanding of healthy lifestyles and nutrition, and reduction in environmental pollution. (pg. 14, A Quiet Crisis in America, a report to

Congress by the Commission on Affordable Housing and Health Facility Needs in the 21st Century, 6/30/2002, www.seniorscommission.gov)

Life Expectancy Trends at Age 65 (In Years)

Year	Male	Female	Year	Male	Female
1965	12.9	16.3	1997	15.5	19.1
1980	14.0	18.4	1998	15.6	19.0
1985	14.4	18.6	1999*	15.7	19.1
1990	15.0	19.0	2000*	15.7	19.1
1991	15.1	19.1	2005**	16.0	19.3
1992	15.2	19.2	2010**	16.3	19.3
1993	15.1	19.0	2015**	16.5	19.5
1994	15.3	19.0	2020**	16.8	19.7
1995	15.3	19.0	2025**	17.0	20.0
1996	15.4	19.0	2030**	17.3	20.3

Data source for tabular information above: Social Security Administration Office of Programs: Data from the Office of the Actuary, www.ssa.gov/OACT/

Historical and * preliminary data: Table V.A.3, "Period Life Expectancies, Historical Years 1940 - 2000, www.ssa.gov/OACT/TR/TR01/lr5A4-h.html

**
Projections: Table V.A.3, Period Life Expectancies, Calendar Years 2001 - 2075, Intermediate Cost Assumption (update March 19, 2001), www.ssa.gov/OACT/TR/TR01/lr5A3-2.html

        We believe that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Administration on Aging, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.

Percent of Persons Needing Assistance with
Activities of Daily Living (ADLs)

Years of Age	Percentage
65-69	8.1%
70-74	10.5%
75-79	16.9%
80+	34.9%

Data source for paragraph and tabular information above: U.S. Census Bureau, 1997 data, as reported in "A Profile of Older Americans: 2002", Administration on Aging, U.S. Department of Health and Human Services, pp. 12-13. (www.aoa.gov/prof/Statistics/profile/2002profile.pdf)

        According to the Alzheimer's Association (www.alz.org), some of those people needing assistance on a daily basis are those coping with Alzheimer's disease. A progressive, degenerative disease of the brain, Alzheimer's disease is the most common form of dementia. Approximately 4 to 4.5 million Americans currently face this disease, including 3 to 4% of persons age 65, 15% of those age 75, and nearly half of those over age 85. Unless a cure or prevention is found, Alzheimer's disease is projected to impact 14 to 26 million seniors by 2050. (Age Power: How the 21st Century Will Be Ruled by the New

Old, Ken Dychtwald, Ph.D, Penguin Putnam Inc., pg. 118; and "Alzheimer's: A new Face for an Old Disease", Dr. Sanford Auerbach, MetroWest Daily News, 8/17/2004.)

        In addition to an aging population, according to 2001 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford retirement facilities. Two of the most important defining factors of economic status are income and net worth. When considered together, an understanding of economic health and potential for well-being can be gained. The economic status of America's senior population is summarized in the table below. According to 2003 data from the US Census Bureau, approximately 28% of seniors age 65 to 74 and 13% of seniors over age 75 have annual income in excess of $50,000.

Income and Net Worth of Older Americans

Age	Median Income(1)	Mean Income(1)	Median Net Worth(2)	Mean Net Worth(3)
55 to 54	49,215	67,275	100,750	255,209
65 to 69	32,746	48,200	107,150	270,497
70 to 74	26,744	39,575	118,950	258,936
65 and over	23,787	36,893	107,000	238,188
75 and over	19,470	29,652	100,000	210,231

Data Sources for paragraph and table above:

(1)
US Census Bureau, Current Population Survey, Annual Demographic Survey, HINC-02. Age of Householder—Households, by Total Money Income in 2003, Type of Household and Hispanic Origin of Householder

http://ferret.bls.census.gov/macro/032004/hhinc/new02_001.htm

(2)
US Census Bureau, Asset Ownership of Households: 2000, Table 1, Median value of assets for households

www.census.gov/hhes/www/wealth/1998_2000/wlth00-1.html

(3)
US Census Bureau, Asset Ownership of Households: 2000, Table 5, Average (Mean) value of assets for households

www.census.gov/hhes/www/wealth/1998_2000/wlth00-5.html

        According to statistics cited from Age Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market (pg. 17). Individuals age 50 and over earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America (pg. 20).

        America's seniors are also preparing for their future health care needs. They purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that is expected to double in the next two decades. (Statistics taken from Age Power: How the 21st Century Will Be Ruled by the New Old, pp. 20 and 80)

        More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 to $1.5 million per household to maintain their standard of living. (Statistics taken from Age Power: How the 21st Century Will Be Ruled by the New Old, pp. 98 and 188)

        We believe that other changes and trends in the health care industry will create opportunities for growth of retirement facilities, including:

  •
  the growth of operators serving specific health care niches;

  •
  the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services;

  •
  the pressures to reduce the cost of providing quality health care;

  •
  more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities; and

  •
  an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

        According to the Centers for Medicare & Medicaid Services (formerly the Health Care Financing Administration), the health care industry represented 14.9% of the United States' gross domestic product ("GDP") in 2002, with over $1.5 trillion in annual expenditures. This figure is expected to rise to over 18.4% of the GDP by 2013, with $3.4 trillion in annual expenditures, representing average growth at an annual rate of 7.3% during the period 2002 to 2013. (Centers for Medicare and Medicaid Services, "National Health Care Expenditures Projections: 2003 - 2013; Table 1, National Health Expenditures and Selected Economic Indicators, Levels and Average Annual Percent Change: Selected Calendar Years 1990-2013", 2/6/04, www.cms.hhs.gov/statistics/nhe/projections-2003/t1.asp)

        According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $28 billion in 2008 and growing. (Exhibit 1, "Health Spending Projections: 2002 - 2012," Health Affairs, Centers for Medicare and Medicaid Services, 2/7/03 http://content.healthaffairs.org/cgi/content/full/hlthaff.w3.54v1/DC1) According to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996, there are three major contributors to growth and the attraction of capital to the senior housing industry. They are (i) demographics, (ii) the limited supply of new products, and (iii) the investment community's increased understanding of the industry.

Estimate of Resident Demand for Seniors' Housing Categories—Private Pay Thousands of Residents

Base	Independent Living	Assisted Living
2000	637	511
2010	751	592
2020	991	720
2030	1,389	1,004

Data source for paragraph and tabular information above, except as noted: The Case for Investing in Seniors Housing and Long Term-Care Properties, prepared by PricewaterhouseCoopers LLP for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

        Projections for housing requirements to meet the needs of seniors by 2020 call for approximately 200,000 additional assisted living units and 300,000 to 700,000 additional nursing home beds, increases of approximately 40% over today's supply. We believe that a similar increase in demand for congregate and independent living communities will result in the addition of a minimum of 300,000 additional units to the current supply. (Estimates based on data provided pp. 23 and 36, A Quiet Crisis in America). We believe that the growth in demand for facilities will continue for at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings, and the cost savings realized in a non-institutional environment.

Investment of Offering Proceeds

        We intend to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring properties and leasing them to tenants on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases, or 15 to 35 years in the case of direct financing leases), "triple-net" basis. The properties that we will acquire and lease are expected to include seniors' housing facilities, including congregate or independent living and assisted living facilities. Congregate or independent living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. Assisted living facilities provide housing for seniors that need assistance with certain activities of daily living, such as grooming, dressing, bathing and eating. Assisted living facilities provide accommodations with limited health care available when needed, but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as many as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include life care communities which provide a range of long-term care services in one location, such as congregate or independent living and assisted living facilities.

Continuum of Long-Term Care Facilities*

Retirement/Congregate or Independent Living	Assisted Living	Skilled Nursing Facility	Acute Care Hospitals
Informal concierge, emergency call system, housekeeping and maintenance, some group activities, food service and transportation	24-hour supervision, personal assistance as needed, emergency response system, social activities, housekeeping and maintenance, 3 meals per day, transportation, assistance with medication and shopping, assistance with ADLs	24-hour medical care and protective oversight, medication management, emergency response system, 3 meals per day, assistance with ADLs	Short-term acute medical

*
Interspersed throughout the continuum are visits to physicians' offices, physical therapy, occupational therapy, and other short-term necessary health care services.

        Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of our properties will depend largely on each tenant and operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the tenants or operators of our properties will be able to adapt to such trends.

        In an effort to provide regular cash flow to us, we intend generally to structure our leases to provide a minimum annual level of rent, with (i) automatic fixed increases in the minimum annual rent or (ii) increases in the minimum annual rent based on increases in consumer price indices. The minimum annual rent will be payable regardless of the amount of gross revenues at a particular property. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable will be generally based on factors such as a percentage of gross revenues or occupancy rates. We also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of our tenants (as described in "Business—Standards for Investment in Individual Properties" below) in order to reduce the risks of default, monitoring statistics relating to operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investments in real estate. See "Business—Standards for Investment in Individual Properties" below for a description of the standards which the board of directors will employ in selecting tenants and operators and particular properties for investment.

        We expect to acquire properties in part with a view to diversification among facility type, tenants, operators and in the geographic locations of the properties. There are no restrictions on the geographic area or areas within the United States in which properties acquired by us may be located, although we expect most of our properties to be located in the Southeastern United States, from Texas and Oklahoma eastward and including Arkansas, Missouri, Tennessee, Alabama, Mississippi, Georgia, North Carolina, South Carolina and Florida.

        We may also provide mortgage loans to operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The mortgage loans will be secured by property owned by the borrower. We expect that the interest rate and terms (generally, 3 to 5 years) of the mortgage loans will be similar to those of its leases.

        We will borrow money to acquire properties and mortgage loans and to pay certain fees, although we currently have no committed sources of debt financing. We intend to encumber assets in connection with the borrowing. We may obtain lines of credit which may be repaid with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. Our board of directors currently expects to limit aggregate borrowings to an amount equal to not more than 125% of our net assets. In any event, our total borrowings, together with the amount of any of our preferred stock outstanding, will generally be limited to 300% of net assets.

        We have undertaken to supplement this prospectus during the offering period to disclose the acquisition of properties at such time as we believe that a reasonable probability exists that such property will be acquired by us. This normally will occur, with regard to acquisition of properties, as of the date on which:

  •
  the board of directors has approved the acquisition;

  •
  a binding purchase contract is executed and delivered by the seller and us;

  •
  a nonrefundable deposit has been paid on the property; and

  •
  a commitment letter is executed by a proposed tenant or operator.

        However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by us will also be disclosed by supplement following receipt by us of an acceptable commitment letter from a potential lender.

        We estimate an average total purchase price of approximately $1,500,000 to $5,000,000 per property. Of this total, we expect that our equity investment will be between approximately $525,000 and $1,750,000. The board of directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional properties or make mortgage loans. We may also borrow to acquire properties. See "Business—Borrowing." We estimate that 10% to 15% of our investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. We cannot estimate the number of mortgage loans that may be entered into. We may also borrow money to make mortgage loans.

        We do not anticipate investing any offering proceeds or other amounts in derivatives, such as options and futures.

Site Selection and Acquisition of Properties

  General

        The standards described in this section specifically relate to the acquisition of individual properties. It is also anticipated that we may acquire small portfolios of properties in addition to individual property acquisitions, with total portfolio prices as low as $4,500,000. In connection with the acquisitions of the small portfolios, we will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of properties. We do not intend to engage in any investments in joint ventures in connection with the acquisition of properties.

        It is anticipated that the tenants and operators selected by the Advisor, and as approved by the board of directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some tenants and operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The tenants and operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The tenants and operators are expected to make their site evaluations and analyses available to us.

        Our board of directors will elect to purchase and lease properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant and operator, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by us and provided by the tenant or operator.

        The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, operators and properties. Therefore, some of the properties proposed and approved by a tenant or operator may not be purchased by us.

        In each property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms, if the board of directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us. It is expected that the structure of the long-term, "triple-net" lease agreements, which may provide for monthly rental payments with automatic fixed increases in minimum annual rent at specified intervals or increases in the minimum annual rent based on increases in consumer price indices over the term of the leases, will increase the value of the properties and provide an inflation hedge. In addition, certain leases provide for the payment of additional rent based on achieving specified operating performance thresholds. See "Business—Description of Property Leases" below for a discussion of the anticipated terms of our leases.

        Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See "Business—Sale of Properties and Mortgage Loans" below and "REIT Taxation—Characterization of Property Leases."

        The consideration paid for each property will be based on its fair market value, as determined by a majority of our board of directors. A majority of our Independent Directors may choose in certain circumstances to retain an independent expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that we acquire a particular property. In connection with the acquisition of a property that has recently been or is to be constructed or renovated, any appraised value of such property ordinarily will be based on the "stabilized value" of such property. The stabilized value is the value at the point which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

        The titles to properties purchased by us will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

  Construction and Renovation

        In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of properties that are to be constructed or renovated and as to which we will own both the land and the building or the building only, we generally will advance funds for construction or renovation costs as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or one of our affiliates. An affiliate may serve as a developer and enter into the development agreement with us if the transaction is approved by a majority of the directors, including a majority of the Independent Directors. At the present time, however, there is not currently an affiliate of the Advisor that performs development activities, and neither the Advisor nor its affiliates have plans to form such an entity. Furthermore, we have not entered into any development agreement. The discussion in the following paragraphs relates to development agreement terms that we believe are customary in the industry and should not be construed as indicating that we have entered into any development agreement.

        The developer will generally enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. We will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the properties, provided that the construction or renovation conforms to definitive plans, specifications and costs approved by the Advisor and the board of directors and embodied in the construction contract.

        We generally will advance our funds on a monthly basis to meet the construction draw requests of the developer. We, in general, will only advance our funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us, and we may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on our estimate of the costs of such construction or renovation.

        In some cases, construction or renovation will be required before we have acquired the property. In this situation, we may make a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be made by an affiliate or a third party. We may permit the proposed developer to arrange for a bank or another lender, including an affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In the event that we segregate funds as assurance to the lender of our ability to purchase the property, the funds will remain our property, and the lender would have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the property by us does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans will be secured by the property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all mortgage loans on the amounts which may be lent to borrowers. See "Business—Mortgage Loans and Other Loans."

        The developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 8 to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from us, we expect to have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the property at a price equal to the sum of (i) our purchase price of the land, including all fees, costs and expenses paid by us in connection with the purchase of the land, (ii) all fees, costs and expenses disbursed by us pursuant to the development agreement for construction of the building improvements, and (iii) our "construction financing costs." Our "construction financing costs" is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease or another negotiated rate, on all our payments and disbursements described in clauses (i) and (ii) above.

        We expect to also enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement would provide for certain additional rights to us unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, we would have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the property from us at a purchase price equal to the total amount disbursed by us in connection with the acquisition and construction or renovation of the property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the property from us upon our demand under the circumstances specified above would entitle us to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to us.

        In certain situations where construction or renovation is required for a property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

        Our affiliates also may provide construction financing to the developer of a property. In addition, we may purchase from an affiliate a property that has been constructed or renovated by the affiliate. Any fees paid to affiliates in connection with the financing, construction or renovation of a property acquired by us will be considered acquisition fees and will be subject to approval by a majority of the board of directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "The Advisor and the Advisory Agreement—The Advisory Agreement" and "Conflicts of Interest—Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the property and, therefore, will be included in the calculation of base rent.

        In all situations where construction or renovation of a property is required, we also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

  Acquisition Services

        Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and operators and negotiation of lease agreements and related documents; monitoring property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of properties and the commencement of lessee occupancy and lease payments.

        We will pay to the Advisor an acquisition fee equal to 3% of the "contract price" of any real property acquired by us, and 3% of the amount of funds advanced by us to any borrower in any mortgage loan transaction. The "contract price" is the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses. This acquisition fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition of any real property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of real properties and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

        Unless a majority of the directors (and a majority of the Independent Directors) not otherwise interested in the transaction properly approve fees and expenses in excess of the following amounts, the total of all acquisition fees and acquisition expenses will not exceed (i) an amount equal to 6% of a property's purchase price, in connection with the purchase of real property; (ii) an amount equal to 4% of the funds advanced, in connection with a mortgage loan; and (iii) the limits imposed by the Department of Housing and Urban Development, in the case of low income housing mortgages guaranteed by HUD. See "The Advisor and the Advisory Agreement—The Advisory Agreement".

        The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to us in connection with the acquisition of properties and the making of mortgage loans. The legal fees payable to such counsel by us will not exceed those generally charged for similar services.

Standards for Investment in Individual Properties

  Selection of Tenants and Operators

        The selection of tenants and operators by the Advisor, as approved by the board of directors, will be based on a number of factors which may include: an evaluation of the operations of their facilities, the number of facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each facility operated, the relative competitive position among the same types of facilities offering similar services, market penetration, the relative financial success of the operator in the geographic area in which the property is located, overall historical financial performance of the tenant and operator, and the management capability of the operator. The tenants and operators are not expected to be affiliated with the Advisor, us or any of our affiliates.

  Selection of Properties

        In making investments in properties, the Advisor will consider relevant real property and financial factors, including the condition, use and location of the property, income-producing capacity, and the prospects for long-term appreciation. We will obtain an appraisal from an independent expert for each property we purchase. The proper location, design and amenities are important to the success of a property.

        In selecting specific properties, the Advisor will apply the following minimum standards (until changed by the board of directors):

  •
  Each property will be in what the Advisor believes is a prime location for that type of property.

  •
  Base (or minimum) annual rent will provide a specified minimum return on our cost of purchasing, and if applicable, developing the property, and the lease also may provide for automatic fixed increases in base annual rent at specified times or increases in the base annual rent based on increases in consumer price indices over the term of the lease. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds.

  •
  The initial lease term typically will be at least 10 to 20 years, or in the case of direct financing leases, between 15 to 35 years.

  •
  In general, we will not acquire a property if the board of directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect us in terms of geographic, property type or chain diversification.

Description of Properties

        The Advisor expects that any properties we purchase will conform generally to the following specifications of size, cost and type of land and buildings. We anticipate acquiring properties which may include, but will not be limited to, the following types:

  Congregate or Independent Living Facilities

        Congregate or independent living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation activities and other support services for senior citizens. These properties range in size from 100 to 250 units, with an average size of approximately 150 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate or independent living facilities generally ranges from $2,000,000 to $25,000,000.

  Assisted Living Facilities

        Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living ("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

        Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 150 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the square footage of a facility. The cost of assisted living facilities generally ranges from $1,500,000 to $25,000,000.

  Other Property Information

        The properties to be acquired by us will be one of a tenant's approved designs. Prior to purchase of all properties, other than those purchased prior to completion of construction, we will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the property as a retirement facility, and will receive a certificate from the tenant to the effect that (i) the property is operational and in compliance with all required governmental permits and certificates and (ii) the property is in compliance with all of the tenant's requirements, including, but not limited to, building plans and specifications approved by the tenant. We also will receive a certificate of occupancy and all other required governmental permits or certificates for each property for which construction has not been completed at the time of purchase, prior to our payment of the final installment of the purchase price for the property.

        Generally, properties to be acquired by us will consist of both land and building, although in a number of cases we may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the properties will be freestanding and surrounded by paved parking areas and landscaping. Although buildings may be suitable for conversion to various uses through modifications, some properties may not be economically convertible to other uses.

        A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease.

Description of Property Leases

        The terms and conditions of any lease entered into by us with regard to a property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, the board of directors may, in its sole discretion, cause us to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with our objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the property, the creditworthiness of the tenant, the purchase price of the property, the prior performance of the tenant, and our prior business experience with the operator.

  Financing Leases

        Certain of our transactions may be sale-leaseback transactions by which we will acquire fee simple title to the property and lease the property to the tenants pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes, the lease is considered a financing arrangement, and will preserve ownership of the land and improvements in the tenant (a "Financing Lease").

  General

        In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. We will be the lessor under each lease.

  Term of Leases

        It presently is anticipated that, except in the case of a Financing Lease, properties will be leased for an initial term of 10 to 20 years, with renewal options for an additional 10 to 20 years. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the property at the end of the lease term, or, at the tenant's election, the tenant may purchase the property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by us to acquire fee simple title to the property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

  Computation of Lease Payments

        During the initial term of the lease, the tenant will pay us, as lessor, minimum annual rent equal to a specified percentage of our cost of purchasing the property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the minimum annual rent based on increases in consumer price indices at predetermined intervals. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable will generally be based on factors such as percentage of gross revenues or occupancy rates. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs and expenses paid by us in connection with the purchase of the land, and all fees, costs and expenses disbursed by us for construction of building improvements. See "Business—Site Selection and Acquisition of Properties—Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide us with a desired rate of return. Generally, minimum annual rent and any additional rent are payable to us after certain operating expenses, base management fees and furniture, fixtures and equipment reserves have been paid.

        In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the expiration of the lease.

  Assignment and Sublease

        Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without our prior written consent, which may not be unreasonably withheld. A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

  Alterations to Premises

        A tenant generally will have the right, without our prior written consent and at the tenant's own expense, to make certain improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

  Right of Tenant to Purchase

        It is anticipated that if we wish at any time to sell a property pursuant to a bona fide offer from a third party, the tenant of that property will have the right to purchase the property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the property 7 to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to our purchase price of the property, plus a predetermined percentage of such purchase price. With a Financing Lease, we cannot sell the property except in circumstances where the tenant is not in compliance with the operating agreement, or we determine, based upon an opinion of counsel, that the operation or occupancy of the property may result in our failure to qualify as a REIT or which may jeopardize receipt of "rents from real property" under Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. We also have the right to require the tenant to purchase the property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

  Substitution of Properties

        Under certain leases, the tenant of a property, at its own expense and with our prior written consent, may be entitled to operate another form of approved facility on the property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

        In addition, it is anticipated that certain property leases will provide the tenant with the right, to the extent consistent with our objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation, and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer us the opportunity to exchange the property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the property to us.

        We will generally have 30 days following receipt of the tenant's offer for exchange of the property to accept or reject such offer. In the event that we request an appraisal of the Substituted Property, we will have at least 10 days following receipt of the appraisal to accept or reject the offer. If we accept such offer, (i) the Substituted Property will be exchanged for the property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of Section 1031 of the Code with respect to us and (ii) the lease of the property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. We will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If we reject the Substituted Property offered by the tenant, the tenant is generally required to offer at least 3 additional alternative properties for our acceptance or rejection. If we reject all Substituted Properties offered to us pursuant to the lease, or otherwise fail or refuse to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the property from us for a price equal to the then-fair market value of the property.

        Neither the tenant nor any of its subsidiaries, licensees or sublicensees or any other affiliate will be permitted to use the original property as a facility or other business of the same type for at least 1 year after the closing of the original property. In addition, in the event the tenant or any of its affiliates sells the property within 12 months after we acquire the Substituted Property, we will receive, to the extent consistent with our objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the property to us.

  Insurance, Taxes, Maintenance and Repairs

        Tenants of properties will be required, under the terms of the leases, to maintain, for our benefit and for the benefit of the lessees, insurance that is commercially reasonable given the size, location and nature of the property. All tenants, other than those with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally 6 to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the board of directors, the insurance required by the lease adequately insures the property.

        The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such properties in good order and repair, reasonable wear and tear excepted. Such tenants generally will be required to maintain the property and repair any damage to the property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to us and terminate the lease.

        The tenant generally will be required to repair the property in the event that less than a material portion of the property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. Our leases generally will provide that, in the event of any condemnation of the property that does not give rise to an option to terminate the lease, or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, we will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the property. To the extent that the award exceeds the estimated costs of restoring or repairing the property, the tenant is required to deposit such excess amount with us. Until a specified time (generally, 10 days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

  Events of Default

        The leases generally are expected to provide that the following events, among others, will constitute defaults under the lease:

  •
  the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default;

  •
  the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, 5 to 30 days) after notice from us of such failure;

  •
  the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property), if such failure continues for a specified period of time (generally, 10 to 45 days);

  •
  in cases where we enter into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement, or the failure to establish the minimum annual rent at the end of the development period;

  •
  in cases where we have entered into other leases with the same tenant, a default under any such other lease;

  •
  loss of licensure;

  •
  loss of Medicare or Medicaid certification; and

  •
  the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

        Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determine not to re-lease the property, we could sell the property. Unless required to do so by the lease or our investment objectives, however, we do not intend to sell any property prior to 5 to 10 years after the commencement of the lease on such property. See "Business—Description of Property Leases—Right of Tenant to Purchase" above. In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

        In the event that a tenant defaults under a lease with us, we either will attempt to locate a replacement tenant or will discontinue operation of the facility, the latter of which would require us or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility. We will have no obligation to operate the facility, and no operator of a facility will be obligated to permit us or a replacement operator to operate the facility.

Mortgage Loans and Other Loans

        We may provide mortgage loans to operators of the types of facilities described in "Business—Description of Properties" above, to enable them to acquire the land, buildings and land, or buildings. The mortgage loans will be secured by such property. Generally, we believe the interest rate and terms of these transactions will be substantially the same as those of our property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance, taxes, utilities, repairs and maintenance. We expect that the mortgage loans will have terms of between 3 to 5 years (with the possibility of annual calls), with payments of principal and interest due monthly. The monthly payments will be based on amortizations of up to 30 years. In addition, we expect the interest rate charged under the terms of the mortgage loan will be fixed over the term of the loan, and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the properties.

        A portion of our loan portfolio may consist of construction or renovation loans to operators of the types of facilities described in "Business—Description of Properties" above. We expect construction and renovation loans, however, to constitute only a small part of our overall lending activities. To the extent that we engage in construction and renovation lending, such loans will be secured by the property and generally will be outstanding for less than five years. Generally, we expect the interest rates charged on our construction and renovation loans to be slightly higher than interest rates charged on standard mortgage loans secured by similar properties. The premium would be designed to compensate us for additional risks associated with construction lending, such as risks relating to the developer's ability to control costs and timing and to build in conformity with plans and specifications. Otherwise, we expect our construction and renovation loans to contain terms that are similar to the terms of our standard mortgage loans. In particular, the borrower will be responsible for all of the expenses of owning the property, including expenses for insurance, taxes, repairs and maintenance.

        We may combine leasing and financing in connection with a property. For example, we may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. We believe that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the property under the terms of the lease, the building and improvements on the property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, we will generally have the option of selling the property at the greater of fair market value or cost plus a specified percentage.

        We will not make or invest in mortgage loans unless an appraisal is obtained from an independent expert (with no affiliation to us or to the Advisor) concerning the property that secures the mortgage loan. Such appraisal will be maintained in our records for at least 5 years, and will be available for inspection and duplication by any shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title will be obtained.

        We will also not invest in real estate contracts for sale, otherwise known as land sale contracts, unless they are in recordable form and appropriately recorded in the chain of title.

        We do not intend to provide loans to entities in which we own an interest.

        We believe that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties. Therefore, we will use the same underwriting criteria as described above in "Business—Standards for Investment in Individual Properties." In addition, we will not make or invest in mortgage loans (including construction loans) or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event will mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our loans, will include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        Further, we will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, our directors, or our affiliates. We currently expect to provide mortgage loans and other loans in the aggregate principal amount of approximately 10% to 15% of our total assets.

Borrowing

        We intend to borrow money to acquire properties, make mortgage loans and pay related fees. We will generally borrow funds at fixed interest rates. We may, however, use floating rate debt. We intend to encumber our assets in connection with the borrowings. We believe that any financing obtained during the offering period will allow us to make investments in assets that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of common stock. By eliminating this delay we will also eliminate the risk that these investments will no longer be available, or that the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of the Advisor could make such investments, pending receipt by us of sufficient offering proceeds, in order to preserve our investment opportunities. However, assets acquired by us in this manner would be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of assets, and reduce the amount of offering proceeds available for investment in income-producing assets. We believe that the use of borrowings will enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

        We intend to structure the terms of any financing so that the lease rates for properties acquired and the interest rates for mortgage loans made with the loan proceeds will exceed the interest rate payable on the financing. Borrowing used to finance our mortgage loans will typically have maturities ranging from three to six months beyond the maturities of the corresponding mortgage loans. To the extent that we are able to structure the financing on these terms, we will increase our net revenues. In addition, the use of financing will increase the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the gross proceeds from the offering.

        We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions to our shareholders required in order to enable us to qualify as a REIT for federal income tax purposes. However, we will not borrow for the purpose of returning invested capital to the shareholders, unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by the board of directors at least quarterly. The board of directors currently intends to limit aggregate borrowings to an amount equal to not more than 125% of our net assets; however, such borrowings may be increased at the discretion of the board of directors. In accordance with our bylaws, in general the maximum amount of borrowing, together with the amount of any of our preferred stock outstanding, will not exceed 300% of our net assets.

        We currently have no commitments from lenders for any financing facilities.

Sale of Properties and Mortgage Loans

        For up to 5 years after the commencement of this offering, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties, mortgage loans, or other permitted investments any proceeds of the sale of a property, mortgage loan or other permitted investment that are not required to be distributed to shareholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce our outstanding indebtedness.

        In deciding the precise timing and terms of property sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant exercises its option to purchase a property after a specified portion of the lease term has elapsed. See "Business—Description of Property Leases—Right of Tenant to Purchase." We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property purchase options granted to certain tenants or operators. In connection with sales of properties by us, purchase money obligations may be taken by us as part payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the sale of a property, we will continue to have a mortgage on the property, and the proceeds of the sale will be realized over a period of years rather than at closing of the sale.

        We do not anticipate selling any mortgage loans prior to the expiration of their respective loan terms, except in the event that (i) we own the property (land only) underlying the building improvements which secure the mortgage loan and the sale of the property occurs, or (ii) we undertake an orderly sale of our assets. We will not sell any assets if such sale would not be consistent with our objective of qualifying as a REIT.

Competition

        We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than we do, in the acquisition, leasing and financing of properties. Further, nonprofit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing nonprofit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, retirement facilities owned by nonprofit entities are exempt from taxes on real property. As profitability increases for investors in retirement facilities, competition among investors likely will become increasingly intense.

Regulation of Mortgage Loans

        Our mortgage loan programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, those regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our mortgage loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which we believe that we have not complied in all material respects with applicable requirements.

Legal Proceedings

        We have become subject to administrative proceedings with two state securities regulators that stem from statements made by Cornerstone Ministries Investments in its filings with the SEC. As noted elsewhere in this prospectus, the Advisor was formed in December 2002 to provide management and advisory services to Cornerstone. Since April 2000, Cornerstone has considered its securities to be approved for listing on the Chicago Stock Exchange based on certain oral representations that were made by representatives from the exchange. Based on this understanding, Cornerstone stated in its prospectuses and in its Exchange Act reports that its securities were approved for listing on the Chicago Stock Exchange. Many state securities laws provide an exemption from registration for offerings of securities that are approved for listing by the Chicago Stock Exchange. Therefore, Cornerstone believed that its securities were exempt from registration in these states.

        On December 3, 2004, Cornerstone received a letter from the Chicago Stock Exchange acknowledging that Cornerstone had a pending application with the exchange but stating that Cornerstone's securities were never approved for listing. After its receipt of the December 3 letter, Cornerstone discussed the situation with the Chicago Stock Exchange to resolve what Cornerstone believes was a misunderstanding. After a further review of the facts, the Chicago Stock Exchange sent Cornerstone a follow-up letter acknowledging its belief that the status of Cornerstone's securities with the exchange was not inconsistent with their being "approved for listing upon notice of issuance", which is the exemption language used in many state securities laws. Cornerstone now believes that its securities will not be listed on the Chicago Stock Exchange.

        Based on the December 3, 2004 letter from the Chicago Stock Exchange, securities regulators in the State of Michigan issued an order denying registration of our common stock on December 16, 2004. The Michigan regulators subsequently issued a notice of opportunity to show compliance on January 6, 2005 (this notice was also sent to Cornerstone, Wellstone Securities, LLC, Jack Ottinger,

Jack Wehmiller and Cecil Brooks). These notices contain allegations that we made false and misleading statements in an earlier version of this prospectus because we referred to a Form 10-KSB filed by Cornerstone that contained statements that Cornerstone's securities were approved for listing by the Chicago Stock Exchange. Although Cornerstone continues to believe that it had a reasonable basis for its statements, it amended the Form 10-KSB that we referred to in the earlier version of this prospectus to remove the statements that its securities were approved for listing. Therefore, even if Michigan's claims contained some validity, which we do not admit, we believe that the alleged misrepresentations have been remedied. We are continuing to work with the Michigan securities regulators to resolve this matter.

        Based on the same set of circumstances, we were informed by the Texas State Securities Board on February 4, 2005 that we must sign an agreed cease and desist order before February 11, 2005 or face an emergency order without the opportunity to be heard. The cease and desist order, which also named Cornerstone, Jack Ottinger and Cecil Brooks, alleged that we made false and misleading statements in an earlier version of this prospectus filed after receipt of the December 3, 2004 letter from the Chicago Stock Exchange because we stated in the prospectus that we were not aware of any major adverse business developments encountered by Cornerstone. It ordered us to immediately cease and desist from engaging in conduct that is materially misleading or is otherwise likely to deceive the public in connection with the offer and sale of any security in Texas. Faced with the possibility of an emergency order, all parties, including us, chose to sign the Texas order. As a condition to the order, Cornerstone paid a $20,000 fine to the Texas State Securities Board.

        We also received a December 9, 2004 letter from the Ohio Department of Commerce's Division of Securities indicating that it could not declare our registration statement effective in that state. Like the Michigan regulators, their reason was based on allegations that we made false and misleading statements in an earlier version of this prospectus because we referred to a Form 10-KSB filed by Cornerstone that contained statements that Cornerstone's securities were approved for listing by the Chicago Stock Exchange. As stated above, we do not admit the validity of these allegations and believe that any possible misrepresentation has been remedied through Cornerstone's amended Form 10-KSB.

        As of the date of this prospectus, we are not aware of any other state that has instituted or is contemplating any formal proceeding against us relating to this matter. Should other state securities regulators bring administrative action against us we will attempt to work with such regulators to resolve the matters in an efficient manner.

Investment Objectives and Policies

General

        Our primary investment objectives are to preserve, protect and enhance our assets while (i) making quarterly distributions to our shareholders; (ii) obtaining fixed income through the receipt of minimum annual rent, and increasing our income (and distributions to our shareholders) and providing protection against inflation through automatic fixed increases in minimum annual rent or increases in minimum annual rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on mortgage loans; and (iii) continuing to qualify as a REIT for federal income tax purposes. The sheltering from tax of income from other sources is not one of our objectives. If we are successful in achieving our investment and operating objectives, our shareholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, shareholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases and loans.

        In keeping with our primary objective of continuing to qualify as a REIT for federal income tax purposes, it will be our policy to acquire assets primarily for income, and not for possible capital gain.

We intend to hold each property we acquire for an extended period; however, circumstances might arise that could result in the early sale of some properties.

        We intend to meet our objectives primarily through our investment policies by purchasing interests in carefully selected, well-located properties and leasing the properties on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, utilities, property taxes and insurance) to tenants under leases generally requiring the tenant to pay minimum annual rent with automatic fixed increases in minimum annual rent or increases in minimum annual rent based on increases in consumer price indices over the term of the lease. We will generally invest directly in these properties. However, to the extent permitted for a REIT, we may also invest indirectly through other entities that own the properties. If we invest indirectly through other entities, we intend to limit our investment so that we will own no more than 20% of the entity. We will not control these entities or the properties owned by the entities. We expect our acquisitions of interests in other entities to comprise no more than a small portion of our investment portfolio. We do not intend to invest in publicly-traded equity securities or to underwrite securities of other issuers. In addition to our property investments, we may offer mortgage loans or construction loans to facilities operators. The loans will be secured by the underlying property. Our loans, including our construction or renovation loans, will generally provide that the borrower will be responsible for all of the expenses of owning the property, including expenses for insurance, taxes, utilities, repairs and maintenance. We expect our loan portfolio to comprise less than 20% of our total investments.

        In accordance with our investment policies, we intend to invest in properties whose tenants are operators to be selected by us, or whose tenants have contracted with third-party operators approved by us, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular tenant or operator which we may acquire, the board of directors, including a majority of the Independent Directors, will review our properties and potential investments in terms of geographic, facility type, tenant, operator and brand diversification. Potential mortgage loan borrowers will similarly be operators selected or approved by us, following the Advisor's recommendations. It is intended that investments will be made in properties, mortgage loans, and other permitted investments in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. See "Estimated Use of Proceeds" and "Risk Factors—Risks Related to this Offering." For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the "Business" section.

        Our bylaws require the Independent Directors to review our investment policies at least annually to determine that the policies are in the best interests of the shareholders. The determination will be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the Independent Directors) have the right, without a shareholder vote, to alter our investment policies, but only to the extent consistent with our investment objectives and investment limitations. See "Investment Objectives and Policies—Certain Investment Limitations," below.

Certain Investment Limitations

        In addition to other investment restrictions imposed by the directors from time to time, consistent with our objective of qualifying as a REIT, our bylaws provide for the following limitations on our investments.

        Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" means real property which has the following 3 characteristics: an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; has no development or construction in process on such land; and no development or construction on such land is planned in good faith to commence on such land within 1 year.

        We will not invest in commodities or commodity future contracts or other derivative financial instruments.

        We will not invest in or make mortgage loans unless an appraisal is obtained from an independent expert concerning the underlying property (except for those loans insured or guaranteed by a government or government agency). Mortgage indebtedness on any property will not exceed such property's appraised value. Such appraisal will be maintained in our records for at least 5 years, and will be available for inspection and duplication by any shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including our loans" will include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and will be reviewed by the directors at least quarterly. Our board of directors currently expects to limit aggregate borrowings to an amount equal to not more than 125% of our net assets. The maximum amount of such borrowings (together with the amount of any of our preferred stock outstanding) in relation to the our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level will be approved by a majority of the Independent Directors and disclosed to our shareholders in our next quarterly report, along with a justification for such excess.

        We will not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, our directors, or any of our affiliates.

        We will not issue (i) equity securities redeemable solely at the option of the holder (except that shareholders may offer their shares to us as described under "Stock Redemption Program"); (ii) debt securities, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; or (iii) shares on a deferred payment basis or under similar arrangements. Options or warrants to purchase shares of common stock may not be issued to the Advisor, directors or any affiliate thereof, except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, directors or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant, and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such options or warrants on the date of grant. Options or warrants issuable to the Advisor, directors or any affiliate thereof will not exceed 10% of the outstanding shares of common stock on the date of grant.

        A majority of the directors will authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of the Independent Directors determine, or if the property is acquired from the Advisor, a director, or affiliates thereof, such fair market value will be determined by an independent expert selected by the Independent Directors.

        We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

        We will not make loans to the Advisor, a director or their affiliates, except mortgage loans subject to the restrictions governing mortgage loans in our bylaws (including the requirement to obtain an appraisal from an independent expert).

        We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

        We will not purchase property from the Advisor, a director, or any affiliate thereof, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to us and at a price to us no greater than the cost of the asset to such Advisor, director or affiliate; or, if the price to us is in excess of such cost, that substantial justification for such excess exists, and such excess is reasonable; and in no event will the cost of such asset to us exceed its current appraised value.

        We may sell or lease assets to the Advisor, a director, or any affiliate thereof, only if approved by a majority of the directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to us.

        We will not invest in equity securities unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable. If we do invest in equity securities of other entities, we intend to limit our investment to no more than 20% of the entity.

Plan of Operations

General

        As of the date of this prospectus, we have not commenced operations. After the minimum 250,000 shares at $10.00 per share have been sold, the proceeds will be released to us and, after payment or reimbursement of all selling commissions and offering expenses, will be invested in real properties and mortgage loans. We anticipate that at least 80% of the proceeds of this offering that are available to us for purchasing real properties and making mortgage loans will be used to purchase real properties, with the remainder used to make mortgage loans. We will experience a relative increase in liquidity as additional shares are sold and a relative decrease in liquidity as net offering proceeds are invested. See "Estimated Use of Proceeds."

        We have not entered into any arrangements to invest in any specific properties or loans with the net proceeds from this offering. The total amount we invest will depend upon the number of shares sold and the resulting amount of net proceeds available for investment.

        We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national or regional economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties, other than those referred to in this prospectus.

        The Advisor may, but is not required, to establish reserves from offering proceeds, from cash flow generated by operating properties or from the sale of our properties. Working capital reserves are typically used for nonoperating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

        We may acquire properties free of mortgage debt by paying the entire purchase price in cash, and we may acquire properties using mortgage loans to pay part of the purchase price. We may also encumber properties after acquisition, if favorable financing terms are available. We will use loan proceeds to acquire additional properties or increase cash flow. If this offering is not fully sold, we will have less ability to diversify our investments.

        We intend to elect under the Code to be taxed as a REIT under the Code, beginning with the taxable year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders each year. If we fail to qualify as a REIT in any taxable year, and if no relief provisions in the Code apply that would cure such failure we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four (4) taxable years following the year in which our qualification is lost. That could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. See "REIT Taxation—General" and "REIT Taxation—Failure to Qualify".

        We will monitor the various qualification tests that we must meet to maintain our status as a REIT. We will monitor ownership of our shares to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by 5 or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that we meet the gross income, asset and distribution tests as described in the section of this prospectus entitled "REIT Taxation".

Liquidity and Capital Resources

        Our principal demands for funds will be for real property or loan acquisitions, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property and loan acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares and debt, and by borrowings and the sale of properties or repayment of loans. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our shareholders, if any, of returns generated from our investment operations. To avoid this delay, we may arrange for interim financing, if it is available on acceptable terms.

        The Advisor will evaluate potential property and loan acquisitions and negotiate with sellers and lenders on our behalf. After a purchase or loan contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties or loans. These lower returns may affect our ability to make distributions to our shareholders.

        Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not currently identified any financing sources.

        In order to qualify and maintain our status as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. We anticipate that the potential sources of cash necessary to fund these distribution obligations will primarily include rents from real property, interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property, and other sources of income that are permitted under the income tests that a REIT must comply with under the Code. See "REIT Taxation—Income Tests". We will not use proceeds from this offering to make shareholder distributions. We may use borrowings to make shareholder distributions, but anticipate doing so only for short term liquidity purposes after demonstrating sufficient retained earnings to pay the distributions.

Results of Operations

        As of the date of this prospectus, we have not begun significant operations because we are in our organizational and development stage. We will not begin operations until we have sold at least 250,000 shares of our common stock to the public at $10.00 per share in this offering.

Inflation

        The real estate market has not been significantly affected by inflation in the past 3 years due to the relatively low inflation rate. However, we expect that there will be provisions in the majority of our tenant leases which would be intended to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, they may not re-set frequently enough to cover inflation.

Critical Accounting Policies

        Our accounting policies have been established to conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management's judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Other companies may use different estimates and that may impact comparability of our results of operations to those of companies in similar businesses.

        Below is a discussion of the accounting policies that our management considers to be critical once we commence operations and that may require complex judgment in their application or require estimates about matters that are inherently uncertain.

  Investment in Real Estate Assets

        We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	25 years
Building improvements	10-25 years
Equipment and Fixtures	3-10 years
Land improvements	10-25 years
Tenant Improvements	Lease term

        In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

  Valuation of Real Estate Assets

        We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether their carrying value will be recovered through the undiscounted future operating cash flows expected from their use and eventual disposition. If the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to their fair value and recognize an impairment loss.

        Projections of expected future cash flows require us to estimate future market rental income amounts after the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flows analysis would result in an incorrect assessment of the property's future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income.

  Allocation of Purchase Price of Acquired Assets

        Upon the acquisition of real properties, it will be our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, and the value of in-place leases, based in each case on their fair values.

        The fair values of the tangible assets of an acquired property (which includes land and building) will be determined by valuing the property as if it were vacant, and the "as-if-vacant" value will then be allocated to land and building based on our determination of the relative fair value of these assets. We will determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

        The fair values of above-market and below-market in-place leases will be recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values will be amortized as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet, and will amortize them to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid on the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize them to rental income over the remaining terms of the respective leases.

        Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Distributions

        The amount of dividends to be distributed to our shareholders will be determined by our board of directors and is dependent on a number of factors, including funds available from our operations, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.

Management

General

        We will operate under the direction of our board of directors. Our board of directors currently has 5 members. Our bylaws provide that the number of members of our board of directors will not be less than 3, and that the precise number will be determined by our shareholders from time to time. A majority of the members of the board of directors will be Independent Directors. See "Management—Independent Directors". All of the directors will have at least 3 years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets being acquired by us, and at least 1 Independent Director will also have at least 3 years of relevant real estate experience, meaning actual direct experience in acquiring and managing the types of real estate to be acquired by us for his own account or as an agent.

        Each director will be elected by a majority of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present, and the vote for the election of directors will be by written ballot. Each director will hold office until the annual meeting of our shareholders held next after his election, and until a successor is elected and qualified, or until his earlier death, resignation, incapacity to serve or removal. Nothing in the articles of incorporation or bylaws prohibits a director from being reelected by the shareholders.

        A vacancy on the board of directors exists upon the death, resignation, removal or incapacity to serve of any director; upon the increase in the number of authorized directors; and upon the failure of the shareholders to elect the full number of directors authorized. The remaining directors will continue to act, and such vacancies may be filled by a majority vote of the remaining directors then in office, though less than a quorum, and, if not filled by prior action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. However, Independent Directors will nominate replacements for vacancies among the Independent Directors' positions.

Authority and Fiduciary Responsibility of the Board of Directors

        The board of directors is responsible for the management and control of our affairs; however, the board of directors has retained the Advisor to manage our day-to-day affairs and the acquisition and disposition of real properties, mortgage loans and other permitted investments, subject to the supervision of the board of directors.

        Our directors serve in a fiduciary capacity and have a fiduciary duty to us and to our shareholders, and this duty includes a duty to supervise our relationship with the Advisor. Also, the directors are required to establish written policies on investments and borrowings, and to monitor our administrative procedures, investment operations and performance, and that of the Advisor, to assure that such policies are carried out. Until modified by the directors, we will follow the policies on investments set forth in this prospectus and the bylaws. See "Investment Objectives and Policies."

        Our directors are not required to devote all of their time to us, and are only required to devote such of their time to our affairs as their duties require. The board of directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the directors, has a fiduciary duty to us and our shareholders.

        One of the duties of the board of directors is to evaluate the performance of the Advisor before entering into or renewing any advisory contract. In the event of the termination of an advisory contract, the board of directors will determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

        The liability of our directors and officers while serving in these capacities is limited in accordance with our articles of incorporation and bylaws, and applicable law and regulations. See "Summary of the Articles of Incorporation and Bylaws—Limitation of Liability of Directors and Officers." Furthermore, in performing their services to us, our directors and officers will be entitled to certain indemnification protections to be funded by us. See "Summary of the Articles of Incorporation and Bylaws—Indemnification of Directors and Officers".

Independent Directors

        Under our bylaws, a majority of the board of directors must consist of Independent Directors. To be an "Independent Director", a person may not currently (or within the past 2 years), directly or indirectly (including through a member of his or her immediate family): own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, the Advisor or any of its affiliates; serve as a director for more than 3 REITs organized or advised by the Advisor; or perform services for us, other than as a director. To determine whether or not the business or professional relationship between the prospective Independent Director and the Advisor or affiliate is material, the gross revenue derived by the prospective Independent Director from the Advisor and affiliates is deemed material if it exceeds 5% of the prospective Independent Director's annual gross revenue, derived from all sources, during either of the last 2 years; or net worth, on a fair market value basis. Currently, Donald B. Clarke, John Lane and Martin Moore are our Independent Directors, and Donald B. Clarke has the required 3 years of relevant real estate experience. The independence standards for our Independent Directors are based on and required by the NASAA Statement of Policy Regarding Real Estate Investment Trusts.

        The bylaws provide that a majority of the Independent Directors must approve several matters that would ordinarily require only the approval of a majority of the board of directors. Some of these matters are described below.

        The Independent Directors are required to determine, from time to time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and are within the limits stated in the bylaws. Also, the Independent Directors are required to determine from time to time (and at least annually) that the compensation which we pay to the Advisor is reasonable in relation to the nature and quality of services performed, and that such compensation is within the limits prescribed by the bylaws. The Independent Directors also supervise the performance of the Advisor and the compensation paid to it by us to determine that the provisions of such contract are being carried out.

        The Independent Directors have a fiduciary responsibility of generally limiting our Total Operating Expenses (defined in "The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation") to amounts that do not exceed the 2%/25% Guidelines (also defined in "The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation") for any fiscal year, unless they determine such excess is justified. Also, a majority of the Independent Directors must approve any aggregate borrowings by us that are in excess of 300% of our net assets.

        In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve each transaction between us and a director, the Advisor or any of our or their affiliates.

        Our bylaws contain several more provisions that address the powers and fiduciary responsibilities of the Independent Directors.

Directors and Executive Officers

        Our directors and executive officers are listed below (these individuals, together with the Advisor, whose address is 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040, are also our promoters):

Name and Residence Address	Age	Responsibility
John T. Ottinger, Jr. 923 Spring Glen Place Suwanee, Georgia 30024	49	director, chairman of the board of directors, chief executive officer, president
Donald B. Clarke Suite 509 22 14th Street, N.E. Atlanta, Georgia 30309	53	director
Martin Moore 4214 Dunham Park Road Flowery Branch, Georgia 30542	44	director
John Lane 566 Wagon Wheel Climb Lawrenceville, Georgia 30044	44	director
W. Al Gainey 757 Oak Shire Court Gainesville, Georgia 30501	53	director, secretary, treasurer

        John T. Ottinger, Jr. is currently a director, vice president and secretary/treasurer of Cornerstone Ministries Investments, Inc.. Mr. Ottinger has 18 years of extensive experience in church lending and over 7 years of experience in lending for senior housing facilities. He has overseen the purchase and management of eight existing retirement properties as well as the development of two new retirement communities since 1997. Mr. Ottinger began working for Cornerstone Ministries Investments' predecessor, Presbyterian Investors Fund, Inc., when it was founded in 1985, and became one of its directors in 1996 and its chief operating officer in 2000. He has also held the positions of director, secretary and treasurer with the Advisor, Cornerstone Capital Advisors Inc., since it was formed in December 2002. Mr. Ottinger graduated from the University of Delaware in 1976 with a degree in political science and economics, and spent eight years in the lodging and hospitality industry. He graduated from Westminster Seminary in 1979 and served as pastor of an established church as well as an organizing pastor in North Carolina.

        Donald B. Clarke has ten years experience in the senior housing industry. He has served as assisted living executive director for Morningside ALF and regional director of sales and marketing for LifeTrust America (1999-2003), senior vice-president of operations for independent and assisted living communities at Double Eagle and Associates, Inc. (2003-2004), and is currently an independent consultant for senior housing markets. Mr. Clarke received an undergraduate degree in communication from Asbury College in Kentucky and an M.A. degree from the University of Georgia. He completed seminary studies at Candler School of Theology and received his Doctor of Ministry Degree with a focus in Gerontology from Emory University. An ordained clergy, Mr. Clarke served on the staffs of several established churches and held positions including Pastor and Minister of Education and Youth. Mr. Clarke has extensive experience developing ministry and life enrichment programs for senior adults. He was the co-founder and co-director of the Enrichment of Life Movement in Cobb County, Georgia (1983-1990), a program to improve housing options and enhance the quality of life and longevity of senior adults in independent living settings, and has served on the advisory board of The Georgia State Gerontology Center.

        John Lane is the business and financial manager for the Payment Services group of Verisign Communications Services (VCS), a division of Verisign, Inc. where he has been since 2002. Prior to 2002 he worked for three years as a financial consultant to VCS. In his current position, he is responsible for managing the financial aspects of the business and protecting the core business interests of the division in its contractual relationships with customers. From 1995 to 1999, Mr. Lane was a vice president and financial administrator of Marsh USA, Inc., a leading property and casualty insurance broker. In addition to his financial management responsibilities, he was responsible for negotiating the terms of commercial property leases and managing relationships with property owners/brokers. From 1990 to 1994 he held other positions with Marsh USA, Inc., including the development of a products distribution business during 1994-1995. Mr. Lane received a B.S. degree in accounting, with honors, from Bob Jones University.

        Martin Moore has been president, since 2000, of BK Management Group, an advisory firm and provider of interim chief financial officer services to private equity investment firms. These services include financial reporting, capital structures development and management, bank credit facilities and syndications, and cash and liquidity management. BK Management Group was a consultant to the Advisor during part of 2003. Mr. Moore was chief financial officer of Decorative Concepts from 2000 to 2003. From 1992 to 2000, he was chief financial officer of Scovill Fasteners, a manufacturer of fasteners for apparel and nonapparel applications. Mr. Moore is a graduate cum laude of Ohio University and is a certified public accountant.

        W. Al Gainey is president and co-owner of Gainey-Reece Management Group, Inc., which is the management company for Gainey-Reece Associates, Inc. dba Spherion Staffing, a human resource management service company with annual revenues of approximately $25 million. Prior to founding Gainey-Reece Management Group in 1995, Mr. Gainey pursued a career in commercial banking. As a senior vice president with SunTrust Bank (1989-94), he was involved with major apartment, condominium, subdivision and building construction projects that ranged from $1,000,000 to $15,000,000. He was responsible for analysis of various projects for viability, evaluation of the creditworthiness of the entities, and projection of project cash flows. He also assisted in the management of and decision-making for the Mortgage Loan Department for the Northeast Georgia Region of SunTrust, including involvement with loan portfolio management and the sale of loans in the secondary market. His career has also included work at the American Federal Bank (1985-89), Citizens and Southern National Bank (1981-84) and South Carolina National Bank (1973-80). Mr. Gainey has a B.A. degree from Newberry College and an MBA from Brenau University. He graduated from Oklahoma State University's National Commercial Lending School and Louisiana State University's School of Banking of the South.

Committees of the Board of Directors

        Our board of directors has established an audit committee of two (2) Independent Directors, John Lane and Martin Moore. The audit committee will make recommendations to the board of directors concerning the engagement of independent accountants, review their independence, the services they provide and the results of the audit engagement. The audit committee will also consider the range of audit and any non-audit fees and review the adequacy of our internal accounting controls. Martin Moore, a director and audit committee member, is a "financial expert," as defined by regulations adopted under the Sarbanes-Oxley Act of 2002.

        The board of directors may, by resolution adopted by a majority of the entire board, designate an executive committee and other committees of one (1) or more directors, which executive committee and other committees will have such powers as are permitted by the bylaws. A majority of the members of the executive committee and all other committees will at all times be Independent Directors.

Compensation of Directors and Executive Officers

        Each Independent Director is entitled to receive $6,000 annually for serving on the board of directors. The directors will not receive additional fees for attending meetings, but will be reimbursed for all reasonable travel expenses related to such attendance.

        We have not paid and will not pay any compensation to John T. Ottinger, Jr. As an employee of the Advisor, Mr. Ottinger will dedicate at least 25 hours of his workweek to our business. All of his compensation will be paid by the Advisor.

The Advisor and the Advisory Agreement

The Advisor

        Cornerstone Capital Advisors Inc. is a Georgia corporation incorporated in December 2002 to provide management, advisory and administrative services. Cornerstone Capital Advisors Inc., as the Advisor, has a fiduciary responsibility to us and to our shareholders.

        The directors and executive officers of the Advisor are as follows:

Cecil A. Brooks	director, chief executive officer, president
John T. Ottinger, Jr.	director, secretary, treasurer
Frank S. Vann	director, coordinator of operations

        The backgrounds of these individuals (other than Mr. Ottinger) are described below.

        Cecil A. Brooks has served as a director and as president, chairman of the board and chief executive officer of the Advisor since it incorporation in December 2002. Mr. Brooks has also served as president, chairman of the board and chief executive officer of Cornerstone Ministries Investments, Inc. since its predecessor was founded in 1985. He graduated from Mercer University in 1952. After a varied career in sales and management, including real estate sales and development, he graduated from Reformed Seminary in 1975. He served as pastor of Trinity Presbyterian Church in Miami, Florida and on the staff of Mission to North America of the Presbyterian Church of America from 1983 to 1994. Mr. Brooks has served on the boards of a number of nonprofit organizations concerned with foreign missions and housing for the elderly.

        Frank S. Vann has served as coordinator of operations for the Advisor since July 2003, and held the same position for Cornerstone Ministries Investments, Inc. from 2002 until July 2003. From 1998 to 2002, Mr. Vann was the senior consultant for Strategic Search Consultants, Inc., an international executive search firm. Before then, he was a survival instructor at the U.S. Air Force Academy and the senior vice president for operations for Hughes Aviation Services. Mr. Vann is an Auburn University

graduate with a B.S. in Aviation Management and served as a director of the National Air Transportation Association.

        At the time of the Advisor's formation, Cornerstone Ministries Investments' directors, officers and employees assumed similar positions with the Advisor. They are continuing to provide the same services to Cornerstone Ministries Investments, Inc. as before, but now it is under an agreement with the Advisor. The purpose of forming the Advisor was to allow its management group to contract for their services with multiple businesses and to allocate its costs among them. Our president, John T. Ottinger, Jr. is still an officer and director of Cornerstone Ministries Investments, Inc. We are not aware of any potentially material liabilities of the Advisor relating to its activities for any other entities.

        The Advisor currently owns 61,000 shares of our common stock. The Advisor may not sell these shares while the Advisory Agreement is in effect, although the Advisor may transfer these shares to its affiliates.

        Neither the Advisor, the directors, nor any of their affiliates may vote or consent on matters submitted to the shareholders regarding the removal of the Advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest of shares of common stock necessary to approve a matter on which the Advisor, directors, and any of their affiliates may not vote or consent, any shares of common stock owned by any of them will not be included.

The Advisor's Prior Performance

        The information presented in this section represents a narrative summary of the historical real estate experience of the Advisor. The Advisor was formed in 2002 to provide management and advisory services for Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company. At the time of the Advisor's formation, Cornerstone Ministries Investments' directors, officers and employees assumed similar positions with the Advisor. Either directly or indirectly, the Advisor's management team has devoted substantially all of its business time and efforts over the last 10 years toward the management of Cornerstone Ministries Investments and its predecessors.

        The purpose of forming the Advisor was to allow its management group to contract for their services with multiple businesses (including ours) and to allocate its overhead costs among them. The Advisor's previous experience relates only to the business of Cornerstone Ministries Investments. Therefore, the Advisor has no experience in many of the types of investments that we seek to make.

        Cornerstone Ministries Investments is a Georgia corporation that finances the acquisition and development of facilities for churches and other nonprofit faith-based schools, senior housing, affordable housing and day care facilities located primarily in the Southeastern United States. It offers development and acquisition loans, construction loans, and bridge or interim loans, usually due within 1 to 3 years. Each loan is secured by a first or second mortgage lien, a pledge of revenue and, where deemed necessary, limited personal guarantees made by members or principals of the borrowers. Our business plan and investment objectives will be different than those of Cornerstone Ministries Investments. See "Business".

        As of December 31, 2004, Cornerstone Ministries Investments had $111.5 million in loans outstanding. Of this total, 8.3% consisted of loans to churches, 59.4% consisted of loans to senior housing facilities, and 32.3% consisted of loans to family housing developments. Of the total loans to senior housing facilities, 86% consisted of real estate joint venture investments, which are loans in which Cornerstone Ministries Investments participates in the residual profits of the property and certain other conditions are satisfied.

        During the last three (3) fiscal years, Cornerstone Ministries Investments has financed the purchase of thirty-four (34) properties. Nine (9) of these properties were senior housing facilities,

twelve (12) were family housing development projects, and thirteen (13) were church facilities. The total amount loaned in these financings was approximately $62,000,000. Of this total, approximately 14% (in terms of dollar amounts) was loaned to finance new properties, 65% was loaned to finance used properties, and 21% was loaned to finance construction properties. Of these thirty-four (34) properties, ten (10) have been either sold or refinanced.

        Cornerstone Ministries Investments has raised substantially all of the capital it has required to make loans through the sale of unsecured investor certificates. As of June 30, 2004, Cornerstone Ministries Investments had three types of certificates outstanding: access certificates, graduated certificates and five year certificates. Access certificates have no stated maturity and are due on demand. The interest rate is determined by the board of directors each quarter, although the directors can change the rate between quarters if market conditions warrant such a change. Graduated certificates can be redeemed yearly and have a five year maximum maturity. The interest rate on these certificates increases based on the length of time that the certificates are outstanding. Five year certificates have a five year maturity. The current interest rate on these certificates is 8.25%. Over the last 8 years Cornerstone Ministries Investments has sold an aggregate of $123,334,230 in investor certificates to approximately 3,000 investors.

        In addition to the investor certificates, as of December 31, 2004, Cornerstone Ministries Investments has sold a total of 819,351 shares of common stock at $6.50 per share, for aggregate proceeds of $5,325,782. As of December 31, 2004, it had 803 shareholders of record. From 1999 to 2003 Cornerstone Ministries Investments has paid semi-annual dividends of $0.325 per share on its common stock, which represents an annual rate of 10% of the offering price. In 2004 it paid semi-annual dividends of $0.2925 per share of common stock. There is no active market for the shares of Cornerstone Ministries Investments.

        Except for claims by various state securities regulators that Cornerstone Ministries Investments may have violated securities laws by stating in prospectuses and reports that its common stock was approved for listing on the Chicago Stock Exchange, which is described in more detail under "Legal Proceedings", we are not aware of any major adverse business developments encountered by Cornerstone Ministries Investments.

        The following summary presents selected financial information for Cornerstone Ministries Investments as of, and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000. The prior performance of the programs previously sponsored by the officers and directors of the Advisor is not necessarily indicative of the results we will achieve. Therefore, investors are cautioned to understand that they may not experience investment returns, if any, comparable to those experienced by investors of Cornerstone Ministries Investments. For more information regarding the financial results of Cornerstone Ministries Investments, see "Prior Performance Tables" at page F-8. Cornerstone Ministries Investments is a reporting company subject to the full informational requirements of the Securities Exchange Act of 1934, and the financial information provided below has been derived from its SEC reports. We will provide upon request, for no fee, the most recent Form 10-KSB Annual Report filed with the SEC by Cornerstone Ministries Investments and will provide, for a reasonable fee, the exhibits to such Form 10-KSB. Further information about Cornerstone Ministries Investments is available on the SEC's Edgar website, at http://www.sec.gov.

	AS OF AND FOR THE PERIOD ENDED DECEMBER 31,
	2004	2003	2002	2001	2000
	(DOLLARS AND NUMBERS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
Real estate loan and joint venture interest and fees	$12,668	$9,320	$6,019	$3,868	$469
Loan participation and other income	487	1,604	890	494	20

	13,155	10,924	6,909	4,362	489
Investor interest expense	9,264	7,246	4,155	2,727	314
Loan loss expense	257	375	—	—	—
Other expenses	2,986	2,737	2,017	1,331	273

Income (loss) before taxes	648	566	737	304	(98)
Income tax provision (benefit)	137	87	124	57	(37)

Net income (loss)	$511	$479	$613	$247	$(61)

COMMON SHARE SUMMARY:
Basic and diluted earnings (losses) per share	$0.72	$0.92	$1.16	$0.51	$(0.27)
Book value per share	$6.37	$6.21	$5.95	$5.48	$5.43
Weighted average shares	713,567	521,782	529,833	487,769	225,198
BALANCE SHEET SUMMARY:
Total assets	$134,408	$94,728	$71,777	$41,041	$30,674
Real estate loans, net	$54,279	$47,877	$40,138	$22,209	$26,897
Real estate joint venture investments, net	$56,408	$34,846	$24,616	$8,220	$—
Investor certificates and accrued interest	$120,603	$84,563	$67,920	$37,644	$28,171
Mortgage participations and accrued interest	$7,220	$6,133	$—	$—	$—
Total liabilities	$129,190	$91,497	$68,617	$38,144	$28,519
Total shareholders' equity	$5,218	$3,231	$3,160	$2,896	$2,155

The Advisory Agreement

  Duties of the Advisor

        Under the terms of the Advisory Agreement, the Advisor will be responsible for performing our day to day business affairs, and will use its best efforts to present to us potential investment opportunities and to provide a continuing and suitable investment program consistent with our investment objectives and policies. Some of the most significant activities to be performed by the Advisor will include the following:

  •
  serving as our investment and financial Advisor, and providing research and data in connection with our assets and investment policies; and consulting with our officers and directors and assisting the directors in the formulation and implementation of our financial policies, and furnishing the directors with advice and recommendations with respect to the making of investments consistent with our investment objectives and policies and in connection with any proposed borrowings by us;

  •
  providing the daily management of our company, and performing and supervising various administrative functions, including cash management services;

  •
  subject to certain provisions of the Advisory Agreement requiring the obtaining of the prior approval of the directors, and the Independent Directors, regarding investments in real properties and mortgage loans, and subject to the general oversight of our operations by the directors: (i) locating, analyzing and selecting potential investments in real properties and mortgage loans; (ii) structuring and negotiating the terms and conditions of transactions pursuant to which investments in real properties and mortgage loans will be made by us; (iii) making investments in real properties and mortgage loans on our behalf in compliance with our investment objectives and policies; (iv) arranging for financing and refinancing and making other changes in the asset or capital structure of investments in real properties and mortgage loans; (v) on our behalf, selling, disposing and reinvesting the proceeds from the sale of, or otherwise dealing with the investments in, real properties and mortgage loans, in compliance with our investment objectives; and (vi) entering into leases and service contracts for our assets and, to the extent necessary, performing all other operational functions for the maintenance and administration of our assets;

  •
  negotiating on our behalf with banks or lenders for loans to be made to us, and negotiating on our behalf with investment banking firms and broker-dealers or negotiating private sales of shares of stock and other securities;

  •
  investigating, selecting and conducting business on our behalf with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners and mortgagors; and

  •
  making reports to the directors of its performance of services to us under the Advisory Agreement.

        Despite the above, the Advisor is subject to the supervision of our board of directors, and has only such functions as are delegated to it. For example, any investment in or sale of real properties or mortgage loans will require the prior approval of our directors (including a majority of our Independent Directors). Also, the Advisor is generally not permitted to take any action which would adversely affect our status as a REIT, subject us to regulation under the Investment Company Act of 1940, violate any law, rule, regulation or statement of policy of any governmental body or agency, or not be permitted by our articles of incorporation or bylaws. The prior approval of a majority of our Independent Directors and a majority of our directors not otherwise interested in the transaction will be required for each transaction with the Advisor or its affiliates.

  Term and Termination

        The Advisory Agreement, which was entered into by us effective as of May 21, 2004, with the unanimous approval of our board of directors, including our Independent Directors, and which was amended and restated effective as of August 31, 2004, expires on December 31, 2004, subject to an unlimited number of successive one (1) year renewals upon the mutual consent of the parties. If after such expiration a new advisor is retained, the current Advisor is required to cooperate with us and our directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of the Independent Directors) is required to approve a successor advisor only upon a determination that the advisor possesses sufficient qualifications to perform the advisory functions for us, and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

        The Advisory Agreement may be terminated without cause or penalty by either party (by a majority of our Independent Directors, or by a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. The Advisory Agreement may also be terminated immediately by either party upon the other's breach of its obligations under the Advisory Agreement.

        Upon the termination of the Advisory Agreement, the Advisor will not be entitled to compensation for further services under the Advisory Agreement, except it will be entitled to receive from us within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of the Advisory Agreement, exclusive of disputed items arising out of possible unauthorized transactions. Also, all payments to the Advisor upon termination of the Advisory Agreement are subject to the 2%/25% Guidelines described below.

        The Advisor has the right to assign the Advisory Agreement to an affiliate with the prior written approval of a majority of our directors, including a majority of our Independent Directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights and obligations.

  Liability and Indemnification

        The Advisory Agreement provides that the Advisor will refrain from taking any action which would (a) adversely affect our status as a REIT; (b) subject us to regulation under the Investment Company Act of 1940; (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us, our shares of stock or our other securities; or (d) otherwise not be permitted by our articles of incorporation or bylaws; except that if any such action is ordered by the directors, the Advisor will notify promptly the directors of the Advisor's judgment of the potential impact of such action and will refrain from taking such action until it receives further clarification or instructions from the directors. In such event the Advisor will have no liability for acting in accordance with the specific instructions of the directors.

        Under the Advisory Agreement, we will indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of our bad faith, fraud, willful misconduct or negligence in performing our obligations under the Advisory Agreement. Notwithstanding the above, our indemnification obligations are subject to the limitations on indemnification imposed by the laws of the State of Georgia and by our articles of incorporation and bylaws. Any such indemnification may be made only out of our net assets and not from the shareholders. Furthermore, the Advisor and its affiliates, including their respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless for any activity for which the Advisor will be required to provide indemnification to us.

        Under the Advisory Agreement, the Advisor will indemnify and hold harmless us and our affiliates, including our respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the Advisor's bad faith, fraud, willful misconduct or negligence in performing its obligations under the Advisory Agreement. Notwithstanding the above, we and our affiliates, including our respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless for any activity for which we will be required to provide indemnification to the Advisor.

  Compensation

        Our agreement for compensation to the Advisor was not determined by arm's-length negotiations, although it has been reviewed and approved by a majority of the board of directors, including a majority of the Independent Directors not otherwise having an interest in the Advisor or any of its affiliates.

        The following table shows the compensation to be paid the Advisor at various stages. The Advisor's compensation will be reviewed at least annually by the Independent Directors to determine whether such compensation is reasonable in relation to the nature and quality of the services performed, and that such compensation is within the limits prescribed by the bylaws. Based on such determination, we may adjust the Advisor's compensation so that it is reasonable and within our bylaws' limits.

Offering Stage	None, except for reimbursement of offering expenses, as described below.
Acquisition Stage
Acquisition Fee
We will pay to the Advisor an acquisition fee equal to 3% of the "contract price" of any real property acquired by us, and 3% of the amount of funds advanced by us to any borrower in any mortgage loan transaction. The "contract price" is the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive of the acquisition fees and acquisition expenses described in this table. This acquisition fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition of any real property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of real properties and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. We estimate the acquisition fees, which will be paid at the time when a property is purchased or a loan is made, to be as follows:
	Estimated Amount for Minimum Offering	Estimated Amount for Maximum Offering
Acquisition fees	$63,750	$510,150
These figures do not include the 150,000 shares of common stock that may be sold pursuant to the Reinvestment Plan and are based on the dollar amounts of net proceeds raised in this offering and exclude the impact of debt financing.
Acquisition Expenses
In addition to the acquisition fees, we will pay directly or reimburse the Advisor for all expenses it pays or incurs on our behalf in connection with the selection and acquisition of any real properties or the making of any mortgage loans, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

Unless a majority of the directors (and a majority of the Independent Directors) not otherwise interested in the transaction properly approve fees and expenses in excess of the following amounts by determining that the transaction is commercially competitive, fair and reasonable to us, the total of all acquisition fees and acquisition expenses will not exceed (i) an amount equal to 6% of a property's contract price, in connection with the purchase of real property; (ii) an amount equal to 4% of the funds advanced, in connection with a mortgage loan; and (iii) the limits imposed by the Department of Housing and Urban Development, in the case of low income housing mortgages guaranteed by HUD. We estimate the acquisition expenses, which will be reimbursed on a monthly basis as they are incurred, to be as follows:
	Estimated Amount for Minimum Offering	Estimated Amount for Maximum Offering
Acquisition expenses	$21,250	$170,050
These figures do not include the 150,000 shares of common stock that may be sold pursuant to the Reinvestment Plan and are based on the dollar amounts of net proceeds raised in this offering and exclude the impact of debt financing.
Operational Stage
Management Fee
We will pay to the Advisor, as compensation for the professional management services rendered to us by the Advisor, a monthly management fee equal to 10% of our gross real estate income as of the end of the preceding month. "Gross real estate income" means the amount received by us as either lease payments or interest income from real properties or mortgage loans paid by tenants, tenant operators or borrowers. The management fee will not exceed fees which are competitive for similar services in the same geographic area, and will be subject to the limit on Total Operating Expenses described below. The Advisor may decide to defer the payment of all or part of the management fee that would otherwise be paid to the Advisor during any fiscal year until another fiscal year, without interest.

Reimbursement of Actual Expenses
In addition to the compensation paid to the Advisor under the Advisory Agreement, we will also pay directly or reimburse the Advisor for all of the out-of-pocket expenses paid or incurred by the Advisor on our behalf in connection with the services it provides to us under the Advisory Agreement, including (i) the costs and expenses incurred by the Advisor in connection with this share offering; (ii) the acquisition expenses described above; (iii) the actual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, other than acquisition expenses described above, including brokerage fees paid in connection with the purchase and sale of securities; (iv) interest and other costs for borrowed money, including discounts, points and other similar fees; (v) taxes and assessments on income or real property and taxes as an expense of doing business; (vi) costs associated with insurance required in connection with our business or by the directors; (vii) expenses of managing and operating real properties owned by us; (viii) all expenses in connection with payments to the directors and meetings of the directors and shareholders; (ix) expenses associated with the listing of shares of our common stock on a national securities exchange or the quoting of our shares in an over-the-counter market, or with the issuance and distribution of our shares and other securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other offering expenses; (x) expenses connected with payments of distributions to the shareholders; (xi) expenses of organizing, revising, amending, converting, modifying, or terminating our corporation or our articles of incorporation; (xii) expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities; (xiii) expenses related to negotiating and servicing mortgage loans; (xiv) administrative service expenses (including items such as use of office supplies); and (xv) audit, accounting and legal fees. The Advisor will not be reimbursed for personnel costs.

Expenses incurred by the Advisor on our behalf will be reimbursed no less frequently than monthly.We will not, however, reimburse the Advisor for Total Operating Expenses (defined below) that, in any year, exceed the greater of 2% of our "average invested assets" (meaning the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves) or 25% of our "net income" (meaning our total revenues less our total expenses, excluding additions to reserves for depreciation or bad debts or other similar non-cash reserves, and excluding the gain from the sale of our assets) (the "2%/25% Guidelines") for that year, unless the Independent Directors determine such excess is justified in accordance with our bylaws. Furthermore, except as otherwise described above, the Advisor will pay and be responsible for all of its general overhead and operating expenses, and all other expenses that the Advisor incurs in conducting its business that are not directly related to the services it provides to us. The Advisor will maintain separate accounts for the out-of-pocket expenses that are related to the services it provides to us, and the expenses that it incurs for other clients and its general overhead and operating expenses. Under the Advisory Agreement, the Advisor will maintain appropriate records of all its activities and will make such records available for inspection by our directors and our counsel, auditors and authorized agents, at any time or from time to time during normal business hours.

Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the year exceeded the 2%/25% Guidelines, the Advisor will reimburse us the amount by which the Total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines, unless the Independent Directors determine such excess is justified in accordance with our bylaws. We will not reimburse the Advisor or its affiliates for services for which it or its affiliates are entitled to compensation in the form of a separate fee. All figures used in this computation will be determined in accordance with generally accepted accounting principles applied on a consistent basis.

For purposes of calculating the 2%/25% Guidelines, "Total Operating Expenses" means all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including all fees to be paid to the Advisor; but excluding: (i) the expenses of raising capital such as offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of shares of our common stock, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves, (v) the subordinated share of net sales proceeds described below, and (vi) the acquisition fees and acquisition expenses described above, real estate commissions on the resale of property (which commissions may not exceed one-half of the brokerage commissions paid, and in no event an amount equal to 3% of the contracted for sales price), and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). With respect to real estate commissions on the resale of property, the amount paid, when added to the sums paid to unaffiliated parties in such a capacity, shall not exceed the lesser of a real estate commission which is reasonable, customary and competitive in light of the size, type and location of the property, or an amount equal to 6% of the contracted for sales price.
Subordinated Share of Net Sales Proceeds
The Advisor will be paid an amount equal to 10% of the "Net Sales Proceeds" (as that term is defined below) from "Sales" (as that term is defined in the Advisory Agreement) of our real properties, but only after our shareholders have received distributions equal to the sum of (i) the shareholders' 8% cumulative, noncompounded, annual return on their invested capital from inception through the applicable date, and (ii) all of their invested capital. Following the listing of our shares of common stock on a national securities exchange or the quoting of our shares in an over-the-counter market, the Advisor will not be paid this subordinated share of net sales proceeds fee. We are not obligated to ever list our shares.
Under the terms of the Advisory Agreement, "Net Sales Proceeds" is defined as follows:
•
In the event we sell, grant, transfer, convey or relinquish our ownership of any real property (including the lease of any real property consisting of a building only, and including any event with respect to the real property which results in significant insurance proceeds or condemnation awards), Net Sales Proceeds means the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by us;

•
In the event that we sell, grant, convey or relinquish our interest in any mortgage loan or portion thereof (including any event with respect to any mortgage loan which gives rise to a significant amount of insurance proceeds or similar awards), Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by us.
•
Net Sales Proceeds will not include proceeds from transactions described above (other than mortgage loan transactions) in which such proceeds are reinvested in one or more real properties within 180 days thereafter.
•
In the case of any lease of a real property consisting of a building only, or any mortgage loan, Net Sales Proceeds will also include any amounts from tenants, borrowers or lessees that we determine, in our discretion, to be economically equivalent to proceeds of a Sale.
•
Net Sales Proceeds will not include, as determined by us in our sole discretion, any amounts reinvested in one or more real properties or mortgage loans, to repay outstanding indebtedness, or to establish reserves.
Termination of Advisory Agreement
Payment of all outstanding fees and expenses	The Advisor will be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date.

Certain Relationships and Related Transactions

        As discussed in "Conflicts of Interest" above, we will be subject to various conflicts of interest arising out of our relationship to the Advisor and its affiliates, as described below. The Advisor, Cornerstone Capital Advisors Inc., was formed in December 2002 to serve as the management entity for Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company that finances land and buildings for churches and other nonprofit faith-based schools, senior housing, affordable housing and daycare facilities. The purpose of forming the Advisor was to allow its management group to contract for their services with multiple businesses (including ours) and to allocate its overhead costs among them.

        As discussed in "The Advisor and the Advisory Agreement" above, we have entered into an Advisory Agreement with the Advisor, pursuant to which the Advisor receives a monthly management fee and certain other fees for services rendered to us. See "The Advisor and the Advisory Agreement" for more information regarding this relationship.

        John T. Ottinger, Jr., our chairman of the board of directors, president and chief executive officer, serves as a director and an officer of the Advisor and of Cornerstone Ministries Investments, Inc. At the time of the Advisor's formation, Cornerstone Ministries Investments' directors, officers and employees assumed similar positions with the Advisor.

        Miller & Martin PLLC, which serves as our securities and tax counsel in this offering, also serves as counsel for certain of our affiliates in connection with other matters. Members of the firm of Miller & Martin PLLC may invest in us, but do not hold any substantial interest in us.

        Our auditor, Robert N. Clemons, CPA, PA, also serves as auditor for Cornerstone Ministries Investments, Inc. and for the Advisor.

Principal Shareholders

        We have issued 61,000 shares of our common stock, all at $10.00 per share. We have not issued any preferred stock. As of the date of this prospectus, the Advisor is the beneficial owner of all of such common stock. Based on information the Advisor has furnished, the Advisor has sole investment and voting power over such shares. Cornerstone Group Holdings, Inc., a Georgia for profit corporation, is the beneficial owner of all of the common stock of the Advisor, and The Foundation for Christian Communities Development, Inc., a Georgia nonprofit corporation, is the beneficial owner of all of the common stock of Cornerstone Group Holdings, Inc.

Dividend Policy and Distributions

        In order to qualify and maintain our status as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. "Real estate investment trust taxable income" generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. See "REIT Taxation—Annual Distribution Requirements".

        We intend to distribute to our shareholders all or substantially all of our real estate investment trust taxable income each year in order to comply with these distribution requirements and to avoid federal income tax and the nondeductible excise tax. See "REIT Taxation—Annual Distribution Requirements". However, the declaration of dividends and other distributions is within the discretion of our board of directors, and depends upon the our distributable funds, current and projected cash requirements, tax considerations and other factors. For example, our board of directors will be prohibited from authorizing a dividend if, after giving effect to the dividend, we would not be able to pay our indebtedness as it becomes due in the usual course of business or our total assets would be less than our total liabilities.

        If, from time to time, we do not have sufficient cash or liquid assets from operations to meet the distribution requirements or to distribute such greater amounts as may be necessary to avoid income and excise taxation, we might raise cash in order to make the dividends by borrowing funds, issuing new securities or selling assets. These methods of obtaining funds could affect future dividends by increasing operating costs.

        Dividends will be made to those shareholders who are shareholders as of the record date selected by the board of directors. Currently, we intend to declare and pay dividends quarterly, although our board of directors may in the future determine that we should declare and pay dividends on a different basis.

        We have not yet declared any dividends. We intend to pay dividends in amounts that are dependent upon our net cash from operations. We may not be able to maintain our dividends at the initial or any increased level, or at all. See "Risk Factors".

Summary of the Articles of Incorporation and Bylaws

General

        We were incorporated on April 30, 2004 as a corporation under the laws of the State of Georgia. As a Georgia corporation, we are governed by the Georgia Business Corporation Code. Georgia corporate law deals with a variety of matters regarding Georgia corporations, including liabilities of the corporation, its shareholders, directors and officers, the amendment of the articles of incorporation and bylaws of a corporation, and mergers of a Georgia corporation with other entities. Since many matters are not addressed by Georgia corporate law, it is customary for a Georgia corporation to address these matters through provisions in its articles of incorporation and bylaws.

        The discussion below sets forth material provisions of the governing laws, instruments and guidelines applicable to us. For more complete provisions, reference is made to the Georgia Business Corporation Code, and to our articles of incorporation and bylaws, which are attached as Exhibits to this registration statement. In the event of a conflict between the description of the articles of incorporation and bylaws in this prospectus and the terms of the articles of incorporation and bylaws themselves, the terms of the articles of incorporation and bylaws will control. The board of directors, on May 21, 2004, reviewed and ratified our articles of incorporation and bylaws by a unanimous vote, including by a unanimous vote of the Independent Directors.

Description of Capital Stock

  General

        We have authorized a total of 11,000,000 shares of capital stock, consisting of 10,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share.

  Common Stock

        As of the date of this prospectus, we had 61,000 shares of common stock outstanding, all of which were held by the Advisor, and no shares of preferred stock outstanding. Each share of common stock has one vote on each matter submitted to a vote of our shareholders. Common stock shareholders are entitled to receive dividends or distributions, when, as and if declared by our board of directors, out of our legally available assets, payable in cash, in property (subject to certain restrictions in the bylaws on distributions in kind) or in our securities, after any dividends or distributions required to be paid or distributed to our preferred stock shareholders are so paid or distributed. The common stock shareholders are also entitled to receive our net assets upon dissolution, after any preferential amounts required to be paid or distributed to the preferred stock shareholders are so paid or distributed. Shares of our common stock acquired by us will be treasury shares unless or until our board of directors decides that they are to be authorized but unissued shares. All of the shares of common stock offered hereby will be fully paid and nonassessable when issued.

  Preferred Stock

        We have not yet issued any shares of preferred stock, and we have no present plans to issue any shares of preferred stock. The preferred stock may be issued from time to time by our board of directors as shares of one or more series. The description of shares of each series of preferred stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption will be set, and can be changed, by our board of directors, without any shareholder vote. The shares of preferred stock of any one series will be identical with each other in all respects except as to the dates from and after which dividends thereon will accumulate, if cumulative. Because our board of directors has the authority to issue series of preferred stock and to set dividend rates and various rights and terms for a series, such as for redemption, the amount payable upon any liquidation of the corporation, conversion into other of our securities and any voting rights, our preferred stock could be issued with terms that would afford the holders of the preferred stock preferences, powers and rights senior to the rights of the common stock shareholders, or that would have the effect of discouraging a change of corporate control or other transactions that some owners of other classes of stock might not believe to be in their best interests.

  Additional Shares of Common Stock or Preferred Stock

        From time to time we may issue additional shares of common stock or preferred stock, without any vote by the shareholders. Furthermore, our board of directors may in the future seek to increase the number of authorized shares of common stock or preferred stock, if it determines that such action is in our best interest. Our bylaws provide that the voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering will not exceed voting rights which bear the same relationship to the voting rights of our publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.

  No Preemptive Rights; No Cumulative Voting

        Shareholders of our capital stock have no preemptive rights to purchase or subscribe for securities that we may issue in the future. Shareholders of our capital stock do not have a right to cumulate their votes for the election of directors.

  Redeemable Stock

        We will not issue redeemable equity securities. However we have adopted a stock redemption program (see "Stock Redemption Program" above), and from time to time we may also voluntarily repurchase some of our outstanding shares of stock if the repurchase would not impair our capital or operations. The Advisor, the directors and their affiliates are prohibited from receiving a fee on the repurchase of our outstanding shares of stock.

  Options, Warrants and Debt Securities

        We will not issue options or warrants to purchase shares of our common stock or preferred stock to the Advisor, to our directors, or to any of their affiliates, except on the same terms as such options and warrants are sold to the general public; and such options and warrants will not exceed an amount equal to 10% of our outstanding shares on the date of such grant. We will not issue options or warrants to purchase shares of our common stock or preferred stock to the general public with an exercise price less than the fair market value of the underlying shares on the date of the grant, or for a consideration that the Independent Directors determine has a market value less than the value of such options or warrants on the date of grant.

        We will not issue debt securities unless the historical debt service coverage as adjusted for known changes is sufficient to properly service that higher level of debt.

Termination of REIT Status and Liquidation and Dissolution

        The articles of incorporation provide that the board of directors is not permitted to take any action to terminate our status as a REIT until the board of directors adopts a resolution recommending that we terminate our status as a REIT; the board of directors presents the resolution at an annual or special meeting of the shareholders; and the resolution is approved by holders of a majority of the issued and outstanding shares of the common stock. Furthermore, the bylaws provide that a majority of the then outstanding shares of our common stock may, without the necessity for concurrence by the board of directors, vote to terminate our status as a REIT or to liquidate and dissolve us as a corporation.

Restrictions on Ownership and Transfer of Stock

        In order to qualify as a REIT under the federal tax laws, many requirements must be complied with. One of these is that our shares must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares may be owned, directly or indirectly (by applying certain attribution rules), by 5 or fewer individuals (as defined in the federal tax laws to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of directors believes that it is at present essential for us to qualify as a REIT, our articles of incorporation contain restrictions on our share ownership and share transfer. For example, any issuance, acquisition, sale, transfer, gift, assignment, devise or other disposition of our stock (called a "transfer"), will be void, and the intended transferee will not acquire any rights in our shares from the attempted transfer, if it would result in:

  •
  our common stock and preferred stock being beneficially owned, directly or indirectly, by less than 100 persons (determined without reference to any rules of attribution),

  •
  our being "closely held" within the meaning of Section 856(h) of the Code,

  •
  our not being a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code, or

  •
  the termination of our status as a REIT under the Code.

        The constructive ownership rules under the federal tax laws are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, they could be counted as one shareholder in determining compliance with these rules.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of these restrictions will be required to give notice immediately to us and provide us with certain information that we may request in order to determine the effect of the acquisition on our status as a REIT.

        In any purported transfer or any other event which would violate any of these restrictions, the number of shares of common stock or preferred stock that are purportedly transferred in violation of these restrictions will instead be automatically transferred to us as trustee. Such shares will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares (or, in the case of a devise or gift, the per share net asset value of the shares (as determined by our board of directors) at the time of the devise or gift), and (ii) the per share net asset value of the shares (as determined by our board of directors) on the date we, or our designee, accepts that offer. If we do not buy the shares, the purported transferee may designate someone to buy the shares who could own the shares without violating the restrictions, at a price not more than what the purported transferee paid, subject to certain other restrictions in the articles of incorporation.

        Any beneficial owner of more than 5% of the outstanding shares of our stock must, within 30 days after January 1 of each year, give us written notice of his or her name and address, the number of shares he or she beneficially owns and a description of how the shares are held. Each beneficial owner or constructive owner of any shares of our stock must, on request, disclose to us in writing any information we may request in order to determine the effect, if any, of their stock ownership on our status as a REIT and to ensure compliance with the ownership limits.

        All of our stock certificates will have a legend on them referring to these ownership and transfer restrictions. The restrictions could delay or prevent a change of control or other transaction that might involve a premium price for our shares or otherwise be in the best interest of our shareholders. The restrictions will only be effective while we are a REIT.

Board of Directors

        Our bylaws provide that the number of members of our board of directors will not be less than 3, and that the precise number will be determined by our shareholders from time to time. A majority of the members of the board of directors will be Independent Directors. See "Management—Independent Directors". All of the directors will have at least 3 years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets being acquired by us, and at least 1 Independent Director will also have at least 3 years of relevant real estate experience, meaning actual direct experience in acquiring and managing the types of real estate to be acquired by us for his own account or as an agent.

        Our directors serve in a fiduciary capacity and will have a fiduciary duty to our shareholders, and this duty will include a duty to supervise our relationship with the Advisor. Also, the directors are required to establish written policies on investments and borrowings, and to monitor our administrative procedures, investment operations and performance, and that of the Advisor, to assure that such policies are carried out.

        Each director will be elected by a majority of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present, and the vote for the election of Directors will be by written ballot. Each director will hold office until the annual meeting of our shareholders held next after his election, and until a successor is elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal; however, nothing in the articles of incorporation or bylaws prohibits a director from being reelected by the shareholders.

        A vacancy on the board of directors exists upon the death, resignation, removal or incapacity to serve of any director; upon the increase in the number of authorized directors; and upon the failure of the shareholders to elect the full number of directors authorized. The remaining directors will continue to act, and such vacancies may be filled by a majority vote of the remaining directors then in office, though less than a quorum, and, if not filled by prior action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. However, Independent Directors will nominate replacements for vacancies among the Independent Directors' positions.

        At all meetings of the board of directors, the presence of a majority of the authorized number of directors will constitute a quorum for the transaction of business. In general, unless there is requirement in the bylaws or the articles of incorporation for approval by a majority of the Independent Directors, the act of a majority of the directors present at any meeting at which there is a quorum is the act of the board of directors. In order to comply with the obligations of the provisions of the Code relating to REITs, and the Statement of Policy Regarding Real Estate Investment Trusts of

the North American Securities Administrators Association (which Statement of Policy many state regulators have adopted), the bylaws contain several provisions that require a majority of the Independent Directors, in addition to a majority of the directors, to approve certain actions that we may take. These provisions are intended to better ensure that we avoid or properly deal with conflicts of interest in our operations. Please see the bylaws for more information regarding these provisions.

        Without the concurrence of a majority of our then outstanding shares, the directors may not (a) amend the articles of incorporation or the bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of the shareholders, including amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (c) cause our merger or other reorganization; or (d) dissolve or liquidate us, other than before the initial investment in property. A sale of "all or substantially all of our assets" means the sale of two-thirds (2/3) or more of the our assets based on the total number of properties and mortgage loans, or the current fair market value of these assets. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

        Furthermore, the board of directors is not permitted to take any action to terminate our status as a REIT or to amend any of the provisions of the articles of incorporation that relate to our REIT status until the board of directors adopts a resolution recommending that we terminate our status as a REIT or amend any of such provisions, as the case may be; the board of directors presents the resolution at an annual or special meeting of the shareholders; and the resolution is approved by holders of a majority of the issued and outstanding shares of the common stock.

Shareholder Meetings and Voting

        An annual meeting of the shareholders will be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, and will be held not less than 30 days after delivery of the annual report to our shareholders. Special meetings of the shareholders for any purpose may generally be called by the chairman of the board, the president, a majority of the directors or a majority of the Independent Directors; and will be called by the chairman of the board, the president or the secretary when a request in writing for the special meeting is delivered to us by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Written notice of each meeting of the shareholders will be served either personally or by mail upon each shareholder of record entitled to vote at such meeting, not less than 15 nor more than 60 days before the meeting. Also, upon receipt of a written request stating the purpose of any special meeting of the shareholders, the Advisor will provide such notice of the special meeting, including the purpose thereof, to the shareholders within 10 days after receipt of such request.

        In general, the holders of a majority of the stock issued, outstanding, and entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the shareholders for the transaction of business. Each shareholder has one (1) vote for each share of stock having voting power, registered in his name on our books, and, in general, if a quorum exists, action on a matter (other than the election of directors) by the shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action.

        A majority of the then outstanding shares of common stock may, without the necessity for concurrence by the directors, vote to elect directors; amend the bylaws; terminate our status as a REIT or liquidate and dissolve us; and remove one or more of the directors.

Limitation of Liability of Directors and Officers

        Pursuant to Georgia corporate law, each of our directors and officers is not liable to us or to our shareholders for any action taken as a director or officer, or for any failure to take any action, if he or she performs his or her duties as a director or officer in a manner he or she believes in good faith to be in our best interests, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

        Also, pursuant to our articles of incorporation, none of our directors will have any liability to us or to our shareholders for monetary damages for any action taken, or for any failure to take any action, as a director; however, this provision in our articles of incorporation does not eliminate or limit the liability of a director for:

  •
  any appropriation, in violation of his or her duties, of any of our business opportunities;

  •
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  liabilities for certain unlawful distributions, as described in Section 14-2-832 of the Georgia Business Corporation Code; or

  •
  any transaction from which the director received an improper personal benefit.

Indemnification of Directors and Officers

        Pursuant to and subject to the requirements of our articles of incorporation and bylaws, we intend to indemnify our directors and officers (our "Indemnitees") against those expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by us under the laws of Georgia and our bylaws, and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been one of our Indemnitees. We will also indemnify the Indemnitee against reasonable expenses (including attorneys' fees) incurred by the Indemnitee if the Indemnitee is successful in the defense of any such proceeding. We will also pay reasonable expenses, including attorneys' fees, incurred by our Indemnitees in advance of the final disposition of a proceeding, under certain circumstances.

        We will not, however, indemnify any Indemnitee in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Also, we will not indemnify any Indemnitee for any liability or loss suffered by the Indemnitee, nor will we provide that the Indemnitee will be held harmless for any loss or liability that we suffer, unless all of the following conditions are met:

  •
  the Indemnitee had determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

  •
  the Indemnitee was acting on our behalf, or performing services for us;

  •
  the liability or loss was not the result of the negligence or misconduct of the Indemnitee (or, if the Indemnitee is an Independent Director, the gross negligence or willful misconduct of the Independent Director); and

  •
  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

        Also, the advancement of our funds to any Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

  •
  the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

  •
  the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves such advancement; and

  •
  the Indemnitee undertakes to repay the advanced funds to us, together with the applicable legal rate of interest, in cases in which such Indemnitee is found not to be entitled to indemnification.

        The indemnification provisions in our articles of incorporation and bylaws, and the Georgia Business Corporation Code, may permit indemnification to directors, officers, or persons controlling us, for liabilities arising under the Securities Act of 1933. We have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Also, under our bylaws, an Indemnitee, and any persons acting as a broker-dealer, will not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party, unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Inspection of Books and Records

        Any of our shareholders, and any of their designated representatives, will have access to all of our records at all reasonable times, and may inspect and copy any of them. We will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders, along with the number of shares of stock held by each of them. Upon the request of any shareholder, the list will be available for inspection at our home office by that shareholder or that shareholder's designated agent. The list will be updated at least quarterly to reflect changes in its information.

        We will mail a copy of the shareholder list to any shareholder that requests one, within 10 days of the request. We may charge a reasonable fee for copy work. The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders' voting rights and the exercise of shareholders' rights under the federal proxy laws.

        If the Advisor or our directors neglect or refuse to exhibit, produce or mail a copy of the shareholder list as requested, the Advisor and our directors will be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. However, it will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to our affairs. We may require the shareholder requesting the list to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest in us. The remedies described above that are provided to shareholders requesting copies of the list are in addition to other remedies available to shareholders under other laws.

Amendments to the Bylaws

        Our bylaws may be amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders. Without the concurrence of a majority of our then outstanding shares, the directors may not amend the bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of the shareholders, including amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions. Permitted amendments to the bylaws by the board of directors may be made at any regular or special meeting of the board of directors.

Transfer Agent

        The transfer agent and registrar for our common stock is Transfer Online, Inc.

Future Resale of Common Stock

        Except for the restrictions on transfer set forth in our articles of incorporation and our bylaws that are designed to protect our status as a REIT (see "Summary of the Articles of Incorporation and Bylaws"), and except for shares our officers and directors purchase in this offering, the shares sold in this offering will be freely transferable under the federal securities laws, without restriction or further registration under the federal securities laws. Our officers and directors are affiliates under the federal securities laws, and as a result their shares will be subject to certain resale restrictions. Sales of shares to residents of certain states or jurisdictions may require registration or an applicable exemption from registration provisions of the shares in those states or jurisdictions.

Order-matching Service for Shares

        The shares have not been listed on any registered national securities exchange, the Nasdaq stock market or other over-the-counter market. We are not obligated to ever list our shares, and we have no present plans to request any listing. Before our shares can be listed or quoted on a national securities system, such as the NASD over-the-counter bulletin board (the bulletin board is a quotation service, not a listing service), a market maker will have to submit an application on our behalf in order to make a market in our securities.

        After completion of this offering, one or more of the securities broker-dealers participating in this offering may provide an order-matching service for persons wishing to sell or buy shares. Information will be available about any offers to buy or sell shares and about any recent transactions in the shares. Wellstone Securities LLC has represented to us that it intends to provide an order-matching service in which it will confirm accepted offers and handle the transfer of payment and stock certificates. It would charge fees for each such transaction, payable out of the purchase funds. It is possible that no order-matching service may be available. In that case, anyone wishing to sell shares would have to find a buyer and make arrangements for the price, payment and transfer of the shares.

Limits on Resale of Common Stock as "Restricted" Shares

        The 61,000 shares of common stock issued to the Advisor before this offering were sold in a private transaction in reliance on an exemption from registration under the federal Securities Act of 1933. They are "restricted securities", as that term is defined in Rule 144 adopted under the Securities

Act of 1933. Restricted securities may be sold in a public market only if they are registered under the Securities Act of 1933 or if they are sold pursuant to an available exemption from registration, such as pursuant to Rule 144.

        In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one (1) year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Rule 144(k) provides that a person who is not an officer, director or principal shareholder at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years (including the holding period of any prior owner except an affiliate), could offer and sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Options, Warrants or Equity Compensation Plans

        None of our common stock is subject to outstanding options or warrants to purchase, or securities convertible into, common stock. We have no compensation plans under which our equity securities are authorized for issuance, although we may adopt such plans in the future.

REIT Taxation

        The following summary describes the material federal income tax considerations to us and our shareholders relating to this registration statement, and the treatment of us as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular shareholder in view of such shareholder's particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of shareholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). Except to the extent discussed below, this summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our shareholders that hold stock as "capital assets" within the meaning of Section 1221 of the Code.

        The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations.

        We base the information in this section on the current Code, the current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively.

        We have not requested or obtained any rulings from the IRS concerning the tax treatment of the matters discussed below or with respect to any issues relating to our qualification as a REIT. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS. Also, we can provide no assurance that the IRS will not challenge our REIT status, or that a court will not agree with the IRS.

        Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

General

        We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2005. An election is made by a taxpayer by computing its taxable income as if it were a REIT, which is generally done by filing a tax return on Form 1120-REIT. Thus, we can make the election for 2005 at any time prior to the due date of our 2005 federal income tax return.

        Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the federal tax laws, as discussed below. We believe that we are organized and have operated in such a manner as to qualify under the federal tax laws for taxation as a REIT since our incorporation on April 30, 2004, and we intend to continue to operate in such a manner. We can not assure you, however, that we will qualify as a REIT for 2005 or that we will operate in a manner so as to qualify or remain qualified as a REIT. See "REIT Taxation—Failure to Qualify" below.

        Miller & Martin PLLC has acted as tax counsel to us in connection with this offering. Miller & Martin PLLC is of the opinion that we are organized in conformity with the REIT tax requirements under the Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for the tax year ending December 31, 2005. The opinion, however, is made only as of the date of this prospectus and assumes that future actions that will be needed for us to secure and maintain our status as a REIT are taken. For example, in order to qualify as a REIT, we will have to make an election to be taxed as a REIT on our 2005 federal income tax return, which will be filed in 2006. Also, we must satisfy rules relating to the requisite number of shareholders, which will begin to apply in our second taxable year as a REIT. Miller & Martin PLLC's opinion is also based solely on our representations with respect to factual matters concerning our business operations and our properties. Miller & Martin PLLC has not independently verified these facts.

        Qualification as a REIT also depends, among other things, upon our ability to meet, on a continuing basis, through actual annual operating results, the various requirements under the federal tax laws described in this prospectus with regard to, among other things, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership. Miller & Martin will not review our operating results on an ongoing basis. Accordingly, while we intend to operate so that we qualify as a REIT, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2005, or in any future year.

        If we qualify for taxation as a REIT, we generally will not be subject to federal income taxes on the taxable income that we distribute to our shareholders each year. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation.

        Even with our REIT election, however, we will be subject to federal income tax in the following circumstances.

  •
  We will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income" (which is defined in "REIT Taxation—Annual Distribution Requirements" below), including undistributed net capital gains.

  •
  Under certain circumstances, we may be subject to the "alternative minimum tax" on any items of tax preference.

  •
  If we have (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, real property (and personal property incident thereto) acquired by foreclosure or otherwise on default of a lease of the property or of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income, to the extent that it does not constitute qualifying income for purposes of the 75% gross income test (discussed below).

  •
  If we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such net income will be subject to a 100% tax.

  •
  If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other safe harbor requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of either (i) the amount by which 75% of our gross income exceeds the amount of our gross income qualifying under the 75% test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our gross income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

  •
  If we fail to distribute during each calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such calendar year; (ii) 95% of our real estate investment trust capital gain net income for such calendar year; and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  •
  If we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by us, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis of such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that we make an election pursuant to Section 1.337(d)-5T(b) of the Temporary Regulations upon our acquisition of an asset from a C corporation.

  •
  Subject to certain exceptions, we will be subject to a 100% excise tax on certain rental and interest income received by us (or on certain expenses deducted by a taxable REIT subsidiary), if arrangements among us, our tenants and a taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

  •
  Under a new relief provision enacted as part of the American Jobs Creation Act of 2004 (the "2004 Act"), if we violate one or more of the REIT asset tests (as discussed below) under certain circumstances, but the violation was due to reasonable cause and not willful neglect, and if we take certain remedial actions, we may avoid a loss of our REIT status by, among other things, paying a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets during a specified period.

  •
  Under another new relief provision enacted as part of the 2004 Act, if we fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available (as discussed below), we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT

        The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the federal tax laws; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons; (vi) of which not more than 50% in value of the outstanding capital stock is owned, directly or indirectly (applying certain attribution rules), by 5 or fewer individuals (as defined in the federal tax laws to include certain entities); (vii) that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been revoked, and (viii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The federal tax laws provide that conditions (i) through (iv) must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year. For purposes of condition (vi), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We believe that we have complied with this requirement.

        As a REIT, we are subject to several recordkeeping and reporting requirements, including, for example, information relating to activities performed by independent contractors and distributions.

Ownership Tests

        As mentioned above, the ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year, not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by 5 or fewer individuals (including certain entities), and (ii) there must be at least 100 shareholders (without reference to any attribution rules) on at least 335 days of such 12 month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT.

        In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain or reestablish REIT status, our articles of incorporation contain restrictions regarding the transfer of our stock. See "Summary of the Articles of Incorporation and Bylaws". These restrictions, however, may not ensure that we will be able to satisfy these stock ownership requirements. If we fail to satisfy these stock ownership requirements, we will fail to qualify as a REIT.

        To monitor compliance with the stock ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must require written statements each year from the record holders of certain percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include the dividends we pay in their gross income. A list of those persons failing or refusing to comply with this requirement must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we satisfy these requirements and have no reason to know that condition (vi) above is not satisfied, we will be deemed to have satisfied such condition.

Income Tests

        In order for us to maintain qualification as a REIT, we must meet two gross income requirements annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived from "rents from real property", interest on obligations secured by mortgages on real property or on certain other interests in real property, gains from the sale or other disposition of real property and certain other sources, including certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the items of income which qualify under the 75% test, dividends, interest and gain from the sale or disposition of certain stock or securities, or from any combination of these sources of income.

        Rents received by us will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person; however, amounts received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales.

        Second, rents received from a tenant will not qualify as "rents from real property" if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant. We may, however, lease our properties to a taxable REIT subsidiary, and in general rents received from that subsidiary will not be disqualified from being "rents from real property" by reason of our ownership interest in the subsidiary, if at least 90% of the leased space of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

        Finally, for rent to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to our tenants, other than through an "independent contractor" from whom we derive no revenue. The "independent contractor" requirement, however, does not apply to the extent the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the "independent contractor" requirement will not apply to noncustomary services we provide, if the annual value of such noncustomary services does not exceed 1% of the gross income derived from the property with respect to which the noncustomary services are provided (the "1% de minimis exception"). For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests.

        We anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, and if, following our identification of such failure, we file for such taxable year a schedule with a description of each item of our gross income described for purposes of both the 75% and 95% tests. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in "REIT Taxation—General," even if these relief provisions were to apply, a tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature and diversification of our assets.

  •
  At least 75% of the value of our total assets must consist of "real estate assets," cash and cash items (including receivables) and government securities. "Real estate assets" includes real property (including interests in real property, leaseholds of land or improvements thereon, and interests in mortgages on real property), shares in other REITs and certain property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one (1) year period beginning on the date the REIT receives such capital).

  •
  Not more than 25% of the value of our total assets may consist of securities, other than those includable in the 75% asset class.

  •
  Except for certain investments in REITs, qualified REIT subsidiaries, taxable REIT subsidiaries or other securities that qualify as "real estate assets" for purposes of the 75% asset test, (i) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets, (ii) we may not own more than 10% of any one issuer's outstanding voting securities, and (iii) we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than certain types of securities and obligations, including securities that qualify as "straight debt" under the federal tax laws. For purposes of item (iii) above, our interest as a partner in a partnership is not considered a security, and we are deemed to own our proportionate share of each of the assets of the partnership.

  •
  Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by a qualified REIT subsidiary are treated as owned directly by the REIT. Securities, for purposes of the asset tests, may include debt we hold. However, as noted above, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities qualify as "straight debt". As applicable to REITs, and subject to certain special rules straight debt is any written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the interest rate (and interest payment dates) are not contingent on profits, the borrower's discretion or similar factors, and (ii) there is no convertibility (directly or indirectly) into stock.

        We do not currently own, and we intend not to own in the future, an interest in any issuer that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. Should we ever own an interest in that kind of an issuer, we intend to see that our pro rata share of the value of the securities, including unsecured debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation (taking into account the "straight debt" exceptions with respect to certain issuers). However, the IRS might disagree with our asset test determinations.

        After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we failed to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful.

        Furthermore, if we fail any of the asset tests at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we qualify under certain relief provisions enacted as part of the 2004 Act. Under one of these relief provisions, if we fail the 5% asset test, the 10% voting securities test or the 10% value test described in the third bullet point above, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of the total value of our assets at the end of the relevant quarter, and $10,000,000, and if we dispose of such assets (or otherwise meet such asset tests) within six months after the last day of the quarter in which we identified the failure.

        If we fail to meet any of the asset tests for a particular quarter, and if we do not qualify for the relief for de minimis failures that is described in the preceding paragraph, then we still would be deemed to have satisfied the relevant asset tests for such quarter if: (i) following our identification of the failure, we file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we dispose of the non-qualifying assets (or otherwise meet the relevant asset tests) within six months after the last day of the quarter in which the failure was identified; and (iv) we pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets during the period beginning on the first date of the failure and ending on the earlier of the date we dispose of the assets or the end of the first quarter in which we otherwise cure the asset test failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Annual Distribution Requirements

        In order to qualify and maintain our status as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and our net capital gain), and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. "Real estate investment trust taxable income" generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions generally must be paid in the taxable year to which they relate. Dividends paid in the following year, however, will be treated as paid in the previous year for purposes of the previous year's 90% distribution requirement in two circumstances. First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and are paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November or December of any year, with a record date in one of these months, and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared.

        Even if we satisfy the annual distribution requirement, to the extent that we do not distribute all of our net capital gain and all of our real estate investment trust taxable income, as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. Also, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such calendar year; (ii) 95% of our real estate investment trust capital gain income for such calendar year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        We may elect to retain and pay income tax at the REIT level on net long-term capital gains, and require our shareholders to include their proportionate share of the undistributed net capital gains in their income. If we make this election, shareholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the shareholder's share of the undistributed net long-term capital gain reduced by the amount of the credit. Any undistributed net long-term capital gains that are included in the income of our shareholders because of this rule will be treated as distributed for purposes of the 4% excise tax.

        We intend to make timely distributions to our shareholders sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets from operations to meet the distribution requirements or to distribute such greater amounts as may be necessary to avoid income and excise taxation. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Also, our insufficient cash or liquid assets issue might be due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. If we ultimately are unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, we would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to shareholders.

        In computing our "real estate investment trust taxable income", we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our "real estate investment trust taxable income" and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. In the event that we are subject to an adjustment to our "real estate investment trust taxable income" resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to our shareholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our "real estate investment trust taxable income" resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure to Qualify

        If we fail to qualify for taxation as a REIT for any taxable year, and no relief provisions apply (such as the relief provisions described in the 2004 Act discussed above), we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. To the extent that we would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of our liabilities and for distribution to shareholders would be reduced. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will we be required to be make them. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to shareholders will be treated as dividends, taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the "2003 Act"); and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four (4) taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Termination of our REIT Status

        Our board of directors is not permitted to take any action to terminate our status as a REIT or to amend any of the provisions of the articles of incorporation that relate to our REIT status until the board of directors adopts a resolution recommending that we terminate our status as a REIT or amend any of such provisions, as the case may be; the board of directors presents the resolution at an annual or special meeting of the shareholders; and the resolution is approved by holders of a majority of the issued and outstanding shares of the common stock.

Qualified REIT Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

Taxable REIT Subsidiaries

        A "taxable REIT subsidiary" is an entity taxable as a corporation in which we, directly or indirectly, own stock and that elects with us to be treated as a taxable REIT subsidiary of ours. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the voting rights or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us. In addition, we must pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We currently do not have any taxable REIT subsidiaries.

Taxation of Shareholders

  Taxation of Taxable U.S. Shareholders

        As used in the remainder of this discussion, the term "U.S. Shareholder" means a beneficial owner of our stock that is for United States federal income tax purposes:

  •
  a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

  •
  a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

        Generally, in the case of a partnership that holds our stock, any partner that would be a U.S. Shareholder if it held the stock directly is also a U.S. Shareholder.

        For any taxable year in which we qualify as a REIT, distributions made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual shareholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to taxable income of the REIT on which a corporate level tax has been imposed, e.g. dividend income received by the REIT from a non-REIT U.S. C corporation, including a "taxable REIT subsidiary," income of the REIT subject to a "built in gains" tax in the prior taxable year (net of the taxes paid by the REIT on such income), and taxable income retained by the REIT in the prior taxable year (net of the taxes paid by the REIT on such income). Because a REIT is not subject to tax on income distributed to its shareholders, the distributions made to corporate shareholders are not eligible for the dividends-received deduction. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of such shareholder's stock, but rather will reduce the adjusted basis of such shares as a return of capital. To the extent that distributions exceed the adjusted basis of a shareholder's stock, they will be included in income as capital gain, assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by us in October, November or December of any year payable to a shareholder of record on a specific date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to shareholders of any shares of stock. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of ours. Shareholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash distribution from us and then applied such distribution to purchase shares of stock in the Reinvestment Plan.

        Distributions that we properly designate as capital gain dividends will be taxable to U.S. Shareholders as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year), without regard to the period for which the shareholder has held the stock. If we designate any portion of a dividend as a capital gain dividend, a U.S. Shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. However, shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

        We may elect to retain and pay income tax at the REIT level on net long-term capital gains, and require our shareholders to include their proportionate share of the undistributed net capital gains in their income. If we make this election, shareholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the shareholder's share of the undistributed net long-term capital gain reduced by the amount of the credit. Any undistributed net long-term capital gains that are included in the income of our shareholders because of this rule will be treated as distributed for purposes of the 4% excise tax.

        Domestic shareholders may not include in their individual income tax returns any of our net operating losses or net capital losses. Instead, we would carry over such losses for potential offset against our future income, subject to certain limitations. Distributions we make, and gains arising from the sale or exchange by a shareholder of shares of our stock, will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any "passive activity losses" against those distributions or gains. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Net capital gain from the disposition of our stock (or capital gain dividends) generally will be excluded from investment income unless a shareholder elects to have such gain taxed at ordinary income rates.

        Upon the sale or other disposition of our shares of stock, a shareholder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one (1) year. In addition, if a shareholder receives a capital gain dividend with respect to shares which he or she has held for six (6) months or less at the time of sale or other disposition, any loss recognized by the shareholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

        Generally, our redemption of shares of stock will result in recognition of ordinary income by the shareholder unless the shareholder completely terminates or substantially reduces his or her interest in us. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code, unless the redemption (a) results in a "complete termination" of the shareholder's interest in us under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the shareholder under Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2), a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a shareholder immediately after the redemption is less than 80% of the percentage of the voting stock of the corporation owned by such shareholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a shareholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a shareholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

        If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the shareholder's tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one (1) year.

        We will report to our U.S. Shareholders and the IRS the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid to the IRS as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any shareholders who fail to certify their non-foreign status to us.

  Taxation of Tax-Exempt U.S. Shareholders

        Provided that a tax-exempt U.S. Shareholder has not held our stock as "debt financed property" within the meaning of Section 514 of the Code, and that the shares are not otherwise used in an unrelated trade or business, the dividend income from us will not be unrelated business taxable income, as defined in Section 512(a) of the Code (referred to as "UBTI"), to a tax-exempt U.S. Shareholder. Similarly, income from the sale of our stock will not be UBTI unless the tax-exempt U.S. Shareholder has held its stock as debt financed property or has used the stock in an unrelated trade or business. However, for a tax-exempt U.S. Shareholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, or a single parent title-holding corporation exempt under Section 501(c)(2) of the Code the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in us will be UBTI, unless the organization properly sets aside or reserves it for purposes specified in the federal tax laws. These tax exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        A "qualified trust" (defined to be any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of dividends from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by 5 or fewer individuals (the "5 or fewer requirement") only by relying on a special "look-through" rule under which shares held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If these requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. Dividends are not treated as UBTI, however, if this ratio is less than 5%. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the 5 or fewer requirement without relying on the "look-through" rule.

        The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

  Taxation of Non-U.S. Shareholders

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made here to provide more than a limited summary of those rules. The following discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Shareholder. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our shares, including any reporting requirements.

        Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT.

        However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates in the same manner as U.S. Shareholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the shareholder is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder that are not designated as capital gain dividends, unless (i) a lower treaty rate applies and the Non-U.S. Shareholder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate and, if the shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS; or (ii) the Non-U.S. Shareholder files an IRS Form W-8BEN with us claiming that the distribution is income treated as effectively connected to a U.S. trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his or her shares as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the shareholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under the 2004 Act, distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests will not be treated under FIRPTA as income "effectively connected" with a U.S. business carried on by the Non-U.S. Shareholder, provided that (i) the distribution is received in a taxable year beginning after the date of the 2004 Act (October 22, 2004), (ii) the distribution is received with respect to a class of our stock that is regularly traded on an established securities market located in the United States, and (iii) the Non-U.S. Shareholder does not own more than 5% of that regularly traded class of stock at any time during the taxable year in which the distribution is received. Rather than being subject to tax as effectively connected income under FIRPTA, such distributions will be treated as ordinary REIT dividends that are not capital gain dividends. Thus, such distributions generally will be subject to the 30% withholding tax described above (as opposed to a 35% withholding tax under prior law), such distributions will not be subject to the branch profits tax, and Non-U.S. Shareholders generally will not be required to file a U.S. federal income tax return by reason of receiving such distributions.

        In the case of any Non-U.S. Shareholder who is not eligible for the exception (described above) that was adopted as part of the 2004 Act (an "Inelligible Non-U.S. Shareholder"), for any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to such Ineligible Non-U.S. Shareholder under the provisions of FIRPTA. Under FIRPTA, these distributions are taxed to an Ineligible Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Inelligible Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and will be required to file U.S. federal income tax returns. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Ineligible Non-U.S. Shareholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to an Ineligible Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount may be applied as a credit against the Ineligible Non-U.S. Shareholder's FIRPTA tax liability.

        Gain recognized by a Non-U.S. Shareholder upon a sale of shares of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a domestically controlled REIT, and in such case the sale of shares of our stock would not be subject to taxation under FIRPTA. Even if we do not qualify as a domestically-controlled REIT at the time a Non-U.S. Shareholder sells our stock, gain arising from the sale of the stock still would not be subject to FIRPTA tax if the class or series of shares sold is considered regularly traded under applicable Treasury Regulations on an established securities market, and the selling Non-U.S. Shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the applicable testing period.

        Gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is treated as "effectively connected" with the Non-U.S. Shareholder's U.S. trade or business, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would likely be required to withhold and remit to the IRS 10% of the purchase price.

State and Local Taxes

        We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside (although U.S. Shareholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions). The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

Backup Withholding Tax and Information Reporting Requirements

  U.S. Shareholders

        In general, information reporting requirements will apply to certain U.S. Shareholders with regard to payments of distributions on our stock and payments of the proceeds of the sale of our stock, unless an exception applies.

        Further, under certain circumstances, U.S. Shareholders may be subject to backup withholding at a rate of 28% for 2004 on payments made with respect to, or cash proceeds of a sale or exchange of, our stock. Backup withholding will apply only if:

  •
  the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

  •
  the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

  •
  the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee's return or has failed to file the appropriate return, and the IRS has assessed a deficiency with respect to such underreporting; or

  •
  the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

        In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedures for obtaining such an exemption.

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Shareholder will be allowed as a credit against the U.S. Shareholder's federal income tax liability and may entitle the shareholder to a refund, provided that the shareholder furnishes the required information to the IRS.

  Non-U.S. Shareholders

        Generally, information reporting will apply to payments of dividends on our stock, interest, including original issue discount, and backup withholding as described above for a U.S. Shareholder, unless the non-U.S. Shareholder certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. Shareholders unless the non-U.S. Shareholder satisfies the requirements necessary to be an exempt non-U.S. Shareholder or otherwise qualifies for an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of a disposition by a non-U.S. Shareholder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interests in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker, unless the broker has documentary evidence as to the Non-U.S. Shareholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury Regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payor. Under these Treasury Regulations, some shareholders are required to provide new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury Regulations varies depending on the shareholder's particular circumstances, Non-U.S. Shareholders are advised to consult their tax advisors regarding the information reporting requirements applicable to them.

Characterization of Property Leases

        We will purchase both new and existing properties and lease them to tenants pursuant to leases of the type described in "Business- Description of Property Leases". Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, depends on a determination that the lease transactions engaged in by us are true leases, under which we are the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of the properties for federal income tax purposes may have adverse consequences to us, such as the denying of our depreciation deductions. Moreover, a denial of our depreciation deductions could result in a determination that our distributions to shareholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if we have sufficient cash, we may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "REIT Taxation—Annual Distribution Requirements" above. Furthermore, if we are determined not to be the owner of a particular property, the income that we would receive pursuant to the recharacterized lease might constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such property will have the effect of making the building serve as collateral for the debt obligation.

        The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the IRS with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

        While certain characteristics of the leases anticipated to be entered into by us suggest that we might not be the owner of the properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that we will be the owner of the properties. For example, under the types of leases described in "Business—Description of Property Leases", other than Financing Leases, we will bear the risk of substantial loss in the value of the properties, since we will acquire our interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the value of the properties, since we will have the right at any time to sell or transfer the properties, subject to the tenant's right to purchase the properties at a price not less than the properties' fair market value (determined by appraisal or otherwise).

        Other factors that are consistent with the ownership of the properties by us (other than in connection with Financing Leases) are (i) the tenants are liable for repairs and to return the properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us; (iii) the tenants agree to subordinate their interests in the properties to the lien of any first mortgage and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on our representation that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, we have not relinquished the properties to the tenants for their entire useful lives, but have retained a significant residual interest in them. Moreover, we will not be primarily dependent upon tax benefits in order to realize a reasonable return on our investments.

        Concerning the properties for which we will own the buildings and the underlying land, and that do not otherwise involve Financing Leases, on the basis of the foregoing, and assuming (i) we lease the properties on substantially the same terms and conditions described in "Business—Description of Property Leases", and (ii) as is represented by us, the residual value of the properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of our cost of such properties, and the remaining useful lives of the properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the properties' useful lives at the beginning of their lease terms, a good argument exists that we will be treated as the owner of the properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. We cannot, however, assure such treatment.

Reports To Shareholders

        We will furnish each shareholder with our audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

  •
  financial statements, including a balance sheet, statement of operations, statement of shareholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

  •
  the ratio of the costs of raising capital during the period to the capital raised;

  •
  the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor, including fees or charges paid to the Advisor and any affiliate of the Advisor by third parties doing business with us;

  •
  our Total Operating Expenses (defined in "The Advisor and the Advisory Agreement—The Advisory Agreement—Compensation"), stated as a percentage of our "average invested assets" (meaning the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period), and as a percentage of our "net income" (meaning our total revenues less our total expenses, excluding additions to reserves for depreciation or bad debts or other similar non-cash reserves, and excluding the gain from the sale of our assets);

  •
  a report from our Independent Directors that the policies we follow are in the best interest of our shareholders and the basis for such determination;

  •
  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, the Advisor and any affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors will be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

  •
  distributions to the shareholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to shareholders not later than 60 days after the end of the fiscal year in which the distribution was made).

        Within 75 days following the close of each year, each shareholder that is a qualified plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in us. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10.00 per share. If no public offering is ongoing, and until listing, the statement will report an estimated value of each share, based on:

  •
  appraisal updates performed by us based on a review of any existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property; and

  •
  a review of the outstanding mortgage loans focusing on a determination of present value primarily by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each mortgage loan.

        We may elect to deliver such reports to all shareholders. Shareholders will not be forwarded copies of appraisals or updates. In providing such reports to shareholders, neither we nor any of our affiliates make any warranty, guarantee, or representation that:

  •
  the shareholders or us, upon liquidation, will actually realize the estimated value per share; or

  •
  the shareholders will realize the estimated net asset value if they attempt to sell their shares.

        After this offering is declared effective, we will be required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, and shareholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding our activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request.

        Shareholders and their duly authorized representatives are entitled to inspect and copy, at their expense, our books and records at all times during regular business hours, upon reasonable prior notice, at the location where such reports are maintained. Shareholders, upon request and at their expense, may obtain full information regarding our financial condition, a copy of our federal, state and local income tax returns for each fiscal year, and, subject to certain confidentiality requirements, a list containing the name, address and shares held by each shareholder. Our fiscal year will be the calendar year.

        Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Appropriate tax information will be submitted to the shareholders within 30 days following the end of each fiscal year. A specific reconciliation between generally accepted accounting principles and income tax information will not be provided to the shareholders; however, such reconciling information will be available in our office for inspection and review by any interested shareholder.

The Offering

General

        A maximum of 2,000,000 shares of common stock is being offered at a purchase price of $10.00 per share. Included in the 2,000,000 shares offered are 150,000 shares available to shareholders purchasing shares in this offering who participate in the Reinvestment Plan and who receive a copy of this prospectus or a separate prospectus for the Reinvestment Plan. Any participation in such plan by a person who becomes a shareholder otherwise than by participating in this offering will require solicitation under this prospectus or a separate prospectus. See "Summary of Reinvestment Plan." The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

        A minimum investment of 250 shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 shares ($1,000). Any investor who makes the required minimum investment may purchase additional shares in increments of one (1) share.

Plan of Distribution

        You may purchase the shares being offered in this offering directly from us. This is a different plan of distribution than most public offerings of securities, where securities broker-dealers purchase the entire offering for simultaneous resale to their brokerage customers.

        Sales of securities to the public may generally be made only through broker-dealers and their agents who are members of the National Association of Securities Dealers, Inc. (the "NASD"). Rule 3a4-1 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 allows an issuer, and certain of its employees and "associated persons", to participate in the sale of the issuer's securities, if they meet the conditions of that rule. Our direct offering of the shares will be made by mailing copies of this prospectus and Subscription Agreements to persons who request them from us, and by receiving and processing Subscription Agreements and payment checks. Subscription Agreements received, and all communications about the offering, will be directed to John T. Ottinger, Jr., our chairman of the board of directors, president and chief executive officer. The employees of the Advisor will handle the mailings, the processing of documents and the ministerial and clerical work involved in effecting purchases. No one will receive any commissions or other compensation based on purchases of shares made directly from us, without the involvement of a broker-dealer. The activities of the Advisor's employees in these direct purchases are intended to be within Rule 3a4-1 of the Securities Exchange Act of 1934, and we will comply with all securities regulations of the states in which the offering is to be registered.

        We are also offering these shares through registered securities broker-dealers, as our agents. We will pay the securities broker-dealers participating in this offering selling commissions of 7% of the gross proceeds from their sale of shares in this offering. The broker-dealers will include Wellstone Securities LLC, Huntleigh Securities Corporation, Commonwealth Church Finance, Inc. and G.A. Repple & Company. There is no firm commitment underwriting for the shares, that is, no securities broker-dealer will purchase all of the shares, for resale to its customers. However, the broker-dealers will be within the definition of "underwriter" in Section 2(a)(11) of the Securities Act of 1933.

        Wellstone Securities LLC is expected to make the major amount of all sales through our agent broker-dealers. Wellstone Securities LLC was organized and began operations in December 2002. Its principal business function is to provide retail investment brokerage services. It had 25 registered representatives at December 22, 2004. Wellstone Securities LLC does not have common ownership with us, and we do not share any of the same officers or directors or have any other material relationships with Wellstone Securities LLC, except for a sales agency agreement for this offering. Wellstone Securities LLC will not purchase shares in this offering for its own account.

        In the past, and in addition to providing broker-dealer services to other entities, each of Wellstone Securities LLC, Huntleigh Securities Corporation, Commonwealth Church Finance, Inc. and G.A. Repple & Company has participated in the distribution of shares of common stock and bonds of Cornerstone Ministries Investments, Inc. Except for the foregoing, Wellstone Securities LLC and the other participating broker-dealers listed above have not performed any services in the past for us, the Advisor or any of our or the Advisor's affiliates.

        We and the securities broker-dealers participating in this offering will be selling the shares on a "best efforts" basis, without any commitment to sell the entire offering or any minimum amount. We and the securities broker-dealers participating in this offering will use best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of shares from us. We expect to offer these shares to residents of Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington and West Virginia.

        Prior to a subscriber's admission as a shareholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with American Pacific Bank, until a minimum of 250,000 shares has been purchased. If the minimum is not purchased by                    , 2005, all payments deposited in the escrow account will be promptly refunded in full, with interest and without any deduction for expenses. Shareholders are not otherwise entitled to interest earned on funds or to receive interest on their invested capital. See "The Offering—Escrow Arrangements" below.

        The securities broker-dealers participating in this offering severally have agreed to indemnify us and our officers and directors, the Advisor and its officers and directors, and their affiliates, against certain liabilities, including certain liabilities under the Securities Act of 1933. We have agreed to indemnify such broker-dealers and their controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933.

Subscription Procedures

  Procedures Applicable to All Subscriptions

        In order to purchase shares of common stock, a subscriber who meets the suitability standards (see "Suitability Standards and How to Subscribe—Suitability Standards") must complete and execute a Subscription Agreement (using the form of Subscription Agreement attached as Exhibit A to this prospectus) and deliver it to us (or to one of the securities broker-dealers participating in this offering, as applicable), together with a check for the full purchase price of the shares subscribed for. Until a minimum of 250,000 shares of common stock is sold, the check should be payable to "American Pacific Bank, f/b/o Wellbrook Properties, Inc. escrow"; thereafter, the check should be payable to "Wellbrook Properties, Inc." Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Subscription proceeds will be held in trust for the benefit of investors until such time as investors are admitted as shareholders. See "The Offering—Escrow Arrangements" below.

        Each subscription will be accepted or rejected by us within thirty (30) days after its receipt, and no sale of shares will be completed until at least five (5) business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten (10) business days after the date of such rejection, without interest and without deduction. The subscription price of each share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted will be sent a confirmation of his or her purchase. Subject to the escrow provisions described in this prospectus, subscribers will be admitted as shareholders not later than the last day of the calendar month following acceptance of their subscriptions.

        The Advisor and each of the securities broker-dealers participating in this offering who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe—Suitability Standards." In making this determination, the securities broker-dealers participating in this offering will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the securities broker-dealers participating in this offering.

        The Advisor and each of the securities broker-dealers participating in this offering will maintain records of the information used to determine that an investment in the shares is suitable and appropriate for an investor. The Advisor and each of such securities broker-dealers will maintain these records for at least 6 years.

  Procedures Applicable to Orders

        Each of the securities broker-dealers participating in this offering that receives a signed Subscription Agreement and a subscriber's check from a subscriber will deliver such Subscription Agreement and check to the Escrow Agent during the escrow period, and thereafter to us, in each case no later than the close of business of the first business day after receipt of the Subscription Agreement and check by such broker-dealer.

        Securities broker-dealers participating in this offering will not permit investors to subscribe for shares by telephonic order.

  Additional Subscription Procedures

        Investors who have questions or who wish to participate in the Reinvestment Plan should contact us or their securities broker-dealer that is participating in this offering.

Escrow Arrangements

        The Escrow Agreement between us and American Pacific Bank provides that escrowed funds will be invested by American Pacific Bank in interest-bearing bank accounts, in short-term certificates of deposit issued by a bank, or in short-term securities issued or guaranteed by the United States government. Such subscription funds will be released to us following the Escrow Agent's receipt, prior to the termination of the escrow period, of the minimum $2,500,000 in gross proceeds from this offering. If the minimum is not purchased by                    , 2005, all payments deposited in the escrow account will be promptly refunded in full with interest and without any deduction for expenses. Neither the Advisor nor any of its affiliates will purchase shares in order to meet the minimum sales condition.

        The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by American Pacific Bank and are returned to such subscribers because of the failure to obtain the $2,500,000 in gross proceeds from this offering. Shareholders will not otherwise be entitled to interest earned on our funds or to receive interest on their invested capital.

Termination

        We plan to terminate this offering two (2) years from the date of this prospectus, unless all of the shares offered are previously sold or we decide to terminate this offering earlier, in our discretion. If any portion of the 150,000 shares being offered pursuant to our Reinvestment Plan remain unsold after this offering has terminated, shares will be available for issuance under the Reinvestment Plan from any additional shares that we from time to time elect to register with the Securities and Exchange Commission for the Reinvestment Plan. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement.

ERISA Considerations

        The following is a summary of material considerations arising under ERISA, and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

        A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church or other plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code and state law with respect to the purchase, ownership or sale of the shares by such plan or IRA.

  Fiduciary Duties and Prohibited Transactions

        A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in our common stock. Accordingly, such fiduciary should consider:

  •
  whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA;

  •
  whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA;

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and

  •
  whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan, as required by Section 404(a)(1)(A) of ERISA.

        In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a

"Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

  Plan Assets

        The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

        Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act of 1933 (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). Our shares of common stock are being sold in an offering registered under the Securities Act of 1933, as amended.

        The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We anticipate that the shares will be "widely held" as a result of this offering.

        The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under the articles of incorporation on the transfer of our common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws—Restrictions on Ownership and Transfer of Stock." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

        Assuming that the shares will be "widely held" and "freely transferable," we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation, and that our assets will not be deemed to be "plan assets" of any Plan that invests in the shares.

Determination of Offering Price

        The offering price per share was determined by us in our sole discretion based upon the price that we believed investors would pay for the shares, the fees to be paid to the Advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties, mortgage loans and other permitted investments. There is no public market for the shares on which to base market value.

Supplemental Sales Material

        Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved in writing by us.

        All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. We may also respond to specific questions from the securities broker-dealers participating in this offering and from prospective investors. Additional materials relating to the offering may be made available to the broker-dealers for their internal use.

Legal Opinions

        Certain legal matters in connection with this offering will be passed upon for us by Miller & Martin PLLC. In addition, the description of the federal income tax consequences contained in the section of the prospectus entitled "REIT Taxation" is based in part on the opinion of Miller & Martin PLLC. Miller & Martin PLLC serves as counsel to us and to the Advisor and certain of its affiliates. Members of the firm may invest in our shares, but are not expected to hold any substantial interest in us.

Experts

        Our balance sheet as of May 28, 2004 has been included in reliance on the reports of Robert N. Clemons, CPA, PA, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

Additional Information

        A registration statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding us and the shares, reference is hereby made to the registration statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

Independent Auditor's Report

To The Board of Directors and Stockholder
Wellbrook Properties, Inc.

        We have audited the accompanying balance sheet of Wellbrook Properties, Inc. (a development stage company) as of December 31, 2004 and the related statements of operations, changes in shareholder's equity and cash flows for the period from formation (April 30, 2004) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellbrook Properties, Inc. (a development stage company) as of December 31, 2004 and the results of its operations, changes in shareholder's equity and cash flows for the period from formation (April 30, 2004) through December 31, 2004 in conformity with accounting principles generally accepted in the United States.

/s/ Robert N. Clemons, CPA, PA

DeLand, Florida
February 28, 2005

WELLBROOK PROPERTIES, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2004

ASSETS
Cash and cash equivalents	$611,707

TOTAL ASSETS	$611,707

LIABILITIES AND SHAREHOLDER'S EQUITY
Dividends payable	$1,707
TOTAL LIABILITIES	$—

SHAREHOLDERS' EQUITY
Preferred Stock, $.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—
Common Stock, $.01 par value; 10,000,000 shares authorized, 61,000 shares issued and outstanding	610
Paid-in capital	609,390

TOTAL SHAREHOLDER'S EQUITY	610,000

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$611,707

See Accompanying Notes

WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004

REVENUES	$—
EXPENSES	—

INCOME FROM OPERATIONS	—
INTEREST INCOME	1,707
NET INCOME	$1,707

Basic and diluted earnings per common share, based on weighted average common shares outstanding of 610,000	$0.03
Dividends declared per share	$0.03

See Accompanying Notes

WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004

	COMMON STOCK:
			PAID-IN CAPITAL	PREFERRED STOCK	RETAINED EARNINGS	TOTAL EQUITY
	SHARES	AMOUNT
BEGINNING BALANCE	—	$—	$—	$—	$—	$—
Common stock issued April 30, 2004 for cash	61,000	610	609,390			610,000
Net income					1,707	1,707
Dividends declared					(1,707)	(1,707)

BALANCE, DECEMBER 31, 2004	61,000	$610	$609,390	$—	$—	$610,000

See Accompanying Notes

WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,707
Adjustments to reconcile net income to cash from operations	—

NET CASH PROVIDED BY OPERATIONS	1,707

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued	610,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	610,000

Net increase in cash and cash equivalents	611,707
Cash and cash equivalents at beginning of period	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$611,707

Interest Paid During the Period	$—
Income Taxes Paid during the Period	$—

See Accompanying Notes

WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Wellbrook Properties, Inc. ("The Company") was formed on April 30, 2004 as a Georgia corporation that intends to qualify as a real estate investment trust ("REIT"). As the Company has not yet begun operations, it is considered to be a development stage company. The Company expects to acquire properties primarily in the Southeastern United States that will be leased to tenants on a long-term basis. The Company also expects to provide mortgage loans on properties. The acquisitions may include properties which are under construction, are newly constructed or have operating histories. The properties may include congregate or independent living, assisted living facilities and life care communities. The Company may invest directly in the properties or indirectly through the acquisition of interests in entities which own such properties or interests therein.

        The Company's advisor is Cornerstone Capital Advisors, Inc. (the "Advisor"), a Georgia corporation formed in 2003 to provide management, advisory and administrative services. The Advisor will administer the Company's day-to-day operations and select real property for purchase and mortgage loans to originate. As of December 31, 2004, the Advisor owned 61,000 shares of the Company's common stock (100% of the outstanding shares) which they purchased at the proposed initial public offering price of $10 per share. The Advisor may not sell these shares while the Advisory Agreement is in effect.

        As of December 31, 2004, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

        The balance sheet is presented using the accrual method of accounting and in accordance with generally accepted accounting principles used in the United States. The preparation of the balance sheet requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short term investments are stated at cost, which approximates fair value. There are no restrictions on the use of the Company's cash.

Distribution Policy

        The Company intends to make quarterly distributions each taxable year equal to at least 90% of its taxable income. Dividends to be distributed to shareholders will be determined by the board of directors and will be dependant upon a number of factors, including funds available, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company's status as a REIT under the Internal Revenue Code.

Offering and Related Costs

        Organization and offering costs are incurred by the Advisor on behalf of the Company and accordingly are not a direct liability of the Company. Such costs include legal and accounting fees,

printing costs, filing fees and other offering expenses. The Company will be obligated to reimburse the Advisor for these costs from the offering and sale of shares of common stock to the public. As of December 31, 2004, the Advisor has incurred organization and offering costs on behalf of the Company of approximately $227,000. In the event that the minimum shares of common stock are not sold to the public, the Company has no obligation to reimburse the Advisor for these costs.

        Organizational costs are expensed as incurred and offering costs are charged to paid-in capital as incurred.

Income Taxes

        The Company intends to elect to be taxed as a REIT under the Internal Revenue Code and intends to operate as such with its initial taxable period ending December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for four years following the year in which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could have a materially adverse affect on net income and net cash available for distribution to shareholders. The Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

NOTE 3—SHAREHOLDERS' EQUITY

General

        The Company's articles of incorporation authorize the issuance of up to 10,000,000 shares of common stock and 1,000,000 shares of preferred stock.

        The common shares have a par value of $.01 per share and entitle the holders to one vote per share on all matters submitted to a vote of the Company's shareholders. Common shareholders are entitled to receive dividends or distributions when declared by the board of directors after any dividends or distributions required to be paid to preferred shareholders are so paid or distributed. The common shares have no preferences or preemptive, conversion or exchange rights. 61,000 common shares have been issued and are outstanding as of December 31, 2004.

        The Company is authorized to issue one or more series of $.01 par value preferred shares. The description of shares of each series of preferred stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption will be set, and can be changed, by the Company's board of directors, without shareholder vote. As of December 31, 2004, no preferred shares have been issued.

        The Company is obligated to pay selling commissions of 7% to authorized broker-dealers on shares purchased from the Company during public offerings. The commissions will be charged as a reduction to paid-in capital upon sale of the shares.

Reinvestment Plan

        The Company has adopted a reinvestment plan ("RP"), through which common shareholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of the Company's common stock. Participants in the RP may purchase fractional shares so that 100% of the dividends will be used to acquire common stock. The Company is responsible for all administrative charges and expenses incurred by the RP.

        Prior to the Company's common stock being listed on a national exchange or over-the-counter market (a "listing"), the share price used by the RP to purchase common stock will be as follows:

  •
  During the initial offering period, while a material number of shares are being sold, the price will be the public offering price of $10 per share.

  •
  For up to three full fiscal years after the Company ceases to sell a material number of shares from the initial public offering, shares will be purchased at their estimated fair value (as determined by semi-annual appraisals) or at the $10 per share public offering price at the option of the Company's board of directors.

  •
  After the above time periods, shares will be purchased at their estimated fair value as determined by semi-annual appraisals performed by the Company or qualified third-party appraisers.

        Upon a listing of the common shares, or commencement of quotation on a quotation service such as the NASD over-the-counter bulletin board, the RP may purchase shares from the exchange or market on which the shares are listed (or quoted) or directly from the Company at the current per share market price.

Share Redemption Program

        Shareholders of common stock who have held their shares for at least one year may seek to redeem their shares. Redemption of shares will be made quarterly after dividend distributions on a pro-rata basis. This program is not available to those who have purchased their shares from another shareholder. During any calendar year, the Company will redeem no more than three percent of the weighted average number of common shares outstanding during the prior calendar year or the number of shares purchased pursuant to the RP in the current year, whichever is less. The redemption price is $10 per share. Shares owned by a deceased person are eligible for redemption prior to the one-year holding period and are redeemed at an amount equal to the lessor of $10 per share or the purchase price paid for the shares.

        The board of directors may, in its sole discretion and at any time, terminate or amend the terms of the stock redemption program.

NOTE 4—RELATED PARTY TRANSACTIONS

Advisory Agreement

        The Company executed an Advisory Agreement (the "Agreement") with the Advisor which entitles the Advisor to specific fees upon completion of certain services. The Agreement expires on December 31, 2005 and is annually renewable upon the consent of both parties. The Agreement may be terminated by either party with 60 days' written notice. The following are the fees that the Company will pay to the Advisor:

        Acquisition Fee—3% of the contract price of any real property acquired and 3% of the amount of funds advanced by the Company to a borrower in any mortgage loan transaction. In addition to the acquisition fees, the Company will pay directly or reimburse the Advisor for all expenses it incurs in connection with the selection and acquisition of any real properties or the making of mortgage loans. The fee will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition to an amount customarily charged in arm's-length transactions by other persons or entities rendering similar services in the same geographical area and for comparable types of real properties.

        Management Fee—10% of the Company's gross real estate income as compensation for professional, management, accounting, and administrative services, payable monthly. Gross real estate income is defined as revenue recognized from leases or interest income from mortgage loans. The Company will also pay directly or reimburse the Advisor for all expenses incurred by the Advisor in connection with the services it provides under the agreement. If in four consecutive fiscal quarters, total operating expenses exceed either 2% of average invested assets or 25% of net income (defined as total revenues less total expenses, excluding depreciation, bad debt and other similar non-cash expenses, and excluding the gain from the sale of assets), the Advisor will reimburse the Company the amount in which operating expenses exceed these guidelines, unless the independent members of the Company's board of directors determine the excess to be justified.

        Subordinated Share of Net Sales Proceeds—10% of the net sales proceeds from sales of the Company's real properties. This fee is paid only after all shareholders have received distributions equal to the sum of an 8% cumulative, non-compounded, annual return on their invested capital from inception through the applicable date and all of their invested capital. If the Company's shares become listed on a national securities exchange or quoted in an over-the-counter market, the Advisor will not be paid this fee.

Conflict of Interest

        The Advisor was formed in 2003 to serve as the management entity for Cornerstone Ministries Investments, Inc., a Securities and Exchange Act reporting company that finances real estate for churches and other non-profit faith based entities, including schools, affordable housing projects, and senior housing facilities. Two of the Company's executive officers and directors are also employees of the Advisor, and one is also an executive officer and director of Cornerstone Ministries Investments, Inc. To minimize potential conflicts of interest, all acquisitions, investments, mortgage loans, lease agreements, asset sales, and services provided by the Advisor must be approved by the Company's board of directors, including a majority of independent directors who are not affiliated with the Advisor.

NOTE 5—ECONOMIC DEPENDENCY

        The Company will be dependant on the Advisor for certain services which are essential to the Company, including asset acquisition and disposition decisions, financial management, leasing and asset management services and other general and administrative responsibilities. In the event that the Advisor will be unable to provide the respective services, the Company will be required to obtain such services from other sources.

NOTE 6—CASH CONCENTRATION

        A cash concentration risk arises when the Company has more cash in a financial institution than is covered by federal deposit insurance. At December 31, 2004, the Company had cash in excess of insured limits totaling $10,000.

NOTE 7—FINANCIAL INSTRUMENTS

        The following method and assumption was used to estimate the fair value of each class of financial instruments: Cash and cash equivalents and Dividends payable—Fair value approximates their carrying amount due to the initial maturities of the instruments being three months or less.

        The estimated fair values of the Company's financial instruments at December 31, 2004:

	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$611,707	$611,707
Financial liabilities:
Dividends payable	$1,707	$1,707

Prior Performance Tables

        The following prior performance tables provide information relating to the Advisor's real estate investment performance. As described under "The Advisor and the Advisory Agreement—The Advisor's Prior Performance", the Advisor was formed in 2002 to provide management and advisory services for Cornerstone Ministries Investments, Inc., a Securities Exchange Act reporting company. At the time of the Advisor's formation, Cornerstone Ministries Investments' directors, officers and employees assumed similar positions with the Advisor. Either directly or indirectly, the Advisor's management team has devoted substantially all of its business time and efforts over the last 10 years toward the management of Cornerstone Ministries Investments and its predecessors.

        Information about our Advisor's prior performance is being presented because the primary investment objectives of Cornerstone Ministries Investments are similar to ours in the following ways:

  •
  to preserve, protect, and enhance our real assets;

  •
  to make regular distributions to our investors; and

  •
  to obtain current income through investment in real estate.

        Despite these general similarities, there are several important differences between our proposed business and Cornerstone Ministries Investments' business. First, we intend to derive the majority of our income from lease payments made on properties that we own. Cornerstone Ministries Investments, by contrast, derives most of its income from interest payments on loans that it makes. While we expect to make mortgage loans, these loans will not be our primary source of income. Second, we will focus our investments on congregate or independent living facilities, assisted living facilities and life care communities. Cornerstone Ministries Investments, on the other hand, focuses its investments on loans secured by facilities used by churches, their related ministries and other faith-based organizations, including a significant investment in senior housing (59% of the loan portfolio). Finally, we differ in our capital structure. Cornerstone Ministries Investments has traditionally raised the majority of its capital through bond offerings. We seek to raise our capital through the sale of common stock in this offering.

        Because the Advisor has been responsible for the management of Cornerstone Ministries Investments, the financial results of Cornerstone Ministries Investments may provide some indication of the Advisor's performance during the periods covered by the following tables. However, the differences in investment objectives and forms of capital outlined above may adversely impact the usefulness of the information that is provided. Furthermore, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results. Purchasers of common stock in this offering will not own any interest in Cornerstone Ministries Investments and should not assume that they will experience returns, if any, comparable to those experienced by investors in Cornerstone Ministries Investments.

        The following tables are included herein:

  Table I—Experience in Raising and Investing Funds

  Table II—Compensation to the Advisor

  Table III—Operating Results of Prior Programs

        Prospective investors should read these tables carefully together with the summary information concerning the Advisor's prior performance as set forth in the section of this prospectus entitled "The Advisor and the Advisory Agreement—The Advisor's Prior Performance". Additional information relating to the financial results of Cornerstone Ministries Investments can be found in reports that it files with the SEC. We will provide upon request, for no fee, the most recent Form 10-KSB Annual

Report filed with the SEC by Cornerstone Ministries Investments and will provide, for a reasonable fee, exhibits to such Form 10-KSB.

TABLE I: Experience in Raising and Investing Funds (on a percentage basis)

        Prior to July 1, 2003, the executives and management of our Advisor were employees of Cornerstone Ministries Investments, Inc. ("CMI"). Since July 1, 2003, our Advisor has provided management and administrative services to CMI. Their responsibilities included raising and investing funds from public bond offerings. Each column in this table represents a specific public bond offering that has been completed by CMI in the past three years. The objective of this table is to give potential investors information related to the past performance of our Advisor's management team as it relates to previous public offerings in which they have been responsible for raising and investing money from investors.

	Series B Bonds	Series C Bonds	Series D Bonds	Series E Bonds
Dollar amount offered	$17,000,000	$16,000,000	$45,000,000	$40,000,000
Dollar amount raised	$16,765,784	$16,000,000	$45,000,000	$39,931,209
Offering expenses:
Selling commissions	4.6%	4.8%	5.0%	5.0%
Registration expenses	.8%	.6%	.2%	.4%
Reserves	—	—	—	—
Percent of funds available for investment	94.6%	94.6%	94.8%	94.6%
Real estate loan origination funding:
Loan fees to originator	8.0%	8.0%	8.0%	8.0%
Cash to borrowers for purchase of real estate	90.8%	90.8%	90.8%	90.8%
Loan closing costs	1.2%	1.2%	1.2%	1.2%
Total real estate loan origination funding	100.0%	100.0%	100.0%	100.0%
Percent leveraged	N/A	N/A	N/A	N/A
Date offering began	May, 2000	January, 2002	May, 2002	March, 2004
Length of offering (in months)	20	5	13	10
Months to invest 90% of amount available for investment (from beginning of offering)	23	9	15	14

TABLE II: Compensation to the Advisor

        Our Advisor has received no proceeds from any of CMI's bond offerings. Currently, our Advisor is paid by CMI under a management and administrative agreement. Since CMI does not segregate and report its cash flow and financial results by each individual public bond offering, this table gives financial information related to CMI's total cash flow from operations, cash flow from loan principal payments, and cash payments to our Advisor. CMI's cash payments to our Advisor include: 1) payments made directly to our Advisor's employees while they were employed by CMI (prior to July 1, 2003) and

2) payments made to our Advisor under the current management and administrative agreement which took effect on July 1, 2003.

	2004	2003	2002	2001
Cash generated from operations before payments to the Advisor	$3,357,543	$4,144,124	$594,700	$1,180,992
Amount paid to advisor from operations for management and administrative duties	$1,290,880	$1,013,730	$674,384	$470,469
Dollar amount of loan principal repayments received before deducting payments to the Advisor	$21,325,174	$13,719,971	$4,183,090	$19,545,760
Amount paid to Advisor from loan principal repayments	-0-	-0-	-0-	-0-

TABLE III: Operating results of Prior Programs

        As discussed earlier, our Advisor's management has been either directly employed by or engaged as an advisor to CMI for over 10 years. This table summarizes key operating results from CMI's operations since 2000. All of the public offerings included in Table 1 are included in these operating results. CMI does not report its operating results on an "offering by offering" basis. Therefore, we are presenting selected consolidated results in this table.

	2004	2003	2002	2001	2000
Gross Revenues	$13,154,641	$10,923,548	$6,909,340	$4,362,214	$489,433
Profit from property sales	—	—	—	—	—
Less: Operating expenses	3,379,340	3,198,466	2,141,735	1,388,570
Investor interest expense	9,263,934	7,246,202	4,154,997	2,726,524	314,871

Net Income—GAAP Basis	$511,367	$478,880	$612,608	$247,120	$(61,212)
Taxable Income:
—from operations	$598,533	$569,168	$384,299	$125,059	—
—from gain on property sales	—	—	—	—	—
Cash generated from operations before investor interest payments	$7,374,564	$7,762,848	$4,402,836	$2,611,959	$487,019
Cash generated from property sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Total cash generated from above items	7,374,564	7,762,848	4,402,836	2,611,959	487,019

Less: Cash distributions to investors
—interest to bond investors	5,307,901	4,632,454	4,482,520	1,901,436	205,619
—dividends to equity investors	324,153	337,725	344,066	340,875	102,056

Total cash distributions to investors	5,632,054	4,970,179	4,826,586	2,242,311	307,675

Cash generated (deficiency) after cash distributions	$1,742,510	$2,792,669	$(423,750)	$369,648	$179,344
Tax & Distribution Data per $1,000 Invested in CMI Common Stock:
Federal Income Tax Results—
Ordinary income (loss)—operations	$129	$165	$111	$42	$0
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors—
Source (on GAAP Basis)
Operating income	$90	$100	$100	$100	$100
Return of capital	—	—	—	—	—
Source (on cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	$90	$100	$100	$100	$100

Exhibit A
Subscription Agreement

SUBSCRIPTION AGREEMENT
WELLBROOK PROPERTIES, INC.

1. _________ INVESTMENT ________________________________________________

This is an (check one): ☐ Initial ☐ Additional Investment ☐ Check this box if you are purchasing these Shares through a Registered Investment Adviser or net of commission.

Make Investment Check Payable to: American Pacific Bank, f/b/o Wellbrook Properties, Inc. escrow

This subscription is in the amount of $_________ for the purchase of _______ Shares ($10.00 per Share) of the common stock of Wellbrook Properties, Inc., a Georgia corporation. The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2. _________ FORM OF OWNERSHIP ______________________________________

(Select only one)
☐ IRA	☐ INDIVIDUAL
☐ SEP/IRA	☐ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
☐ KEOGH (H.R. 10)	☐ HUSBAND AND WIFE AS COMMUNITY PROPERTY (two signatures required)
☐ PENSION OR PROFIT SHARING PLAN
☐ TAXABLE ☐ TAX EXEMPT ☐ A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐ TRUST (include title and signature pages) ☐ TENANTS IN COMMON
☐ TAXABLE ☐ TAX EXEMPT ☐ CUSTODIAN FOR ___________
☐ CHARITABLE REMAINDER TRUST	Under the ☐ UGMA of the State of ___________
☐ NON-PROFIT ORGANIZATION	☐ UTMA of the State of ___________
☐ CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)
3.
_________INVESTOR INFORMATION ________________________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

1st Registration Name	Investor Social Security Number
2nd Registration Name	Taxpayer ID Number
Address	Custodian Account Number
City/State/Zip	Custodian Phone Number
Investor Mailing Address (IRA Accounts)	Investor E-mail Address
City/State/Zip	Daytime Phone Number

☐ Check this box if you are a U.S. citizen	☐ Check this box if you are a U.S. citizen residing outside the U.S.
☐ Check this box if you are a foreign citizen	☐ Check this box if you are subject to backup withholding
4.
_________ DISTRIBUTIONS ________________________________________________

Complete this section only to enroll in the Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.

a.
☐ REINVESTMENT PLAN (see Prospectus for more details)

b.
☐ DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors Only)

I authorize Wellbrook Properties, Inc. or its Agent (collectively, "Wellbrook") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Wellbrook in writing to cancel it. In the event that Wellbrook deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution
Address
City/State/Zip
Account Type (check one): ☐ Checking ☐ Savings
Account Number ______________ Bank ABA Routing Number __________________________________
5.
______________SUBSCRIBER SIGNATURES ______________________________________

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wellbrook Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received a copy of the Prospectus.	Initials	Initials

(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
	Initials	Initials
(c) I am purchasing these Shares for my own account.
	Initials	Initials
(d) I acknowledge that the Shares are not liquid.
	Initials	Initials
X		X
Signature of Investor	Date	Signature of Joint Investor	Date
6.
________________ BROKER INFORMATION __________________________________________

        The Broker's Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker/Dealer Name
Financial Advisor Name
Advisor Mailing Address
City/State/Zip
Advisor Number	Telephone Number

E-mail Address	Fax Number

☐ Telephonic Subscription

☐ Registered Investment Adviser (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vi) have complied with the other requirements of

Sections IIIC and IIID of the NASAA Statement of Policy Regarding Real Estate Investment Trusts in selling the Shares.

X		X
Financial Advisor Signature	Date	Branch Manager Signature	Date
(If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

Return to: Wellbrook Properties, 2450 Atlanta Highway, Suite 904, Cumming, GA 30040 Wellbrook Properties Investor Relations: tel (XXX) XXX XXXX, toll free 8XX) (XXX) XXX XXXX

        For Office Use Only****

Sub.#	Admit Date	Amount

Check #	Region	W/S

[back cover of the Prospectus]

        Until                        , 2005 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        Expenses of the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the maximum offering amount is sold. (The registrant will bear all these expenses.)

Securities and Exchange Commission filing fee	$2,534
Blue sky fees and expenses	18,000
Accountant's fees and expenses	10,000
Legal fees and expenses	125,000
Printing and Edgar filer	25,000
Postage and other delivery media	10,000
Miscellaneous	9,466
Total	200,000

*
To by filed by amendment.

Item 32. Sales to Special Parties.

        None

Item 33. Recent Sales of Unregistered Securities.

        (a)   The following information is given for all securities that the registrant sold within the past three (3) years without registering the securities under the Securities Act.

Date	Title	Amount	Consideration
May 21, 2004	common stock	61,000 shares	$610,000

        (b)   No underwriters or placement agents were used. The registrant did not publicly offer any securities. The shares were sold to Cornerstone Capital Advisors Inc.

        (c)   The sale was for cash. No underwriting discounts or commissions were paid.

        (d)   The registrant claims exemption from registration under Section 4(2) of the Securities Act, because the offer and sale was made to a sophisticated, accredited investor and did not involve any public offering or general solicitation or advertising.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Article 6 of the registrant's articles of incorporation, none of the registrant's directors will have any liability to the registrant or to its shareholders for monetary damages for any action taken, or for any failure to take any action, as a director; however, this provision does not eliminate or limit the liability of a director for:

  •
  any appropriation, in violation of his or her duties, of any of the registrant's business opportunities;

  •
  acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  liabilities for certain unlawful distributions, as described in Section 14-2-832 of the Georgia Business Corporation Code; or

  •
  any transaction from which the director received an improper personal benefit.

        Pursuant to and subject to the requirements of Article 7 of its articles of incorporation and Sections 12.07 and 12.08 of its bylaws, the registrant intends to indemnify its directors and officers (the "Indemnitees") against those expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by the registrant under the laws of Georgia and under the registrant's bylaws, and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been one of the registrant's Indemnitees. Under such Sections, the registrant will also indemnify the Indemnitee against reasonable expenses (including attorneys' fees) incurred by the Indemnitee if the Indemnitee is successful in the defense of any such proceeding, and the registrant will also pay reasonable expenses, including attorneys' fees, incurred by the Indemnitees in advance of the final disposition of a proceeding, under certain circumstances.

        The registrant will not, however, indemnify any Indemnitee in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Also, the registrant will not indemnify any Indemnitee for any liability or loss suffered by the Indemnitee, nor will the registrant provide that the Indemnitee will be held harmless for any loss or liability that the registrant suffers, unless all of the following conditions are met:

  •
  the Indemnitee had determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant's best interests;

  •
  the Indemnitee was acting on the registrant's behalf, or performing services for the registrant;

  •
  the liability or loss was not the result of the negligence or misconduct of the Indemnitee (or, if the Indemnitee is an Independent Director, the gross negligence or willful misconduct of the Independent Director); and

  •
  the indemnification or agreement to hold harmless is recoverable only out of the registrant's net assets and not from its shareholders.

        Also, the advancement of the registrant's funds to any Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

  •
  the legal action relates to acts or omissions with respect to the performance of duties or services on the registrant's behalf;

  •
  the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such, and a court of competent jurisdiction specifically approves such advancement; and

  •
  the Indemnitee undertakes to repay the advanced funds to the registrant, together with the applicable legal rate of interest, in cases in which such Indemnitee is found not to be entitled to indemnification.

        The indemnification provisions in the registrant's articles of incorporation and bylaws, and the Georgia Business Corporation Code, may permit indemnification to directors, officers, or persons controlling the registrant, for liabilities arising under the Securities Act of 1933. The registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Also, under Section 12.08 of the registrant's bylaws, an Indemnitee, and any persons acting as a broker-dealer, will not be indemnified by the registrant for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party, unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the registrant's securities were offered or sold as to indemnification for violations of securities laws.

Item 35. Treatment of Proceeds from Stock Being Registered.

        None.

Item 36. Financial Statements and Exhibits

  (a)
  Financial Statements. See Independent Auditor's Report

  (b)
  These exhibits are filed as part of this registration statement on Form S-11

Exhibit Number	Description
1.1	Form of Sales Agency Agreement**
3.1	Articles of Incorporation of Wellbrook Properties, Inc.*
3.2	Bylaws of Wellbrook Properties, Inc.**
5	Opinion of Miller & Martin PLLC as to the legality of the securities being registered by Wellbrook Properties, Inc.***
8	Opinion of Miller & Martin PLLC regarding certain material tax issues relating to Wellbrook Properties, Inc.
10.1	Advisory Agreement between Wellbrook Properties, Inc. and Cornerstone Capital Advisors Inc.**
10.2	Amendment No. 1 to Advisory Agreement between Wellbrook Properties, Inc. and Cornerstone Capital Advisors, Inc.***
10.3	Escrow Agreement between Wellbrook Properties, Inc., American Pacific Bank, Transfer Online, Inc. and Wellstone Securities LLC*
23.1	Consent of Robert N. Clemons, CPA, PA, Independent Certified Public Accountants
23.2	Consent of Miller & Martin PLLC (contained in exhibit 5 and in exhibit 8)
24	Power of Attorney (filed in Part II, Signatures, of this registration statement)

*
Previously filed as an exhibit to Form S-11 filed on June 29, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

**
Previously filed as an exhibit to Form S-11/A filed on November 2, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

***
Previously filed as an exhibit to Form S-11/A filed on February 4, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

Item 37. Undertakings.

  a.
  The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof.

  3.
  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

  4.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  5.
  To send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

  6.
  To provide to the shareholders the financial statements required by Form 10-K for the first full year of the registrant.

  7.
  To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

    8.
    To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

  b.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cumming, State of Georgia, on May 6, 2005.

WELLBROOK PROPERTIES, INC. (Issuer)
By	/s/ JOHN T. OTTINGER, JR. John T. Ottinger, Jr., President

        Each person whose signature appears below appoints John T. Ottinger, Jr., his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-11 of Wellbrook Properties, Inc., and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ JOHN T. OTTINGER, JR. John T. Ottinger, Jr.	Director, Chairman of the Board of Directors, Chief Executive Officer and President	May 6, 2005
/s/ DONALD B. CLARKE* Donald B. Clarke	Director	May 6, 2005
/s/ JOHN LANE* John Lane	Director	May 6, 2005
/s/ MARTIN MOORE* Martin Moore	Director	May 6, 2005
/s/ AL GAINEY* Al Gainey	Director, Treasurer, Secretary	May 6, 2005
*By:	/s/ JACK T. OTTINGER, JR. Jack T. Ottinger, Jr. As attorney-in-fact

Exhibit Index

Exhibit Number	Description
1.1	Form of Sales Agency Agreement**
3.1	Articles of Incorporation of Wellbrook Properties, Inc.*
3.2	Bylaws of Wellbrook Properties, Inc.**
5	Opinion of Miller & Martin PLLC as to the legality of the securities being registered by Wellbrook Properties, Inc.***
8	Opinion of Miller & Martin PLLC regarding certain material tax issues relating to Wellbrook Properties, Inc.
10.1	Advisory Agreement between Wellbrook Properties, Inc. and Cornerstone Capital Advisors Inc.**
10.2	Amendment No. 1 to Advisory Agreement between Wellbrook Properties, Inc. and Cornerstone Capital Advisors, Inc.***
10.3	Escrow Agreement between Wellbrook Properties, Inc., American Pacific Bank, Transfer Online, Inc. and Wellstone Securities LLC*
23.1	Consent of Robert N. Clemons, CPA, PA, Independent Certified Public Accountants
23.2	Consent of Miller & Martin PLLC (contained in exhibit 5 and in exhibit 8)
24	Power of Attorney (filed in Part II, Signatures, of this registration statement)

*
Previously filed as an exhibit to Form S-11 filed on June 29, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

**
Previously filed as an exhibit to Form S-11/A filed November 2, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

***
Previously filed as an exhibit to Form S-11/A filed on February 4, 2004 (SEC File No. 333-116958) and incorporated herein by reference.

QuickLinks

PART I—INFORMATION REQUIRED IN PROSPECTUS
Suitability Standards
TABLE OF CONTENTS
Prospectus Summary
Risk Factors
Forward-looking Statements
Suitability Standards and How to Subscribe
Estimated Use of Proceeds
Conflicts of Interest
Summary of Reinvestment Plan
Stock Redemption Program
Business
Investment Objectives and Policies
Plan of Operations
Management
The Advisor and the Advisory Agreement
Certain Relationships and Related Transactions
Principal Shareholders
Dividend Policy and Distributions
Summary of the Articles of Incorporation and Bylaws
Future Resale of Common Stock
REIT Taxation
Reports To Shareholders
The Offering
Supplemental Sales Material
Legal Opinions
Experts
Additional Information
Index to Financial Statements and Prior Performance Tables
WELLBROOK PROPERTIES, INC. BALANCE SHEET AS OF DECEMBER 31, 2004
WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004
WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004
WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (APRIL 30, 2004) THROUGH DECEMBER 31, 2004
WELLBROOK PROPERTIES, INC., A DEVELOPMENT STAGE COMPANY NOTES TO FINANCIAL STATEMENTS
Prior Performance Tables
Exhibit A Subscription Agreement
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index